Exhibit 10(m)

REVOLVING LOAN AND SECURITY AGREEMENT

dated as of June 7, 2013

among

ENZO BIOCHEM, INC.

ENZO CLINICAL LABS, INC.

ENZO LIFE SCIENCES, INC.

AXXORA, LLC

ENZO REALTY LLC

and each other Person joined hereto from time to time as a Borrower,

ENZO THERAPEUTICS, INC.

as a Guarantor,

and

HEALTHCARE FINANCE GROUP, LLC,

as the Lender

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1

1.1	Definitions	1
1.2	Other Terms; Rules of Construction	16
1.3	Accounting Terms	16

ARTICLE 2 AMOUNTS AND TERMS OF THE REVOLVING LOAN		17

2.1	Revolving Advances	17
2.2	Interest and Fees	18
2.3	Computation of Interest; Payment of Fees	19
2.4	Procedures for Payment	19
2.5	Indemnities	20
2.6	Maximum Interest	21
2.7	Use of Proceeds of Revolving Loan	21

ARTICLE 3 SECURITY		21

3.1	Grant of Security Interests	21
3.2	Other Collateral	23
3.3	Release of Collateral	23

ARTICLE 4 PAYMENT MECHANICS		23

4.1	Payment Mechanics	23
4.2	Misdirected Payments; EOBs	24
4.3	No Rights of Withdrawal	24

ARTICLE 5 COLLECTION AND DISTRIBUTION		25

5.1	Collections on the Receivables; Distributions	25
5.2	Distribution of Funds	25
5.3	Servicing Receivables	25

ARTICLE 6 CONDITIONS PRECEDENT		26

6.1	Conditions Precedent to Closing	26
6.2	Conditions Precedent to all Funding Dates	27

ARTICLE 7 REPRESENTATIONS AND WARRANTIES		27

7.1	Organization; Good Standing and Qualification	27
7.2	Authority; No Conflict	28
7.3	Compliance with Certain Material Agreements	28
7.4	Burdensome Agreements	28
7.5	Certain Fees	28
7.6	Valid and Binding Obligation; Enforceability	28
7.7	Permits, Licenses, and Other Approvals	28
7.8	Healthcare Laws	29
7.9	Liability Event	29
7.10	Certain Reports; Claims; Reviews	29
7.11	Rescission and Renewal of Permits, Licenses, and Other Approvals	29
7.12	Subsidiaries; Capitalization	29
7.13	Real Property	30
7.14	Conditions Precedent	30
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7.15	Financial Statements and Other Information	30
7.16	Litigation	30
7.17	Ownership of Collateral; Liens	30
7.18	Locations	30
7.19	Notices	31
7.20	Taxes	31
7.21	Solvency	31
7.22	Lockboxes and Lockbox Accounts	31
7.23	ERISA Matters	31
7.24	Patient Consent Forms	32
7.25	Holding Companies	32

ARTICLE 8 AFFIRMATIVE COVENANTS		32

8.1	Compliance with Laws	32
8.2	Offices, Records and Books of Account, Names	32
8.3	Performance and Compliance with Contracts and Credit and Collection Policy	33
8.4	Audits; Appraisals	33
8.5	Reporting Requirements	33
8.6	Notice of Proceedings; Overpayments	36
8.7	Taxes	36
8.8	Preservation of Existence	36
8.9	Loan Documents	36
8.10	Farmingdale Property	36
8.11	Invoices	37
8.12	ERISA Compliance	37
8.13	Equipment	37
8.14	Insurance	37
8.15	Post Closing	37

ARTICLE 9 NEGATIVE COVENANTS		38

9.1	Corporate Documentation	38
9.2	Debt	38
9.3	Subordination	38
9.4	Liens	38
9.5	Lease Obligations	38
9.6	Asset Sales; Sale/Leaseback Transaction; Etc	38
9.7	Change in Business	39
9.8	Change in Credit and Collection Policy	39
9.9	Change in Payment Instructions	39
9.10	Deviation from Terms of Receivable	39
9.11	Mergers and Acquisitions; Dissolutions	39
9.12	No “Instruments	39
9.13	Margin Loan Restrictions	39
9.14	Loans or Investments	39
9.15	Transactions with Affiliates	40
9.16	Distributions	40
9.17	Reserved	41
9.18	Subsidiaries	41
9.19	Foreign Deposit Accounts	41

ARTICLE 10 FINANCIAL COVENANTS		41
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10.1	Liquidity	41
10.2	Maximum Cash Burn	42
10.3	Equity Cure	42

ARTICLE 11 EVENTS OF DEFAULT		43

11.1	Events of Default	43
11.2	Events of Default; Remedies	46
11.3	Attorney-in-Fact	46

ARTICLE 12 MISCELLANEOUS		46

12.1	Amendments	46
12.2	Notices	47
12.3	Assignment; Participations	47
12.4	Further Assurances; Financing Statements	49
12.5	Costs and Expenses; Collection Costs	49
12.6	Confidentiality	49
12.7	Term and Termination; Fees	50
12.8	No Liability	51
12.9	Entire Agreement; Severability	51
12.10	Governing Law	51
12.11	Waiver of Jury Trial, Jurisdiction, and Venue	51
12.12	Execution in Counterparts	52
12.13	No Proceedings	52
12.14	Confidentiality and Notices	52
12.15	Accounting Information	52
12.16	HFG Web Portal	52
12.17	USA PATRIOT Act	52
12.18	Nature and Extent of Each Loan Party’s Liability	52
12.19	Inter-Borrower Provision	56
12.20	Appointment of Borrower Representative	56
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EXHIBITS

Exhibit I	Eligibility Criteria
Exhibit II	Form of Borrowing Base Report
Exhibit III	Form of Compliance Certificate
Exhibit IV	Receivable Information
Exhibit V	Transmission of Electronic Data Files
Exhibit VI	Closing Document Checklist

SCHEDULES

Schedule I	Addresses for Notices
Schedule II	Disclosures
Schedule III	Lockbox Information
Schedule IV	Credit and Collection Policy
Schedule V	Permitted Debt
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REVOLVING LOAN AND SECURITY AGREEMENT

REVOLVING LOAN AND SECURITY AGREEMENT (the “Agreement”) dated as of June 7, 2013, between ENZO BIOCHEM, INC., a New York corporation (“Enzo”), ENZO CLINICAL LABS, INC., a New York corporation (“Enzo Clinical Labs”), ENZO LIFE SCIENCES, INC., a New York corporation (“Enzo Life Sciences”), AXXORA, LLC, a Delaware limited liability company (“Axxora”), ENZO REALTY LLC, a New York limited liability company (“Enzo Realty”, together with Enzo, Enzo Clinical Labs, Enzo Life Sciences, Axxora, Enzo Realty and each other Person joined hereto from time to time as a borrower, collectively, the “Borrowers” and each a “Borrower”), ENZO THERAPEUTICS, INC., a New York corporation, as a Guarantor (“Enzo Therapeutics”, together with Borrowers, the “Loan Parties” and each a “Loan Party”), and HEALTHCARE FINANCE GROUP, LLC, a Delaware limited liability company (“HFG”), in its capacity as a lender (together with its successors and permitted assigns in that capacity, the “Lender”).

The Borrowers wish to borrow funds from the Lender secured by certain assets of the Borrowers, and the Lender is prepared to make such loans to the Borrowers, on the terms and subject to the conditions set forth herein.

Accordingly, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. As used in this Agreement (including the Exhibits and Schedules attached hereto), the following definitions apply:

“Accrued Amounts” means, as at any date, the aggregate amount of accrued or incurred but unpaid or unreimbursed (whether or not due and payable) (1) interest on the Revolving Loan, (2) Non-Utilization Fee, (3) Collateral Tracking Fee, (4) all other fees set forth in Section 2.2, and (5) legal and due diligence costs and expenses incurred by the Lender in accordance with this Agreement.

“Adjusted Borrowing Limit” means an amount equal to the result of (1) the Borrowing Limit, minus (2) Accrued Amounts, minus (3) any additional reserves that the Lender might establish and maintain from time to time in the Lender’s Permitted Discretion.

“Adjusted Expected Net Value” means, with respect to any Eligible Receivable, an amount equal to the Expected Net Value, minus any adjustments and reserves made or established and maintained from time to time by the Lender in the Lender’s Permitted Discretion (including the Medicare/Medicaid Reserve, reserves for deferred revenue, unapplied cash, and credit balances and other reserves). The Adjusted Expected Net Value of Eligible Receivables of the Borrowers as of any time is indicated on line VIII of the applicable Borrowing Base Report.

“Advance Rate Percentage” means 90%.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Assignee” has the meaning set forth in Section 12.3.

“Authorized Officer” means the chief financial officer or senior vice president of finance of Enzo and each other Person designated from time to time by the chief financial officer or senior vice president of finance of Enzo in a notice to the Lender, which designation shall continue in force and effect until terminated in a notice to the Lender from the chief financial officer or senior vice president of finance of Enzo.

“Borrowers” has the meaning set forth in the preamble to this Agreement.

“Borrower Account” means initially account #4977160233 of the Borrowers at Citibank, NA, ABA #021-000-089, Reference: Loan Proceeds, or such other bank account designated by the Borrower Representative by notice to the Lender from time to time.

“Borrower Lockbox” means each lockbox set forth on Schedule III hereto, established to receive checks and EOBs with respect to Receivables payable by Governmental Entities.

“Borrower Lockbox Account” means each account set forth on Schedule III hereto in the name of a Borrower and associated with a Borrower Lockbox established and controlled by that Borrower to deposit collections received in respect of the Receivables, including any such collections received in the Borrower Lockbox and any such collections received by wire transfer directly from Governmental Entities, all as more fully set forth in the applicable Depositary Agreement.

“Borrower Representative” means Enzo in its capacity as Borrower Representative pursuant to the provisions of Section 12.20, or any successor Borrower Representative selected by Borrowers and approved by the Lender.

“Borrowing Base” means, as of any time, an amount equal to the result of (1) the Adjusted Expected Net Value of Eligible Receivables of the Borrowers at such time (as set forth on line VIII of the applicable Borrowing Base Report), multiplied by (2) the Advance Rate Percentage.

“Borrowing Base Report” means a certificate (which may be sent by Transmission), signed by an Authorized Officer, substantially in the form set forth in Exhibit II hereto, which shall provide the most recently available information with respect to the Eligible Receivables of the Borrowers that is set forth in the aged accounts receivable trial balance and books and records of the Borrowers, in form and substance satisfactory to the Lender.

“Borrowing Limit” means, as of any date, the lesser of (1) the Revolving Commitment and (2) the Borrowing Base as of that date.

“Business Associate Agreement” means the business associate agreement, dated the date hereof, between the Lender, for itself and each other “Business Associate” (as defined therein), and each “Covered Entity” (as defined therein), in form and substance satisfactory to the Lender, as amended, restated, supplemented or modified from time to time.

“Business Day” means any day on which banks are not authorized or required to close in New York City, New York.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures (including, without limitation, obligations created under Capital Leases in the year in which

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created) of such Person in respect of the purchase or other acquisition of fixed or capital assets, as determined in accordance with GAAP.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee, the obligations of which are required, in accordance with GAAP, to be capitalized on the balance sheet of that Person.

“Cash Burn” means for any period or as of any date, in each case with respect to the Loan Parties and their Subsidiaries on a consolidated basis, EBITDA minus the sum of the following items to the extent actually paid in cash during such period, determined in each case in accordance with GAAP: (i) the greater of (x) scheduled principal payments of long term Debt and Capital Leases to be made during such period and (y) actual principal payments of long term Debt and Capital Leases made during such period, (ii) Capital Expenditures made during such period (to the extent not funded by permitted purchase money loans or Capital Leases),(iii) interest expense during such period (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest), (iv) taxes during such period based on the Loan Parties’ and their Subsidiaries income, (v) the aggregate amount of Distributions, and other advances, and loans to officers, Affiliates, and shareholders made during such period, and (vi) any required minimum pension plan payments.

“Change of Control” means any of the following: (1) Enzo shall fail to own or control exclusively 100% of the voting power of the outstanding securities of each other Borrower ordinarily having the right to vote in the election of directors, (2) the sale, lease or transfer of all or substantially all of the assets of any Borrower to any Person (including without limitation any “person” as such term is defined in Section 13(d)(3) of the Exchange Act) other than another Borrower; (3) the liquidation or dissolution of (or the adoption of a plan of liquidation by) any Borrower; (4) the acquisition by any Person (including without limitation any “person” as such term is defined in Section 13(d)(3) of the Exchange Act) of more than 30% of the voting stock of Enzo by way of merger or consolidation or otherwise; (5) any change in the composition of the board of directors (or equivalent governing body) of Enzo such that a majority of the members of such board or body were not members thereof on the Closing Date or nominated or elected by the affirmative vote of a majority of the members of such board or body where such majority members were also members thereof on the Closing Date; or (6) any two of Andrew Crescenzo, Elazar Rabbani or Barry Weiner ceases (whether simultaneously or at different times) to act as Senior Vice President of Finance, CEO and CFO, respectively, of Enzo, unless a replacement Senior Vice President of Finance, CEO or CFO, as applicable, satisfactory to Lender in its Permitted Discretion is selected within ninety (90) days of such cessation and Enzo is diligently pursuing a replacement for the applicable officer during such time.

“Claims” has the meaning set forth in Section 2.5(b).

“Closing Date” means the date that all of the conditions set forth in Section 6.1 have been satisfied.

“CMS” means the Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services.

“Collateral” has the meaning set forth in Section 3.1.

“Collateral Tracking Fee” has the meaning set forth in Section 2.2(d).

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“Collection Account” means the Lender’s account maintained at Citibank, N.A., ABA #021-000-089, DDA Account #36263566, Ref: A&T SF c/o HFG Healthco-4 LLC—Collection Account, or such other bank account designated by the Lender from time to time.

“Collections” means all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables deposited in or transferred to the Collection Account. For purposes of the calculation of Net Availability (as set forth on line XX of the applicable Borrowing Base Report) and the Non-Utilization Fee hereunder, Collections will be applied as of the date of receipt in the Collection Account. For all other purposes, Collections shall be applied hereunder only following a 3 Business Day clearance period applied thereto.

“Contracts” means, collectively, all rights of each Loan Party under all leases, contracts and agreements to which such Loan Party is now or hereafter a party, including all rights of such Loan Party to receive moneys due or to become due thereunder or pursuant thereto, but excluding (i) rights under (but not excluding proceeds of) any lease, contract or agreement (including, without limitation, any license) that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement unless consent from the relevant party or parties has been obtained and under the terms of which lease, contract or agreement any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in the termination thereof, but only to the extent that (1) those rights are subject to such contractual or legal restriction and (2) that restriction is not, or could not be, rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity, and (ii) rights under (but not excluding proceeds of) any intellectual property license.

“Compliance Certificate” means a certificate of the Chief Financial Officer, Senior Vice President of Finance, or another authorized officer of the Borrower Representative acceptable to the Lender in the Lender’s Permitted Discretion, in the form attached as Exhibit III hereto, that (1) states as of the date of such certificate (A) that no Default or Event of Default has occurred and is continuing (or if any Default or Event of Default then exists, states the nature thereof and describes the steps being taken to address such Default or Event of Default); and (B) that all representations and warranties set forth in this Agreement are true and correct in all material respects (except any representation or warranty that expressly indicates that it is being made only as of a specific date, in which case such representation or warranty shall be true and correct on and as of such date); and (2) details compliance for the applicable fiscal period with all the financial covenants contained in Article 10 of this Agreement (and attaches a schedule showing the calculations thereof).

“Control Agreement” means each deposit account control agreement in favor of the Lender relating to a deposit account of a Borrower, in form and substance satisfactory to the Lender.

“Credit and Collection Policy” means those account receivable credit and collection policies and practices of the Borrowers as in effect on the date of this Agreement and set forth in Schedule IV hereto, as modified from time to time with the consent of the Lender.

“Debt” of any Person means (without duplication): (1) all obligations of such Person for borrowed money; (2) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments or upon which interest payments are customarily made; (3) all obligations of such Person to pay the deferred purchase price of Property or services (other than trade payables and other accounts payable (i) among Loan Parties and their Subsidiaries, or (ii) incurred in the ordinary course of such Person’s business and not outstanding for more than 120 days after the date such payable was due); (4) all Debt of others directly or indirectly Guaranteed (which term shall not include endorsements in the ordinary course of business) by such Person; (5) all obligations created under Capital Leases of such

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Person; (6) all obligations secured by a Lien on any Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person (but only to the extent of the value of such Property); (7) the aggregate unfunded pension liabilities pursuant to such Person’s pension plans; and (8) without duplication of any amounts set forth in clause (7), the minimum assumed annual funding obligation pursuant to such Person’s pension plans.

“Default” means an event, act or condition which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

“Depositary Agreement” means each Control Agreement, dated the date hereof, among the Borrowers, the Lender, and a Lockbox Bank, in form and substance satisfactory to the Lender.

“Distribution” means any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Equity Interests in any Loan Party, any return of capital to any Loan Party’s equity holders as such, or any action to purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any Equity Interests in any Loan Party or any warrants, rights or options to acquire any such interests, now or hereafter outstanding.

“Early Termination Fee” means, with respect to any termination, in whole or in part, of a Revolving Commitment, an amount equal to a percentage of such Revolving Commitment (or portion of such Revolving Commitment) being terminated, as set forth in the table below:

Date of Termination	Percentage
Within 12 Months of the Closing Date	2.00%
Within 24 months of, but more than 12 months after the Closing Date	1.50%
More than 24 months after the Closing Date	1.00%

“EBITDA” for any period means, with respect to the Loan Parties and their Subsidiaries on a consolidated basis, the sum of (1) net income (or net loss) of such Person (calculated before extraordinary items) during such period plus (2) the result of the following, in each case (unless otherwise indicated) to the extent deducted in determining such net income (or net loss): (A) interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) during such period; plus (B) income taxes accruing, paid or payable during such period; plus (C) depreciation and amortization expense during such period; plus (D) unrealized losses on investments during such period; plus (E) non cash impairment charges for goodwill or general intangibles during such period, plus (F) losses on foreign exchange currency swaps or any other non-cash foreign exchange charges during such period, plus (G) stock based compensation expenses, including expenses in connection with matching contributions to 401(k) plans, during such period, plus (H) non-cash and/or non-recurring charges and expenses during such period in an amount not to exceed $400,000 in any trailing twelve month period, minus (I) gains from asset dispositions during such period outside of the normal course of business; minus (J) unrealized gains on investments during such period; minus (K) gains on foreign exchange currency swaps during such period; in each case determined in each case in accordance with GAAP. Notwithstanding anything to the contrary herein, “EBITDA” shall not include any proceeds of the Life Technologies Commercial Tort Claim.

“Eligibility Criteria” means the criteria and basis for determining whether a Receivable will be deemed by the Lender to qualify as an Eligible Receivable, all as set forth in Exhibit I hereto, as such Eligibility Criteria may be modified from time to time as determined by the Lender in its good faith discretion upon notice to the Borrower Representative.

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“Eligible Receivables” means Receivables of Enzo Clinical Labs, Enzo Life Sciences or Axxora that satisfy the Eligibility Criteria, as determined by the Lender in the Lender’s Permitted Discretion. Notwithstanding anything to the contrary in the Eligibility Criteria or in this Agreement, no Receivables of Enzo Life Sciences or Axxora shall constitute Eligible Receivables unless and until (a) the Borrower Representative provides ten days prior written notice to Lender of its desire to include Receivables of Enzo Life Sciences and Axxora as Eligible Receivables, (b) a field examination of such Receivables has been performed by Lender or an agent of Lender within ninety (90) days of any such Receivables being deemed “Eligible Receivables” or being included in the Borrowing Base, (c) no Default or Event of Default is continuing at the time Lender receives the notice set forth in clause (a) above, (d) the Obligors of such Receivables have been directed to remit payment to a deposit account subject to a Control Agreement in accordance with Section 4.1(b) hereof, (e) Lender has taken the actions necessary to (i) prohibit Borrowers from withdrawing or directing the disposition of funds in the deposit account referenced in clause (d), and (ii) commence automatic wires from such deposit account referenced in clause (d) to the Collection Account, and (f) such Receivables otherwise satisfy the Eligibility Criteria.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Plan) maintained by any Borrower or any of their respective ERISA Affiliates or to which any of them is required to contribute.

“Environmental Laws” means any and all applicable federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Entity, relating to the protection of human health from exposure to hazardous materials or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time. Environmental Laws include but are not limited to requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous materials.

“EOB” means the explanation of benefit or remittance advice from an Obligor that identifies the services rendered on account of the Receivable specified therein.

“Equity Interest” means any share, interest or other equivalent of capital stock of any Person, whether voting or non-voting and whether common or preferred (including any membership interest in a not-for-profit entity), all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing, all rights to receive interest, income, dividends, distributions, returns of capital and other amounts (whether in cash, securities, property, or a combination thereof), and including, without limitation, all rights to receive amounts due and to become due under or in respect of any investment agreement or upon the termination thereof, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the guidance issued thereunder.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC or Section 4001 of ERISA.

“ERISA Event” means (1) a Reportable Event; (2) the withdrawal of any Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (3) the complete or partial withdrawal of any Borrower or any ERISA Affiliate from any Multiemployer Plan; (4) a notice of reorganization or insolvency of a Multiemployer Plan; (5) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA; (6) the institution by the PBGC of proceedings to terminate a Plan; (7) the failure to make any material required contribution to a Plan or Multiemployer Plan without regard to waivers or variances; (8) the imposition of a lien under Section 412 of the IRC or Section 302 of ERISA on any Borrower or any ERISA Affiliate; (9) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (10) the determination that any Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Section 430, 431 or 432 of the IRC or Section 303, 304 or 305 of ERISA; (11) any event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (12) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA on any Borrower or any ERISA Affiliate.

“Event of Default” has the meaning set forth in Section 11.1.

“Exchange Act” means The Securities Exchange Act of 1934, as amended, and as it may be further amended from time to time.

“Excluded Claims” has the meaning set forth in Section 2.5(b).

“Expected Net Value” means, with respect to any Eligible Receivable, the gross unpaid amount of such Receivable on the date of creation thereof, times the applicable Net Value Factor.

“Farmingdale Property” shall mean the real property located at 10 Executive Blvd., Farmingdale, NY 11735 and owned by Enzo Realty.

“Foreign Deposit Account” means any deposit account of any Borrower (a) maintained with a bank or other financial institution whose jurisdiction (as determined in accordance with Section 9-304(b) of the UCC as in effect in the State of New York) is not within the United States and (b) that is not located in the United States.

“Full Payment” or “Fully Paid” means, with respect to any Lender Debt, the full cash payment thereof, including any interest, fees and other charges accruing during (or that would have accrued but for the commencement of) any bankruptcy or other insolvency proceeding (whether or not allowed or allowable in such proceeding). No Lender Debt will be deemed to have been paid in full until all Lender Debt (other than unasserted contingent indemnification obligations) has been fully paid in cash and all commitments of the Lender under this Agreement have expired or been expressly terminated in writing.

“Funding Date” means any Business Day on which a Revolving Advance is made at the request of the Borrower Representative in accordance with provisions of this Agreement.

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“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Entity” means the United States of America, any state thereof, any political subdivision of a state thereof and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government. Payments from Governmental Entities will be deemed to include payments governed under the Social Security Act (42 U.S.C. §§ 1395 et seq.), including payments under Medicare, Medicaid and TRICARE/CHAMPUS, and payments administered or regulated by CMS.

“Guarantors” means Enzo Therapeutics and any Person who from time to time provides a Guaranty of, or otherwise becomes obligated with respect to, any of the Lender Debt.

“Guaranty” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay), or (2) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranty” used as a verb has a corresponding meaning.

“Healthcare Laws” means all applicable statutes, laws, ordinances, rules, and regulations of any Governmental Entity with respect to regulatory matters primarily relating to patient healthcare, healthcare providers, and healthcare services (including, without limitation: Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. § 1320a 7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute;” HIPAA (as defined in the Business Associate Agreement); and the Social Security Act, as amended, Section 1877, 42 U.S.C. § 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute”).

“HFG” has the meaning set forth in the preamble to this Agreement.

“HFG Web Portal” has the meaning set forth in Section 12.16.

“HFG Web Portal Communications” means, collectively, any communication, information, document, or other material provided through the HFG Web Portal.

“Indemnified Party” has the meaning set forth in Section 2.5(b).

“Initial Funding Date” means the date of funding of the initial Revolving Advance.

“Initial Term” has the meaning set forth in Section 12.7.

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the United States Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other

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custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Insurer” means any Person (other than a Governmental Entity) which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including commercial insurance companies, nonprofit insurance companies (such as the Blue Cross, Blue Shield entities), employers or unions which self insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations, health maintenance organizations, commercial hospitals, physicians groups or any other similar Person. “Insurer” includes insurance companies issuing health, personal injury, workers’ compensation or other types of insurance but does not include any individual guarantor.

“Interest Period” means each one-month period (or shorter period ending on the Maturity Date) provided, that the initial Interest Period shall commence on the Initial Funding Date and shall end on the last calendar day of the month in which the Initial Funding Date occurred.

“IRC” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the guidance thereunder.

“Last Service Date” means, with respect to any Eligible Receivable, the date set forth on the related invoice or statement as the most recent date on which services, goods or merchandise were provided or shipped by the applicable Borrower to the related patient or customer.

“Lender” means HFG and each of its successors and permitted assigns in that capacity.

“Lender Debt” means and includes any and all amounts due, whether now existing or hereafter arising, under this Agreement or any other Loan Document in respect of the Revolving Loan, including, without limitation, any and all principal, interest, penalties, fees, charges, premiums, indemnities and costs owed or owing to the Lender by the Borrowers, or any of them, or any Guarantor or Affiliate of any Borrower (including, without limitation, the Early Termination Fee), in each instance, whether absolute or contingent, direct or indirect, secured or unsecured, due or not due, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, post-petition interest whether or not such interest is an allowable claim in a bankruptcy proceeding.

“Lender Default” shall mean the occurrence of all of the following: (a) Lender acknowledges that it is unable to comply with its funding obligations under this Agreement on the applicable Funding Date because it has generally ceased making loans or advances to substantially all of the borrowers in its loan portfolio due to issues affecting Lender’s ability to access its funding sources or the capital markets; (b) Lender acknowledges that no Default or Event of Default has occurred and is continuing hereunder or would occur after giving effect to the making of the requested Revolving Advance; (c) Borrowers have satisfied all funding conditions set forth in Section 6.2 hereof; and (d) the sum of the requested Revolving Advance and the Outstanding Balance is less than or equal to the Adjusted Borrowing Limit.

“Lender Group” means (1) the Lender and (2) each of its agents and delegates identified from time to time to effectuate this Agreement.

“Lender Lockbox” means each lockbox whether held in the name of the Lender or any Borrower, located at the address set forth on Schedule III, to receive checks and EOBs with respect to Receivables payable by Insurers and other non-Governmental Entities.

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“Lender Lockbox Account” means each account at a Lockbox Bank as set forth on Schedule III as associated with a Lender Lockbox and established by one or more of the Borrowers to deposit collections in respect of the Receivables, including any such collections received in any Lender Lockbox and any such collections received by wire transfer directly from Insurers and all other Non-Governmental Entities, all as more fully set forth in the applicable Depositary Agreement.

“Liability Event” means any event, fact, condition, or circumstance or series thereof (1) in or for which any Borrower becomes liable or otherwise responsible for any amount owed or owing to any Medicaid or Medicare program by a provider under common ownership with any Borrower or any provider owned by any Borrower pursuant to any applicable law, ordinance, rule, decree, order, or regulation of any Governmental Entity after the failure of any such provider to pay any such amount when owed or owing; (2) in which Medicaid or Medicare payments to any Borrower can be lawfully set off against payments to that or any other Borrower to satisfy any liability of or for any amounts owed or owing to any Medicaid or Medicare program by a provider under common ownership with any Borrower or any provider owned by any Borrower pursuant to any applicable law, ordinance, rule, decree, order, or regulation of any Governmental Entity; (3) in which any other payments from any Obligor other than a Governmental Entity to any Borrower can be lawfully set off against payments to that or any other Borrower to satisfy any liability of or for any amounts owed or owing to that Obligor by a provider under common ownership with any Borrower or any provider owned by any Borrower; or (4) any of the foregoing under clauses (1) and (2), in each case pursuant to statutory or regulatory provisions that are similar to any applicable law, ordinance, rule, decree, order, or regulation of any Governmental Entity referred to in clauses (1) and (2), or any successor provisions thereto.

“LIBOR” for any Interest Period, means a rate per annum equal to the greater of (1) 1.25% and (2) the rate per annum, determined by the Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), to be the rate at which Dollar deposits for a three month period (for delivery on the first day of an Interest Period) in the amount of $1,000,000 are offered to major banks in the London interbank market on or about 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period, which determination shall be conclusive in the absence of manifest error; provided, that so long as available, Lender will obtain such electronic quotation from the USD column on the Bloomberg Screen, code BBAM (Telerate Successor Page 3750) or such other code as may replace code BBAM in such service for the purposes of display of the interest rates in the London interbank market.

“Lien” means any lien, charge, deed of trust, mortgage, security interest, tax lien, pledge, hypothecation, assignment, preference, priority, other charge or encumbrance, or any other type of preferential arrangement of any kind or nature whatsoever by or with any Person (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

“Life Technologies Commercial Tort Claim” shall mean the commercial tort claim of Enzo against, including the judgment entered against, Life Technologies, Inc. (f/k/a Applera Corp.) in the amount of $48.6 million awarded in Enzo Biochem, Inc. et al. v. Applera Corp. and Tropix Inc. No. 3:04cv929 (JBA) in the United States District Court for the District of Connecticut (New Haven).

“Loan Documents” means this Agreement, each promissory note (if any) evidencing the Revolving Loan, each Depositary Agreement, each Borrowing Base Report, each Monthly Report, each Control Agreement, each Pledge Agreement, each joinder delivered under Section 9.18, the Negative Pledge Agreement, and each other document or instrument now or hereafter executed or delivered to the Lender pursuant to or in connection herewith or therewith (including, without limitation, each other

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agreement now existing or hereafter created providing collateral security for the payment or performance of any Lender Debt).

“Loan Party” means each Borrower and each Guarantor (other than an individual).

“Lockbox” refers to each Borrower Lockbox and each Lender Lockbox, as the context requires.

“Lockbox Account” refers to each Borrower Lockbox Account and each Lender Lockbox Account, as the context requires.

“Lockbox Bank” means the applicable bank set forth on Schedule III hereto.

“Material Adverse Effect” means (1) a material adverse effect on the business, Properties, capitalization, assets, liabilities, operations or condition (financial or other) of Borrowers taken as a whole; (2) the material impairment of the ability of any Borrower to perform its obligations under this Agreement or any of the other Loan Documents; (3) the imposition of any obligations on the Lender, compliance with which would materially impair Lender’s ability to receive its contemplated economic benefits hereunder; (4) the material impairment of the validity or enforceability of, or the rights, remedies or benefits available to the Lender under, this Agreement or any other Loan Document; or (5) the material impairment of the validity, perfection or priority of any Lien granted in favor of the Lender pursuant to this Agreement or any other Loan Document.

“Maturity Date” means the earliest to occur of (1) the Scheduled Maturity Date, (2) the occurrence of an Event of Default described in clause (9) of Section 11.1, and (3) the declaration by the Lender of the Maturity Date in accordance with Section 11.2.

“Maximum Permissible Rate” has the meaning set forth in Section 2.6.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. § 1396 et seq.) and any statutes succeeding thereto.

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.) and any statutes succeeding thereto.

“Medicare/Medicaid Reserve” means, as of any date of determination, an amount, which in the Lender’s sole discretion, is equal to the sum of (1) the amount of retroactive settlements estimated to be due and owing to Governmental Entities and (2) without duplication, 100% of those amounts for which payment plans have been established with the appropriate Governmental Entity.

“Minimum Balance” means an amount equal to $2,000,000.

“Misdirected Payment” means any form of payment in respect of a Receivable made by an Obligor in a manner other than as provided in the Notice sent to such Obligor.

“Monthly Report” means a report to the Lender (sent by Transmission unless otherwise agreed by the Lender), certified as accurate by the Borrower Representative, containing the following information: (1) the information contained on Exhibit II for the prior month; (2) electronic download of the transaction files for the prior month; and (3) electronic download of the monthly aged final balance for the prior month.

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“Multiemployer Plan” means any Employee Benefit Plan of the type described in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions or, during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means an Employee Benefit Plan that has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such plan is described in Section 4063 or 4064 of ERISA.

“Negative Pledge Agreement” means, collectively, (i) that certain Negative Pledge Agreement dated as of the date hereof from the Borrowers to the Lender relating to intellectual property rights of Borrowers, and (ii) that certain Negative Pledge Agreement dated as of the date hereof from the Borrowers to the Lender relating to the Farmingdale Property, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Net Value Factors” means, initially, the percentages reflected in the initial Borrowing Base Report, as such percentages may be adjusted, upwards or downwards, in the sole discretion of the Lender, based on actual collection experience.

“Non-Utilization Fee” has the meaning set forth in Section 2.2(c).

“Notice” means a notice letter on the Borrowers’ corporate letterhead to an Obligor, in form and substance satisfactory to the Lender.

“Obligor” means an Insurer, Governmental Entity or other Person, as applicable, who is responsible for the payment of all or any portion of a Receivable.

“Other Taxes” has the meaning set forth in Section 2.4(b).

“Outstanding Balance” means, as of any date of determination, the aggregate outstanding principal balance of the Revolving Loan (plus the amount of interest that is due and payable on the Revolving Loan that remains unpaid beyond the first Business Day of the month in which such interest was due).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006, as amended (or any successor statute thereto), and the guidance issued thereunder.

“Pension Funding Rules” means the rules of the IRC and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act Section 412 of the IRC and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432, and 436 of the IRC and Sections 302, 303, 304, and 305 of ERISA.

“Permitted Assignee” shall mean (i) any Person that is a lender hereunder immediately prior to giving effect to an assignment to such Person, (ii) any Affiliate or branch of any Lender party hereto, or (iii) any trust or special purpose funding vehicle, whether or not any lender hereunder maintains any interest in such trust or special purpose funding vehicle.

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“Permitted Debt” means (1) unsecured Debt in an aggregate amount not to exceed $1,000,000 outstanding at any one time; (2) the other Debt set forth on Schedule V hereto, and the extension of maturity, refinancing or modification of the terms thereof, so long as (A) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and their Subsidiaries and the Lender than the terms of the Debt being extended, refinanced or modified, and (B) after giving effect to such extension, refinancing or modification, the amount of such Debt is not greater than the amount of such Debt outstanding immediately prior to such extension, refinancing or modification plus accrued interest thereon and the fees incurred in connection with the extension, refinancing, or modification; (3) Debt incurred by any Loan Party pursuant to a facility that provides such Loan Party financing for equipment, inventory, real property or other asset purchases and other capital expenditures, but solely to the extent such Debt is in an amount, upon such terms and conditions, and subject to documentation in form and substance, satisfactory to the Lender in its Permitted Discretion; (4) the Lender Debt; and (5) Debt of any Loan Party to any Affiliate in an amount not to exceed $100,000 outstanding in the aggregate at any time and provided that such Debt is subordinated to the Lender Debt on terms and conditions, and subject to documentation in form and substance, satisfactory to Lender in its Permitted Discretion.

“Permitted Discretion” means the exercise of the Lender’s reasonable credit judgment, as viewed from the perspective of an asset-based lender, in good faith and in accordance with customary business practices for comparable asset-based lending transactions.

“Permitted Liens” means any of the following, but in no event will any Lien against the Receivables or the related contracts, collections in respect of the Receivables, or proceeds thereof constitute or be deemed to be a Permitted Lien:

(1)	Liens securing the Lender Debt and other Liens in existence on the date of this Agreement and set forth on Schedule II, but not the extension of coverage thereof to any other property or assets;

(2)	Liens imposed by law such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and for which adequate reserves have been established in accordance with GAAP (if so required):

(3)	Liens for taxes, assessments or other governmental charges or statutory obligations that (i) are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and (ii) the Borrowers have the financial ability to pay, with all penalties and interest, without resulting in a Material Adverse Effect;

(4)	with respect to any real property occupied by any Borrower, all easements, rights of way, licenses and similar encumbrances on title that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or the use of such Property for its intended purposes;

(5)	Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases; and
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(6)	Purchase money security interests and Liens (other than liens on Collateral) securing Debt described in clause (iii) of the definition of Permitted Debt provided such Liens do not encumber Collateral.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Entity.

“Plan” means any employee pension benefit plan (including a Multiemployer Plan and a Multiple Employer Plan) that is maintained or to which any Borrower or any ERISA Affiliate must contribute and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the IRC or Section 302 of ERISA.

“Pledge Agreements” means, collectively, (1) the Pledge Agreement, dated as of the date hereof, between Enzo and the Lender, (2) the Pledge Agreement, dated as of the date hereof, between Enzo Life Sciences Holding Company, Inc. and the Lender, and (3) the Pledge Agreement, dated the date hereof, between Enzo Life Sciences U.S. Holding Corp and the Lender.

“Prior Equity Raise Proceeds” means, as of any date of determination, cash proceeds of equity contributions (in the form of common equity or other equity having terms acceptable to Lender in its Permitted Discretion) that (a) have been received by a Loan Party, (b) have not been spent, or earmarked to be spent for any obligation, by any Loan Party, (c) are not subject to any Lien or security interest (except in favor of Lender), (d) are deposited into a deposit account subject to a Control Agreement in favor of Lender, and (e) can reasonably be traced to an equity contribution described above.

“Property” means property of all kinds, movable, immovable, corporeal, incorporeal, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the date of this Agreement.

“Receivable Information” means the information listed on Exhibit IV hereto (together with any other information relating to the Receivables provided by any Borrower to the Lender from time to time) as such Exhibit may be modified by the Lender in consultation with the Borrowers from time to time.

“Receivables” means all accounts, instruments, general intangibles and health-care-insurance receivables, all other obligations for the payment of money and goodwill, whether now existing or hereafter arising, including, without limitation, all payments due from any Receivables including those based on a cost report settlement or expected settlement, and all proceeds of any of the foregoing, in each case, including rights of payment arising out of the rendition of medical, surgical, diagnostic or other professional medical services or the sale of medical products by each Loan Party in the ordinary course of its business, including all third-party reimbursable portions or third-party directly payable portions of health-care-insurance receivables or general intangibles owing (or in the case of Unbilled Receivables, to be owing) by an Obligor, including all rights to reimbursement under any agreements with and payments from Obligors, patients or other Persons, together with all books, records, ledger cards, data processing records, computer software, and other property at any time used or useful in connection with, evidencing, embodying, referring to, or relating to any of the foregoing.

“Records” means all of the Loan Parties’ present and future books of account of every kind or nature, service and management agreements, invoices, ledger cards, statements, correspondence, memoranda, credit files and other data relating to the Receivables and the other Collateral or any account debtor or Obligor, together with the tapes, disks, diskettes and other data and software storage media and

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devices, file cabinets or containers in or on which the foregoing are stored (including any rights of the Loan Parties with respect to the foregoing maintained with or by any other Person).

“Related Person” means any incorporator, equityholder (or immediate family member of an equityholder), Affiliate (other than the Lender), agent, attorney, officer, director, member, manager, employee or partner of the Lender or its members or its equityholders.

“Renewal Term” has the meaning set forth in Section 12.7.

“Reportable Event“ means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Revolving Advance” has the meaning set forth in Section 2.1.

“Revolving Commitment” means the commitment of the Lender to make Revolving Advances up to the amount of $8,000,000, as such amount may be increased or decreased pursuant to the provisions of Sections 2.1(h) and 2.1(i).

“Revolving Loan” has the meaning set forth in Section 2.1.

“Scheduled Maturity Date” means December 7, 2016.

“Subordinated Debt” means any Debt subordinated in right of payment to the Lender Debt on terms acceptable to the Lender in the Lender’s Permitted Discretion.

“Subsidiary” of any Person, means any corporation or entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person.

“Taxes” has the meaning set forth in Section 2.4.

“Term” shall mean the Initial Term and any Renewal Terms.

“Transmission” means, upon establishment of a computer interface between the Borrowers and the Lender or an FTP site, in each case in accordance with the specifications established by the Lender, the transmission of Receivable Information through such computer interface or FTP site or e-mail communication to the Lender in a manner satisfactory to the Lender.

“TRICARE/CHAMPUS” means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and established pursuant to 10 USC §§ 1071-1106, and all regulations promulgated thereunder including without limitation (1) all federal statutes (whether set forth in 10 USC §§ 1071-1106 or elsewhere) affecting TRICARE/CHAMPUS; and (2) all rules, regulations (including 32 CFR 199), manuals, orders and administrative, reimbursement, and other guidelines of all Governmental Entities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of TRICARE/CHAMPUS, or any Person or entity succeeding to

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the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case as may be amended, supplemented or otherwise modified from time to time.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified or applicable jurisdiction.

“United States Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Withdrawal Liability” means, with respect to the any Borrower and its U.S. ERISA Affiliates at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA and with respect to all increases in contributions required to be made pursuant to Section 4243 of ERISA.

1.2 Other Terms; Rules of Construction. All terms used in Article 9 of the UCC as in effect in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. For avoidance of doubt, a Default or Event of Default will be deemed to exist and be continuing at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to the terms of this Agreement or, in the case of a Default, is cured within the period of cure, if any, expressly provided for in this Agreement. Unless the context otherwise provides to the contrary, the term “month” means a calendar month. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph, subdivision, or clause. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,”, “through” means “through and including,” and “to” and “until” each mean “to but excluding,”. The terms “including” and “include” shall mean “including” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any Section or Article mean, unless the context otherwise requires, a Section or Article of this Agreement; (d) any Exhibits mean, unless the context otherwise requires, Exhibits attached hereto, and any Schedules mean, unless the context otherwise requires, the Schedules attached hereto, all of which are hereby incorporated by reference; and (e) unless otherwise specified, discretion of the Lender means the sole and absolute discretion of such Person. The Borrowers shall have the burden of establishing any alleged negligence, misconduct, or lack of good faith by the Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of the Borrowers’ knowledge”, or words of similar import are used in any Loan Documents, it means actual knowledge of an officer of the applicable Borrowers, or knowledge that an officer of the applicable Borrowers would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Defined terms and calculations in connection with the covenants

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and other provisions of this Agreement, including Article 10, shall be based upon and utilize GAAP applied in a manner consistent with that used in preparing the financial statements referred to in Section 7.15. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and the Borrower shall so request, the Lender and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

ARTICLE 2

AMOUNTS AND TERMS OF THE REVOLVING LOAN

2.1 Revolving Advances. (a) The Lender agrees to lend to the Borrowers, on a joint and several basis, from time to time during the Term, subject to and upon the terms and conditions herein set forth, on any Funding Date, such amounts as in accordance with the terms hereof may be requested by the Borrowers from time to time (each such borrowing, a “Revolving Advance” and the aggregate outstanding principal balance of all Revolving Advances from time to time, the “Revolving Loan”).

(b) The aggregate outstanding principal amount of Revolving Advances made by the Lender shall not at any time exceed the amount of the Revolving Commitment. The sum of the principal amount of the Revolving Loan outstanding at any time shall not exceed the Adjusted Borrowing Limit.

(c) Subject to the limitations herein (including, without limitation, the conditions to funding Revolving Advances set forth in Article 6 hereof), the Borrowers may borrow, repay (without premium or penalty, except as expressly set forth in this Agreement) and reborrow Revolving Advances under the Revolving Commitment. The Revolving Loan shall not exceed, and the Lender will not have any obligation to make any Revolving Advance which would result in the Revolving Loan being in excess of, the Adjusted Borrowing Limit. If at any time the Revolving Loan exceeds the Adjusted Borrowing Limit, the Borrowers shall immediately eliminate such excess by repaying the Revolving Loan in an amount equal to such excess.

(d) The Lender, at its option, may make any Revolving Advance by causing any domestic or foreign branch or Affiliate of the Lender to make such Revolving Advance; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Revolving Advance in accordance with the terms of this Agreement.

(e) Whenever the Borrowers desire a Revolving Advance be made, the Borrowers shall, not later than 2:00 p.m. (New York City time) one Business Day prior to the proposed Funding Date of the Revolving Advance, provide the Lender irrevocable notice of that borrowing request, which notice may be given by telephone or other means acceptable to the Lender, in each case by an Authorized Officer. Each such notice must specify the amount of the requested Revolving Advance (which must not be less than $100,000) and the requested Funding Date. Each such notice must be confirmed promptly by delivery to the Lender of a Borrowing Base Report with the amount of the requested advance in line XXI of that Borrowing Base Report, which must be signed by an Authorized Officer. In the event that one or more payments in respect of any Lender Debt shall become due and payable, the Borrowers will be deemed to have made an irrevocable request for Revolving Advances in an aggregate amount equal to such payments, and the proceeds of such Revolving Advances shall be applied by the Lender directly to make such payments.

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(f) The Lender shall make each Revolving Advance to be made by it hereunder on the proposed Funding Date thereof by wire transfer of immediately available funds to the Borrower Account.

(g) On the Maturity Date, the Revolving Commitment shall terminate automatically. Upon such termination, the Revolving Loan (together with all other Lender Debt) shall become, without further action by any Person, immediately due and payable together with all accrued interest thereon plus any fees, premiums, charges or costs provided for hereunder with respect thereto, and, if applicable, the Early Termination Fee.

(h) The Borrowers may request in writing to the Lender from time to time, but in no event on more than 4 occasions an increase in the Revolving Commitment of up to $12,000,000, but in no event in an amount less than $1,000,000 or an integral multiple thereof. The Lender may, in its sole discretion, either reject such request or, within a reasonable period following the Lender’s receipt of such request, agree to increase the Revolving Commitment by an amount equal to or less than the requested increase. As a condition precedent to any increase, the Obligors shall deliver to the Lender such documentation, certificates or other instruments and items as may be reasonably requested in connection with such increase.

(i) The Borrowers may in addition to any reduction by application of the Collections in accordance with Section 5.2 on any Business Day reduce the outstanding principal amount of the Revolving Loan; provided, however, that the Borrowers shall provide the Lender with at least one week’s prior notice to the extent such reduction shall be more than $2,000,000 of the then outstanding principal amount of the Revolving Loan.

(j) The Revolving Loan may but need not be evidenced by one or more promissory notes, but in no event will the manner in which the Revolving Loan is evidenced limit or otherwise affect the obligation of the Borrowers to repay the Revolving Loan or any other Lender Debt, and that obligation, howsoever evidenced, is and will remain a continuing obligation of the Borrowers under this Agreement. Each Revolving Advance and each payment by the Borrowers thereon will be evidenced by the register maintained by the Lender pursuant to Section 2.4(e).

2.2 Interest and Fees. (a) The Borrowers shall pay: (1) interest on the average daily Outstanding Balance of the Revolving Loan during the prior month on the first Business Day of each month, and (2) all accrued and unpaid interest on the Outstanding Balance of the Revolving Loan on the Maturity Date (whether by acceleration or otherwise), in each case, at an interest rate per annum equal to LIBOR plus 4.00%. If the average daily Outstanding Balance of the Revolving Loan during any month is less than the Minimum Balance, then the Borrowers shall pay to the Lender, on the earlier of the first Business Day of the following month and the Maturity Date, a fee in an amount equal to the interest rate per annum stated in the immediately preceding sentence multiplied by the amount by which the Minimum Balance exceeded the average daily Outstanding Balance of the Revolving Loan during that prior month.

(b) Notwithstanding anything to the contrary contained herein, at all times following the occurrence of any Default or Event of Default, without notice to the Borrowers, interest on the Revolving Loan shall accrue, at the Lender’s discretion, at a rate per annum equal to 3.00% in excess of the rate then otherwise applicable to the Revolving Loan. Interest accrued pursuant to this Section 2.2(b) shall be payable on the earlier of (1) the next date for payment of interest pursuant to Section 2.2(a) above, as applicable, and (2) the date on which Lender makes demand therefor.

(c) The Borrowers shall pay to the Lender, in arrears, on the first Business Day of each month and the Maturity Date, a fee (the “Non-Utilization Fee”) equal to 0.50% per annum on the

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average amount, calculated on a daily basis, by which the Revolving Commitment exceeded the aggregate amount of Revolving Advances that were outstanding during the prior month.

(d) If this Agreement is extended beyond the Initial Term, the Borrowers shall pay to the Lender, on the first day of each Renewal Term, a fee equal to 1.00% of the total Revolving Commitment then in effect.

(e) The Borrowers shall pay to the Lender, in arrears, on the first Business Day of each month and the Maturity Date, a fee (the “Collateral Tracking Fee”) equal to the product of (1) the average Outstanding Balance of the Revolving Loan for the prior month, calculated as the arithmetic average of all daily balances, multiplied by (2) a fraction, expressed as a decimal, the numerator of which is equal to the actual number of days in the prior month and the denominator of which is 30, multiplied by (3) 0.03125%.

(f) On the Closing Date, Borrowers shall pay to Lender, in immediately available funds, a facility fee equal to 1.00% of the total Revolving Commitment.

(g) Upon the effective date of any increase in the total Revolving Commitment pursuant to Section 2.1(h), the Borrowers shall pay to the Lender a fee in an amount equal to 1.00% of any such increase in the total Revolving Commitment.

2.3 Computation of Interest; Payment of Fees. (a) Interest on the Revolving Loan and fees and other amounts calculated on the basis of a rate per annum shall be computed on the basis of actual days elapsed over a 360-day year.

(b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

(c) All fees owed by the Borrowers under this Agreement are, and will be deemed hereunder for all purposes to be, fully earned and non-refundable on the due date thereof.

2.4 Procedures for Payment. (a) Each payment hereunder and under the other Loan Documents shall be made not later than noon (New York City time) on the day when due in lawful money of the United States of America without counterclaim, defense, offset, claim or recoupment of any kind and free and clear of, and without deduction for, any present or future withholding or other taxes, duties, levies, imposts, deductions, charges or other liabilities of any nature imposed on such payments or prepayments by or on behalf of any Governmental Entity, except for taxes upon or determined by reference to the Lender’s net income imposed by the jurisdiction in which the Lender is organized or has its principal or registered lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities hereinafter referred to as “Taxes”). If any such Taxes are so levied or imposed on any payment to the Lender, the Borrowers will make additional payments in such amounts as may be necessary and which are documented in writing by the Lender so that the net amount received by the Lender, after withholding or deduction for or on account of all Taxes, including deductions applicable to additional sums payable under this Section 2.4, will be equal to the amount provided for herein or in the other Loan Documents. Whenever any Taxes are payable by the Borrowers with respect to any payments hereunder, the Borrowers shall furnish promptly to the Lender information, including certified copies of official receipts (to the extent that the relevant governmental authority delivers such receipts), evidencing payment of any such Taxes so withheld or deducted. If the Borrowers fail to pay any such Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required information

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evidencing payment of any such Taxes so withheld or deducted, the Borrowers shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall pay any present or future stamp or documentary taxes, any intangibles tax or any other sales, excise or property taxes, charges or similar levies now or hereafter assessed that arise from and are attributable to any payment made hereunder or from the execution, delivery or performance of, or otherwise with respect to, this Agreement or any other Loan Documents and any and all recording fees relating to any Loan Documents securing any Lender Debt (“Other Taxes”).

(c) The Borrowers shall indemnify the Lender for the full amount of any and all Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.4) paid or payable by the Lender (whether or not such Taxes or Other Taxes were correctly or legally asserted) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Indemnification payments due to the Lender under this Section 2.4 shall be made within 10 days from the date the Lender makes written demand therefor.

(d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.4 shall survive the Full Payment of all Lender Debt hereunder and any termination of the Revolving Commitments.

(e) The Lender shall maintain in accordance with its usual practice a register evidencing the indebtedness of the Borrowers to the Lender resulting from each Revolving Advance owing to the Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. In furtherance thereof, the Lender agrees that before disposing of any promissory note evidencing the Revolving Loan (if applicable), or any part thereof (other than by granting participations therein), the Lender will make a notation thereon of all Revolving Advances, principal payments previously made thereon, and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) any notation under any such promissory note shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any such promissory note with respect to the unpaid portion of the Lender Debt. The parties hereto acknowledge and agree that the register entries made by the Lender as provided in this Section 2.4(e) shall be conclusive and binding for all purposes, absent manifest error.

2.5 Indemnities. (a) The Borrowers hereby agree to indemnify the Lender on demand against any loss or expense which the Lender or a branch or an Affiliate of such Person may sustain or incur as a consequence of any of the following: (1) any default in payment or prepayment of the principal amount of the Revolving Loan or any portion thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise); (2) the effect of the occurrence of any Default or Event of Default upon the Revolving Loan or any portion thereof; (3) the payment or prepayment of the principal amount of the Revolving Loan or any portion thereof on any day other than the last day of an Interest Period; or (4) the failure by the Borrowers to accept the Revolving Loan or any portion thereof after the Borrowers have requested such borrowing; in each case including, but not limited to, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain the Revolving Loan or any portion thereof. The Lender shall provide to the Borrowers a statement, supported when applicable by documentary evidence, explaining the amount of any such loss or expense it incurs, which statement shall be conclusive absent manifest error.

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(b) The Borrowers hereby agree to indemnify and hold harmless the Lender and each of its Affiliates, directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of their respective Affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Exchange Act (each, an “Indemnified Party”), from and against any and all losses, claims, damages, costs and expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such Indemnified Party with respect to or arising out of the Revolving Commitments hereunder, the Revolving Loan contemplated hereby, the Loan Documents, the Collateral (including, without limitation, the use thereof by any of such Persons or any other Person, the exercise by any Indemnified Party of rights and remedies or any power of attorney with respect thereto, and any action or inaction of any Indemnified Party under and in accordance with any Loan Documents), the use of proceeds of any financial accommodations provided hereunder, any investigation, litigation or other proceeding (pending or threatened) relating thereto, or the role of any such Person or Persons in connection with the foregoing whether or not they or any other Indemnified Party is named as a party to any legal action or proceeding (“Claims”). The Borrowers will not, however, be responsible to any Indemnified Party hereunder for any Claims to the extent that a court having jurisdiction shall have determined by a final nonappealable judgment that any such Claim shall have arisen out of or resulted solely from (1) actions taken or omitted to be taken by such Indemnified Party by reason of its bad faith, willful misconduct or gross negligence, or (2) a successful claim by the Borrowers, or any of them, against such Indemnified Party (“Excluded Claims”). Further, should any employee of an Indemnified Party, in connection with such employee’s employment by such Indemnified Party, be involved in any legal action or proceeding in connection with the transactions contemplated hereby (other than relating to an Excluded Claim), the Borrowers hereby agree to pay to such Indemnified Party such reasonable per diem compensation as such Indemnified Party shall request for each employee for each day or portion thereof that such employee is involved in preparation and testimony pertaining to any such legal action or proceeding. Each Indemnified Party shall give the Borrowers prompt notice of any Claim with respect to which such Indemnified Party is seeking indemnification hereunder, setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Indemnified Party shall be permitted hereunder to select counsel to defend such Claim at the expense of the Borrowers. The Indemnified Parties and the Borrowers and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial, and defense of any such Claim and any appeal arising therefrom.

2.6 Maximum Interest. No provision of this Agreement shall require the payment to the Lender or permit the collection by the Lender of interest in excess of the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to the Lender Debt and binding on the Lender (such maximum rate being the “Maximum Permissible Rate”). If the amount of interest (computed without giving effect to this Section 2.6) payable to the Lender in respect of any interest computation period would exceed the amount of interest computed in respect of such period at the Maximum Permissible Rate, the amount of interest payable to the Lender in respect of such period shall be computed at the Maximum Permissible Rate and any excess shall be applied to reduce any Lender Debt (other than interest) then owing to the Lender in such order as it shall determine.

2.7 Use of Proceeds of Revolving Loan. The Borrowers shall use the proceeds of the Revolving Loan for working capital and general corporate purposes.

ARTICLE 3

SECURITY

3.1 Grant of Security Interests. As collateral security for the Borrowers’ obligations to pay the Lender Debt when due and payable and their indemnification obligations to the Lender Group

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hereunder, each Loan Party hereby grants to the Lender for the benefit of the Lender Group a first-priority Lien (subject only to Permitted Liens) on and security interest in and right of set-off against all of the rights, title and interest of such Loan Party in and to all of the following assets of such Loan Party, whether now existing or hereafter acquired or arising, and wherever located (all of the following, together with all other collateral provided by the Loan Parties under the other Loan Documents as security for the Lender Debt, the “Collateral”):

(1) all Receivables, whether now owned or hereafter acquired;

(2) to the maximum extent permitted by law, all deposit accounts of such Loan Party, including, without limitation, each Lockbox and each Lockbox Account, and amounts held therein;

(3) all money and cash, including all Collections but excluding any money and cash deposited in Foreign Deposit Accounts;

(4) all Records relating to items (1) through (3) above;

(5) all general intangibles (excluding general intangibles consisting of patents, trademarks, patent and trademark applications, copyrights, trade names and other intellectual property but including proceeds and products of such general intangibles and any royalties and Receivables arising from the licensing of any such intellectual property to Qiagen pursuant to the license agreement entered into with Qiagen in 2005 (as such license is amended, restated, replaced or otherwise modified)), including franchise rights, licenses and Federal, state and local tax refund claims of all kinds;

(6) all goods, including without limitation all machinery, equipment, fixtures and all other tangible personal property, as well as all of such types of property leased and all rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto;

(7) all inventory and documents of title relating thereto;

(8) all Contracts, to the extent not included in the definition of Receivables;

(9) all instruments, investment property, securities, security entitlements and securities accounts;

(10) all Equity Interests held by each Loan Party;

(11) all Records relating to items (5) through (10) above; and

(12) all proceeds of any kind or nature of the foregoing.

This Agreement will be deemed to be a security agreement within the meaning of the UCC.

Notwithstanding the foregoing, the Collateral does not include the Life Technologies Commercial Tort Claim.

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3.2 Other Collateral. In addition, the Borrowers’ obligations to pay the Lender Debt when due and payable and their indemnification obligations to the Lender Group hereunder are also secured by each Pledge Agreement.

3.3 Release of Collateral. Lender hereby agrees that upon 10 days written request by Borrower Representative, Lender will release its lien and security interest on the proceeds and products of, and Receivables and royalties arising from, general intangibles consisting of patents, trademarks, patent and trademark applications, copyrights, trade names and other intellectual property so long as (a) such written request is received by Lender after the first anniversary of the Closing Date, (b) no Event of Default has occurred since the Closing Date as a result of Loan Parties’ failure to comply with Sections 10.1 or 10.2 (for the avoidance of doubt, any failure to comply with Section 10.2 that was cured pursuant to Section 10.3 shall be deemed an Event of Default for purposes of this Section 3.3(b)), (c) no other Event of Default is continuing and to Borrowers’ knowledge, no event has occurred that in the future could reasonably be expected to result in an Event of Default, (d) on the date of such requested release and after giving effect to such release, the sum of (i) the aggregate amount of cash on hand in operating deposit accounts of the Loan Parties that are being monitored by the Lender on-line and in real-time and subject to a Control Agreement, plus (ii) the positive difference, if any, between (A) the Adjusted Borrowing Limit and (B) the sum of the then Outstanding Balance of the Revolving Loan is greater than $4,000,000, (e) the investigation and review pursuant to the May 14, 2012 subpoena from the Office of Inspector General of the US Department of Health and Human Services has (i) been terminated and evidence of such termination has been delivered to Lender, such evidence to be satisfactory to Lender in its Permitted Discretion, or (ii) or settled with no liability or monetary obligations imposed on the Loan Parties in excess of $1,000,000 unless with respect to this clause (ii), Loan Parties have cash on hand in operating deposit accounts that are being monitored by the Lender on-line and in real-time and subject to a Control Agreement in an amount in excess of the amount of the liability incurred or imposed in connection with such investigation and the Loan Parties satisfy such liability with such cash without causing a Default or Event of Default under Section 8.1 hereof) and (f) the Cash Burn of the Loan Parties and their Subsidiaries on a consolidated basis as of the end of the most recent month ended, calculated on a trailing 3 months basis, shall not be less than $0.

ARTICLE 4

PAYMENT MECHANICS

4.1 Payment Mechanics. (a) On or prior to the Closing Date, the Borrowers, the Lender, and each Lockbox Bank shall have entered into a Depositary Agreement and shall have caused the Lockbox Banks to establish the Lockboxes and the Lockbox Accounts.

(b) Except to the extent that an Obligor has, prior to the Closing Date, been instructed to direct the proceeds of Receivables owing by such Obligor to the Lender Lockbox or Lender Lockbox Account (in the case of an Obligor that is a non-Governmental Entity) or the Borrower Lockbox or Borrower Lockbox Account (in the case of an Obligor that is a Governmental Entity), the Borrowers shall prepare, execute and deliver to (or, in the case of Notice to an Insurer, provide to the Lender for delivery to) each Obligor (or, in the case of a Governmental Entity, its fiscal intermediary) who is proposed to be a payor of Receivables, with copies to the Lender, on or prior to the Closing Date, a Notice, which Notice shall state the following: (1) in the case of any Notice to an Insurer or other Obligor, that, except as set forth in clause (3) below, all checks and EOBs from such Insurer on account of Receivables shall be sent to the designated Lender Lockbox and all wire transfers from such Insurer on account of Receivables shall be wired directly into a designated Lender Lockbox Account; (2) in the case of any Notice to a Governmental Entity, that all checks and EOBs from such Governmental Entity on account of Receivables shall be sent to the applicable Borrower Lockbox and all wire transfers on account of Receivables shall be wired directly into the applicable Borrower Lockbox Account; and (3) in

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the case of any Notice to any Obligor of Receivables owing to Enzo Life Sciences, Axxora or any payor of royalties owing to Borrowers arising under any trademark, patent, copyrights or other intellectual property license, that all checks and EOB’s from any such Receivables shall be wired directly into the deposit accounts set forth on Schedule III, which deposit accounts shall be subject to Control Agreements.

(c) Each Borrower covenants and agrees that, on and after the Closing Date, all invoices (and, if provided by the Borrowers, return envelopes) to be sent to Obligors shall set forth the following: (1) in the case of Insurers or other third party Obligors, only the address of a designated Lender Lockbox as a return address for payment of Receivables by check and delivery of EOBs, and only a Lender Lockbox Account with respect to wire transfers for payment of Receivables; (2) in the case of Governmental Entities, only the address of the designated Borrower Lockbox as a return address for payment of Receivables and delivery of EOBs, and only the designated Borrower Lockbox Account with respect to wire transfers for payment of Receivables, and (3) in the case of Obligors of Receivables owing to Enzo Life Sciences, Axxora or Receivables consisting of royalties owing to Borrowers arising under any trademark, patent, copyrights or other intellectual property license, only the address of a designated deposit account subject to a Control Agreement as a return address for payment of any such Receivables and delivery of EOBs. Each Borrower hereby further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Obligors with respect to payment of Receivables, wire transfers and EOBs.

(d) Each Borrower shall maintain each of its Borrower Lockbox Accounts solely and exclusively for the receipt of payments on account of Receivables from Governmental Entities. The Borrowers shall take all actions necessary to ensure that no payments from any Person other than a Governmental Entity are deposited in the Borrower Lockbox Accounts.

4.2 Misdirected Payments; EOBs. (a) In the event that any Borrower receives an EOB or a Misdirected Payment in the form of a check, such Borrower shall immediately send such EOB or check to the appropriate Lender Lockbox or Borrower Lockbox, as the case may be. In the event that any Borrower receives a Misdirected Payment in the form of cash or wire transfer, such Borrower shall immediately wire transfer the amount of such Misdirected Payment directly into the appropriate Lender Lockbox Account. All Misdirected Payments shall be sent promptly upon receipt thereof and in no event later than the close of business on the first Business Day after receipt thereof.

(b) Each Borrower shall take such actions as are reasonably necessary or as are reasonably requested by the Lender to ensure that future payments from any Obligor of a Misdirected Payment shall be made in accordance with any Notice previously delivered to such Obligor or, in the case of any Person which is an Insurer and has not previously been sent a Notice, to a designated Lender Lockbox, in the case of checks and EOBs, or a designated Lender Lockbox Account, in the case of wire transfers, including, without limitation, (1) delivering to such Obligor a new Notice in form and substance satisfactory to the Lender, and (2) contacting such Obligor by telephone to convey new directions for payment or to confirm the instructions previously set forth in any Notice to such Obligor. If such Borrower does not promptly (and in any event, within two Business Days from the Lender’s request) take such actions or such similar actions as the Lender may request, then the Lender, its assigns or designees, or any member of the Lender Group, may, to the maximum extent permitted by law, execute and deliver such Notices, contact such Obligors to convey such instructions or directions, or take such similar actions as the Lender, its assigns or designees or any member of the Lender Group may, in its discretion, deem appropriate.

4.3 No Rights of Withdrawal. No Borrower shall have any rights of direction or withdrawal with respect to amounts held in the Lender Lockbox Accounts.

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ARTICLE 5

COLLECTION AND DISTRIBUTION

5.1 Collections on the Receivables; Distributions. The Lender may (1) receive and hold as collateral all Receivables, deposits, and all collections on Receivables in accordance with the terms of the Depositary Agreements; and (2) have and exercise any and all rights, to the extent permitted by, and in a manner consistent with, all applicable laws and regulations, to collect, record, track and, upon the occurrence of an Event of Default, take all actions to obtain collections with respect to all Receivables. Each Borrower hereby consents to the distribution by the Lender of all Collections and proceeds of Collateral in accordance with this Article 5 and hereby authorizes and directs the Lender to distribute all Collections and proceeds of Collateral in accordance with this Article 5.

5.2 Distribution of Funds. On each Business Day (provided, with respect to distributions made prior to the Maturity Date and so long as no Event of Default exists, that the Borrowers shall have successfully sent by Transmission to the Lender all Receivable Information required with respect to the Receivables), the Lender shall distribute any and all cash Collections in the Collection Account (provided, with respect to distributions made prior to the Maturity Date and so long as no Event of Default exists, that such Collections were deposited in the Collection Account prior to noon (New York City time) on the immediately preceding Business Day) as follows:

(1)	FIRST, to the Lender, an amount in cash equal to expenses incurred with respect to the administration, service and maintenance of the Lender’s Lien on the Collateral and all fees and collection costs that are due and payable, if any, as set forth in Sections 2.5 and 12.5 until such amounts have been paid in full;

(2)	SECOND, to the Lender, an amount in cash equal to fees, interest and expenses that are due and payable to the Lender as of such Business Day and have not otherwise been paid in full by the Borrowers, if any, until such amounts have been paid in full;

(3)	THIRD, to the Lender, an amount in cash equal to the principal amount of the Revolving Loan, until such amount has been paid in full;

(4)	FOURTH, to the Lender, an amount in cash equal to the aggregate amount of any other Lender Debt due and payable on such Business Day, if any, until such amount has been paid in full; and

(5)	FIFTH, to the Borrower Account, all remaining amounts of Collections.

5.3 Servicing Receivables. (a) Subject to the review and authority of the Lender, the Borrowers shall administer and service the Receivables (1) in compliance at all times with all legal requirements and the terms and conditions of this Agreement, (2) in accordance with industry standards for servicing receivables of the type included in the Collateral to the extent that such standards do not conflict with the terms and conditions of this Agreement, (3) in a manner consistent in all respects with the Credit and Collection Policy, and (4) until such time as a successor servicer shall be designated by Lender, after the occurrence and during the continuance of an Event of Default, and shall accept appointment pursuant to this Section 5.3. The Borrowers shall establish and maintain electronic data processing services for monitoring, administering, and collecting the Receivables in accordance with the foregoing standards and shall, within three Business Days of the deposit of any checks, other forms of cash deposits, EOBs, or other written matter into a Lockbox, post such information to its electronic data processing services.

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(b) The Borrowers shall not change in any material respect their existing policies and procedures with respect to the administration and servicing of accounts receivable (including, without limitation, the amount and timing of write-offs) without the prior written consent of the Lender.

(c) If the Borrowers determine that a payment with respect to a Receivable has been received directly by a patient or any other Person, the Borrowers shall promptly advise the Lender, and demand that such patient or other Person remit and return such funds. If such funds are not promptly received by the Borrowers, the Borrowers shall take all reasonable steps to obtain such funds.

(d) Upon the occurrence and during the continuance of an Event of Default, (1) the Lender may terminate the Borrowers’ performance of servicing responsibilities with respect to the Receivables and appoint another Person to succeed the Borrowers in the performance of such servicing responsibilities (which replacement may be effectuated through the outplacement to a third-party collection firm obligated to use commercially reasonable efforts to maximize collections in accordance with the provisions of Article 9 of the UCC), in which event the Borrowers shall immediately transfer to any successor servicer designated by the Lender all records, computer access and other information as shall be necessary or desirable, in the judgment of any such successor servicer, to perform such responsibilities; and (2) at the Lender’s request, all enforcement and collection proceedings with respect to the Receivables shall, unless prohibited by applicable law, be instituted and prosecuted in the name of the Lender. The Borrowers shall otherwise cooperate fully with such successor servicer.

(e) The members of the Lender Group and the Borrowers shall comply with the requirements of the Business Associate Agreement.

ARTICLE 6

CONDITIONS PRECEDENT

6.1 Conditions Precedent to Closing. The obligation of the Lender to make the initial Revolving Advance on the Initial Funding Date is subject to satisfaction of the following conditions precedent:

(1)	that the Lender has received (A) payment of the fees due and payable to the Lender on or prior to the Closing Date under Section 2.2, and (B) payment of closing costs and expenses, including attorneys’ fees;

(2)	that the Lender has received evidence satisfactory to the Lender (A) that no material litigation has been initiated or is ongoing involving any Borrower or any of its Subsidiaries or shareholders, whether relating to this Agreement or the transactions contemplated hereby or otherwise except as set forth on Schedule II hereto, and (B) that no judgment, order, injunction, or other similar restraint prohibiting any of the transactions contemplated hereby has been issued or is in effect;

(3)	that the Lender has received evidence satisfactory to the Lender that each Borrower is in material compliance with all applicable laws and regulations, and has obtained all licenses, consents and approvals necessary to operate its respective business and shall have obtained all material and appropriate approvals pertaining to all applicable governmental, ERISA, retiree health benefits, workers’ compensation, and other requirements, regulations, and laws, including without limitation Environmental Laws;
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(4)	that the Lender has received executed originals of this Agreement and the other Loan Documents, and originals or copies (as specified by the Lender) of all of the other documents listed on the Closing Document Checklist attached hereto as Exhibit VI;

(5)	the Lender has received file-stamped copies of UCC financing statements fielding each jurisdiction as may be necessary or appropriate or, in the opinion of the Lender, desirable to perfect the Liens created, or purported to be created, by this Agreement; and

(6)	that the Lender has received evidence satisfactory to the Lender that the sum of (i) the aggregate amount of cash on hand in operating deposit accounts of the Loan Parties that are being monitored by the Lender on-line and in real-time and subject to a Control Agreement, plus (ii) the positive difference, if any, between (A) the Adjusted Borrowing Limit and (B) the sum of the then Outstanding Balance of the Revolving Loan is greater than $6,000,000 after giving effect to the transactions contemplated on the Closing Date;

6.2 Conditions Precedent to all Funding Dates. The making of a Revolving Advance on a Funding Date (including the initial Revolving Advance on the Initial Funding Date) will be subject to satisfaction of the following conditions precedent:

(1)	that, with respect to Revolving Advances only, at least one Business Day prior to the applicable Funding Date, the Borrowers shall have delivered to the Lender a Borrowing Base Report and such other information as requested by the Lender, in form and substance satisfactory to the Lender;

(2)	that on that Funding Date the following statements are true and correct (and acceptance of the proceeds of the applicable Revolving Advance will be deemed a representation and warranty by each Borrower that those statements are then true and correct):

(A)	that the representations and warranties contained in Article 7 hereof and Exhibit I hereto are true and correct on and as of the date of such Revolving Advance as though made on and as of such date (except any representation or warranty that expressly indicates that it is being made as of a specified date, in which case each such representation or warranty is true and correct as of that specified date); and

(B)	that no event has occurred and is continuing, or would result from such Revolving Advance or any actions connected therewith, that constitutes a Default or an Event of Default.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

EACH BORROWER HEREBY MAKES, AND WILL BE DEEMED TO HAVE MADE, ON THE CLOSING DATE, ON THE INITIAL FUNDING DATE, ON EACH SUBSEQUENT FUNDING DATE, AND UPON DELIVERY OF EACH BORROWING BASE REPORT, THE FOLLOWING REPRESENTATIONS AND WARRANTIES TO THE LENDER:

7.1 Organization; Good Standing and Qualification. Each Loan Party is duly formed and organized, validly existing and in good standing under the laws of the state of its organization (as indicated on Schedule II hereto) and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified (except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect).

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7.2 Authority; No Conflict. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and any other documents to be delivered by it thereunder (1) are within its corporate powers; (2) have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable; (3) do not contravene (A) its organizational documents, (B) any law, rule, or regulation applicable to it (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, licensing, and privacy) in any material respect, (C) any contractual restriction binding on or affecting it or its Property except to the extent such contravention could not reasonably be expected to result in a Material Adverse Effect, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or its Property; (4) do not result in or require the creation of any Lien upon or with respect to any of its Properties, other than the security interests created by this Agreement and the other Loan Documents; and (5) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to its operations or any of its Properties except where such default, noncompliance, suspension, revocation, impairment, forfeiture or non-renewal could not reasonably be expected to result in a Material Adverse Effect.

7.3 Compliance with Certain Material Agreements. No Loan Party is in violation of any material term of any material agreement or instrument binding on or otherwise affecting it or any of its Properties.

7.4 Burdensome Agreements. No Loan Party (1) is a party or subject to any contract, agreement, or restriction under its organizational documents that could reasonably be expected to have a Material Adverse Effect or (2) is a party or subject to any contract or agreement (other than this Agreement and the other Loan Documents) that conditions or restricts the right of that Loan Party to incur or repay Debt, to grant Liens on any assets, to declare or make Distributions, or to modify, extend, or renew any agreement evidencing any Debt.

7.5 Certain Fees. No investment banking, brokerage, finders’ or similar fees are payable to any Person (other than to the Lender under the Loan Documents in connection with the execution, delivery and performance of this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby).

7.6 Valid and Binding Obligation; Enforceability. Each of the Loan Documents to which any Loan Party is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law);

7.7 Permits, Licenses, and Other Approvals. Each Loan Party has all power and authority, and has all permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements of all Obligors, Governmental Entities, accreditation agencies and other Persons (including, without limitation, (1) accreditation by the appropriate Governmental Entities and industry accreditation agencies, (2) accreditation and certifications as a provider of healthcare services eligible to receive payment and compensation and to participate under Medicare, Medicaid, TRICARE/CHAMPUS, Blue Cross/Blue Shield and other equivalent programs, and (3) valid provider identification numbers and licenses to generate the Receivables) necessary or required for it (A) to own the assets (including Receivables) that it now owns, (B) to carry on its business as now conducted, (C) to execute, deliver and perform the Loan Documents to which it is a party, and (D) if applicable, to receive payments from the Obligors in the manner contemplated in this Agreement and the other Loan Documents, other than, which respect to clauses (A), (B) and (C) above, such permits, licenses, accreditations, certifications,

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authorizations, approvals, consents and agreements which the Loan Parties’ failure to obtain could not reasonably be expected to cause a Material Adverse Effect.

7.8 Healthcare Laws. Each Loan Party has maintained, in all material respects, all records required to be maintained by the Food and Drug Administration, the Drug Enforcement Agency, the State Boards of Pharmacy, and the federal and state Medicare and Medicaid programs as required by Healthcare Laws and under any other applicable laws, and that, to the best knowledge of each Loan Party, there are no presently existing circumstances which likely would result in material violations of any Healthcare Laws.

7.9 Liability Event. There is no Liability Event.

7.10 Certain Reports; Claims; Reviews. Without limiting or being limited by any other provision of any Loan Document, each Loan Party has timely filed or caused to be filed all cost and other reports of every kind required by law, agreement or otherwise, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect. Except as set forth on Schedule II, there are no material claims, actions or appeals pending before any commission, board or agency or other Governmental Entity, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board, or the administrator of CMS, with respect to any material state or federal Medicare or Medicaid cost reports or material claims filed by each Loan Party, or any disallowance by any commission, board or agency or other Governmental Entity in connection with any audit of such cost reports. No validation review or program integrity review related to each Loan Party, the consummation of the transactions contemplated by this Agreement, or the Collateral have been conducted by any commission, board, or agency or other Governmental Entity in connection with the Medicare or Medicaid programs, and, to the knowledge of each Loan Party, no such reviews are scheduled, pending, or threatened against or affecting any of the providers, any of the Collateral or the consummation of the transactions contemplated by this Agreement.

7.11 Rescission and Renewal of Permits, Licenses, and Other Approvals. Except as disclosed on Schedule II hereto, no Loan Party has been notified by any Governmental Entity, accreditation agency or any other Person, during the immediately preceding 24-month period, that such Person has rescinded or not renewed, or is reasonably likely to rescind or not renew, any permit, license, accreditation, certification, authorization, approval, consent or agreement granted to it or to which it is a party and no other condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non renewal of any permit, license, authorization, approval, entitlement or accreditation, and to the best of each Loan Party’s knowledge, there is no claim that any thereof is not in full force and effect.

7.12 Subsidiaries; Capitalization. Schedule II sets forth the full and complete organizational structure of the Loan Parties as of the Closing Date, including the names of all equityholders, the nature and terms of each equity interest, and the capital account or number of shares of each equityholder. All of the issued and outstanding Equity Interests in the Loan Parties have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on Schedule II, all such Equity Interests are owned by the holder thereof free and clear of all Liens other than Permitted Liens. Except as set forth on Schedule II, there are no outstanding Debt or equity securities of the Loan Parties, or any of them, and no outstanding obligations of the Loan Parties, or any of them, convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Loan Parties, or any of them, or other obligations of the Loan Parties, or any of them, to issue, directly or indirectly, any Equity Interests. The Loan Parties have no Subsidiaries, other than as listed on Schedule II hereto.

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7.13 Real Property. Schedule II contains a correct and complete list (indicating the location of such real property by street address and state) of all real property owned or leased by each Loan Party.

7.14 Conditions Precedent. As of the Closing Date, all conditions precedent set forth in Article 6 have been fulfilled or waived in writing by the Lender, and as of each Funding Date, all conditions precedent set forth in Section 6.2 shall have been fulfilled or waived in writing by the Lender.

7.15 Financial Statements and Other Information. All of the financial statements of the Loan Parties and their Subsidiaries which have been furnished to the Lender, fairly present the consolidated financial condition of the Loan Parties and their Subsidiaries as of the dates referred to therein and the results of the operations of the Loan Parties and their Subsidiaries for the periods ended on such dates, all in accordance with GAAP, and since July 31, 2012, there has been no change which has had or resulted in, or is reasonably likely to have or result in, a Material Adverse Effect. All information provided in the application for the financing effectuated by this Agreement, and each other document, report and Transmission provided by or on behalf of any Loan Party to the Lender Group is or shall be true and accurate in all material respects as of its date and as of the date so furnished; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Each Loan Party has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect, and, as of the Closing Date, there exists no contingent liability or other fact or circumstance that could reasonably be expected to have or result in a Material Adverse Effect which has not been set forth on Schedule II hereto.

7.16 Litigation. Except as disclosed on Schedule II hereto, there is no pending or, to its knowledge, threatened action or proceeding or investigation, injunction, writ or order affecting any Loan Party before or by any court, Governmental Entity or arbitrator which could reasonably be expected to having or result in a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document, and neither the Loan Parties nor any of their Subsidiaries is currently the subject of, nor does any of such Persons have any present intention of commencing or filing, an insolvency proceeding or petition in bankruptcy.

7.17 Ownership of Collateral; Liens. Each Loan Party is the legal and beneficial owner of the Collateral and upon the execution of the Loan Documents and the filing of the UCC financing statements with respect thereto the Lender will hold a valid, perfected and continuing first priority Lien in the Collateral as security for the Lender Debt, free and clear of any Lien (including any Lien in favor of the Internal Revenue Service, any Employee Benefit Plan, any Multiemployer Plan or the PBGC) other than Permitted Liens. No effective financing statement or other instrument similar in effect covering the Receivables is on file in any recording office other than those in favor of the Lender relating to this Agreement, and no competing notice or notice inconsistent with the transactions contemplated in this Agreement has been sent to any Obligor.

7.18 Locations. Each Loan Party’s exact name, principal place of business and chief executive office, and the office where it keeps its data, books, and records concerning the Receivables and other Collateral, and where Receivables and payments thereon are processed, are located at the addresses referred to on Schedule I hereto and, as of the Closing Date, except as disclosed on Schedule II hereto, there have been no other such locations for the four immediately prior months. Except as disclosed on Schedule II hereto, it has not changed its principal place of business or chief executive office in the last five years. Except as disclosed on Schedule II hereto, it has not used and does not now use any fictitious or trade name during the five years immediately prior to the date of this Agreement and, as of the Closing Date, it has not changed its name in the last 24 months.

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7.19 Notices. All required Notices have been prepared and delivered to each of its Obligors, and all invoices now bear only the appropriate remittance instructions for payment direction to the Lockboxes or the Lockbox Accounts, as the case may be.

7.20 Taxes. Each Loan Party has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid, or made adequate provision for payment of, all taxes, assessments and other governmental charges due from it. No tax Lien has been filed and is now effective against it or any of their respective Properties except any Lien in respect of taxes and other charges not yet due or contested in good faith by appropriate proceedings. To its best knowledge, and except as disclosed on Schedule II hereto, there is no pending investigation by any taxing authority or any pending but unassessed tax liability relating to it, that is not related to a Loan Party’s ongoing ordinary course local sales tax audits.

7.21 Solvency. Both before and after giving effect to the transactions contemplated by this Agreement, each Loan Party (1) was and is solvent; (2) had not and has not incurred debts or liabilities beyond its ability to pay; and (3) had and will have an adequate amount of capital to conduct its business in the foreseeable future; the transactions contemplated hereunder and under the other Loan Documents, including the granting of Liens on the Collateral, are made by each Loan Party in good faith and without intent to hinder, delay or defraud any of its present or future creditors.

7.22 Lockboxes and Lockbox Accounts. Each Borrower maintains only the Borrower Lockboxes and only the Borrower Lockbox Accounts described on Schedule III hereto for Receivables the Obligors with respect to which are Governmental Entities. The Lender Lockbox is the only post office box and the Lender Lockbox Account is the only lockbox account maintained for Receivables, the Obligors with respect to which are not Governmental Entities; provided however that with respect to (a) royalties owing to Borrowers arising under any trademark, patent, copyrights or other intellectual property license, and (b) Receivables owing to Enzo Life Sciences and Axxora, Borrowers may maintain the other deposit accounts set forth on Schedule III to the extent such deposit accounts are subject to Control Agreements. In addition, the Receivables, if any, of Enzo Therapeutics shall not be required to be deposited into a Borrower Lockbox, Borrower Lockbox Account, Lender Lockbox or Lender Lockbox Account. No direction is in effect directing Obligors to remit payments on Receivables other than to the applicable Lockbox and Lockbox Account, each as described on Schedule III.

7.23 ERISA Matters. (a) With respect to each of the Employee Benefit Plans, and, to the knowledge of each Loan Party, each of the Multiemployer Plans has complied with and been administered in all material respects in accordance with its terms and is in compliance in all material respects with all applicable laws including ERISA and the IRC. No Loan Party or ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA. Schedule II separately identifies as of the date hereof all Plans, all Multiemployer Plans, and all Welfare Plans (as defined in Section 2111 of ERISA which provide self insured benefits (“Welfare Plans”)

(b) No ERISA Event has occurred, and none of the Loan Parties is aware of any fact, event, or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Plan.

(c) There are no pending actions, claims or lawsuits that have been asserted or instituted against any of Plan, Multiemployer Plan or Welfare Plan, the assets of any of the trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan (other than routine benefit claims), and, to the knowledge of each Loan Party and all ERISA Affiliates, there are no facts which could form the basis for any such action, claim or lawsuit. There are no investigations or audits by

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any Governmental Entity of any of the Plans, Multiemployer Plans or Welfare Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan that have been instituted or threatened, and, to the knowledge of each Loan Party and all ERISA Affiliates, there are no facts that could form the basis for any such investigation or audit.

7.24 Patient Consent Forms. Borrowers do not require or use any patient consent forms relating to the disclosure of certain demographic and medical information of patients and the failure to use such forms will will not result in a violation of any applicable laws, rules and regulations.

7.25 Holding Companies. Enzo Life Sciences U.S. Holding Corp. owns no assets other than the Equity Interests of Enzo Life Sciences and Axxora and Enzo Life Sciences Holding Company, Inc. owns no assets other than the Equity Interest of Enzo Life Sciences U.S. Holding Corp. and neither entity has any operations other than acting as a holding company.

ARTICLE 8

AFFIRMATIVE COVENANTS

UNTIL THE FULL PAYMENT OF ALL LENDER DEBT AND THE TERMINATION OF THE REVOLVING COMMITMENT HEREUNDER, THE LOAN PARTIES AGREE TO PERFORM AND TO CAUSE EACH OF THE OTHER LOAN PARTIES, AND ANY SUBSIDIARY OF ANY LOAN PARTY, IF APPLICABLE, TO PERFORM ALL COVENANTS IN THIS ARTICLE 8.

8.1 Compliance with Laws. Each Loan Party and each of its Subsidiaries shall comply in all material respects with all applicable laws (including, without limitation, all applicable Healthcare Laws and Environmental Laws), rules, regulations and orders. Each Loan Party shall obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary in, or material to, the proper conduct of its business.

8.2 Offices, Records and Books of Account, Names. Each Loan Party shall keep its principal place of business and chief executive office and the offices where it keeps its records concerning the Collateral at its address set forth on Schedule I or, upon 30 days’ prior notice to the Lender, at any other locations in jurisdictions where all actions reasonably requested by the Lender or otherwise necessary to protect, maintain and perfect the Lender’s Lien on the Collateral have been taken and completed. Each Loan Party shall maintain proper books and accounts in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities and shall not make any notation on its books and records, including any computer files, that is inconsistent with the assignment of the Collateral to the Lender as collateral security. Each Loan Party shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related contracts and pertinent documentation with respect to all other Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable) and for providing the Receivable Information. Each Loan Party shall keep its exact legal name as set forth on Schedule II hereto and will not change its name without providing 30 days’ prior notice to the Lender and taking and completing all actions reasonably requested by the Lender or otherwise necessary to protect, maintain and perfect the Lender’s Lien on the Collateral.

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8.3 Performance and Compliance with Contracts and Credit and Collection Policy. Each Loan Party shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under all contracts related to the Receivables and other Collateral. Each Loan Party shall timely and fully comply in all material respects with the Credit and Collection Policy in regard to the Collateral, including each Receivable and the related contract, and it shall maintain, at its expense, in full operation each of the bank accounts and lockboxes required to be maintained under this Agreement. Each Loan Party shall do nothing, nor suffer or permit any other Person, to impede or interfere with the collection by the Lender, or any other Person designated by the Lender or on its behalf, of the Collateral, including the Receivables.

8.4 Audits; Appraisals. Each Loan Party shall, at any time and from time to time during regular business hours as requested by the Lender, permit the Lender (who may be accompanied by any members of the Lender Group) or its representatives, upon reasonable notice or during the continuance of any Event of Default without notice, and subject to compliance with applicable law and the Business Associate Agreement, in the case of review of patient/customer information, to do any of the following: (1) on a confidential basis, examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in such Loan Party’s possession or under its control relating to the Collateral and the financial condition and operations of the Loan Parties’, including, without limitation, the related contracts; (2) visit such Loan Party’s offices and properties for the purpose of discussing financial condition, performance and operations of the Loan Parties, and examining and auditing such materials described in clause (1) above; and (3) discuss accounting, operational, performance, financial and general business matters relating to the Loan Parties, matters relating to the Collateral or Contracts relating to the Collateral, or matters relating to such Loan Party’s performance under the Loan Documents with any of such Loan Party’s officers or employees having knowledge of such matters; provided however that so long as no Default or Event of Default has occurred and is continuing, the Loan Parties shall not be liable for the costs and fees for any such audits and visits in excess of $60,000 (exclusive of out of pocket costs and expenses) in any fiscal year. Each Loan Party shall, at its expense and upon the Lender’s request, provide the Lender with appraisals or updates thereof of any or all of its equipment, inventory, scripts, real property and other assets, prepared on a basis and in form and substance satisfactory to the Lender, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lender

8.5 Reporting Requirements. The Loan Parties shall provide to the Lender (in multiple copies, if requested by the Lender) the following:

(1)	(A) on or prior to the 15th day of each month, by Transmission (unless otherwise agreed by the Lender), the Monthly Report for the prior month and (B) on or prior to the 30th day of each month, for the prior month, a Borrowing Base Report based on reconciliations and adjustments reflected in the Monthly Report described in (A) above, certified by the Chief Financial Officer, Senior Vice President of Finance or another authorized officer, satisfactory to Lender in its Permitted Discretion, of the Borrowers;

(2)	as soon as available and in any event within 75 days after the end of each fiscal year of the Loan Parties, the following:

(A)	a copy of the audited consolidated financial statements (together with explanatory notes to financial statements thereon which include segment operating results) and the auditor’s report letter for such year for the Loan Parties, containing financial statements for such year audited by independent certified public accountants of recognized standing acceptable to the Lender and a copy of any management letter or written report submitted to the Loan Parties by independent certified public
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accountants with respect to the business, condition (financial or otherwise), operations, prospects, or Properties of the Loan Parties;

(B)	a Compliance Certificate; and

(C)	a report satisfactory in form to the Lender, listing all material insurance coverage maintained as of the date of such report by the Loan Parties and all material insurance planned to be maintained by the Loan Parties in the subsequent fiscal year.

(3)	as soon as available and in any event (i) no later than 30 days after the end of each month (other than the months of April, July, August, October and January), (ii) no later than October 30 for the month ending August 31, and (iii) no later than 45 days after the end of each fiscal quarter, the following:

(A)	consolidated and consolidating monthly balance sheets and income statements and quarterly statements of changes in cash flow of the Loan Parties and their Subsidiaries as of the end of such month or quarter, as applicable, as the case may be, and for the period commencing at the beginning of the current fiscal year and ending with the end of such month or quarter, as the case may be, certified by the Chief Financial Officer, Senior Vice President of Finance of Enzo or Director of External Reporting; and

(B)	a Compliance Certificate.

(4)	no later than 75 days after the commencement of each fiscal year of the Loan Parties, a consolidated and consolidating operating plan (together with a complete statement of the material assumptions on which such plan is based) of the Loan Parties and their Subsidiaries approved by the applicable Boards of Directors (or equivalent governing bodies) which shall include budgeted monthly profits and loss statements and quarterly cash flow projections for the prospective year together with capital expenditures and facilities plans in reasonable detail acceptable to the Lender;

(5)	the Loan Parties shall promptly (and in no event later than two Business Days following its obtaining actual knowledge thereof) notify the Lender of the following: (A) any breach by any Loan Party or any Subsidiary of any Loan Party of any covenants or representations and warranties hereunder or under any other Loan Document, including, without limitation, upon discovery of a breach of the Eligibility Criteria; and (B) the occurrence of any Default or any Event of Default, such notice to be accompanied by a statement of the Chief Financial Officer, Senior Vice President of Finance or another authorized officer, satisfactory to Lender in its Permitted Discretion, of Borrower Representative setting forth details of such Default or Event of Default, and the initial action that the Loan Parties have taken or propose to take with respect thereto;

(6)	(A) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that (i) any ERISA Event has occurred or that a request for a minimum funding waiver under Section 412 of the IRC has been filed with respect to any Plan or Multiemployer Plan, a written statement of an Authorized Officer of the Loan Parties describing such ERISA Event or waiver request and the action, if any, the applicable Loan Party or ERISA Affiliate proposes to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto, (ii) any Loan Party or any ERISA Affiliate knows or has reason to know that a material non-exempt
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prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the IRC) has occurred together with a written statement of an Authorized Officer of the applicable Loan Party describing such transaction and the action, if any, the applicable Loan Party or ERISA Affiliate proposes to take with respect thereto, (iii) any material increase in the benefits of any existing Plan, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any ERISA Affiliate was not contributing previously, shall occur, or (iv) any Loan Party or any ERISA Affiliate shall receive an unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of such letter and (B) simultaneously with the date that any Loan Party or any ERISA Affiliate files a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, copies of each such notice.

(7)	promptly (and in no event later than one Business Day after actual knowledge or notice thereof is obtained or received), notice in reasonable detail, of the following: (A) any Lien asserted or claim made against a Receivable or any Lien asserted or claim made against any other Collateral other than a Permitted Lien; and (B) the occurrence of any other event which could reasonably be expected to adversely affect the value of any equipment, inventory, real property or other assets of any Loan Party, the other Collateral or the interest of the Lender therein;

(8)	promptly (and in no event later than two Business Days after actual knowledge or notice thereof is obtained or received), notice in reasonable detail, of any notice of any investigations or audits (including cost reports or similar audits regarding the valuation of receivables payments) of the any Loan Party or any of its Subsidiaries being conducted by any federal, state or county Governmental Entity or its agents or designees, and the results thereof;

(9)	promptly, and in any event within two Business Days after becoming aware of the occurrence thereof, notice in reasonable detail of (A) any material reduction to any rate for reimbursement under any agreement with any Obligor, (B) any material system charge master change that would affect the Expected Net Value of Eligible Receivables of any Obligor, or (C) any matter that could reasonably be expected to have an adverse effect on (i) any Loan Party’s rights to reimbursement under any agreement with, and the amount of any related payments from, any Obligor or (ii) the Expected Net Value of Eligible Receivables of any Loan Party;

(10)	promptly, and in any event within five Business Days after becoming aware of the occurrence thereof, notice of any change in the director of billings and similar senior executive with respect to the collections personnel of Enzo Clinical Labs;

(11)	promptly, and in any event within three Business Days after becoming aware of the occurrence thereof, notice of any matter that could reasonably be expected to have or result in a Material Adverse Effect;

(12)	as soon as available, (A) copies of each financial statement, report, notice or proxy statement sent by any Loan Party to its stockholders generally that is reasonably related to the Collateral or the financial condition of the Loan Parties, and (B) copies of each press release or other statement made available by any Borrower to the public concerning developments in the business of the any Loan Party;
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(13)	on each Funding Date, and more frequently if requested by the Lender, estimates of amounts of Receivables which are subject to offset by any Governmental Entity;

(14)	such other information respecting the Receivables, the equipment, inventory, real property or other assets of each Loan Party, the other Collateral or the condition or operations, financial or otherwise, of any Loan Party and its Subsidiaries as the Lender may from time to time reasonably request.

8.6 Notice of Proceedings; Overpayments. The Borrowers shall promptly notify the Lender (and modify the next Borrowing Base Report to be delivered hereunder to reflect same) in the event of any action, suit, proceeding, dispute, set-off, deduction, defense or counterclaim that is asserted by an Obligor with respect to any of the Receivables. The Borrowers shall make all payments to the Obligors necessary to prevent the Obligors from offsetting any earlier overpayment by the Obligors against any amounts the Obligors owe on any Receivables.

8.7 Taxes. (a) Each Loan Party shall, and shall cause each of its Subsidiaries to do the following: (1) file when due all federal, national and state income and other tax returns and other reports which it is required to file; and (2) subject to the other terms of this Section 8.7, pay, or provide for the payment, when due, of all taxes (including, without limitation, sales taxes), fees, assessments and other governmental charges against it or upon its Property, income or franchises, including taxes relating to the transactions contemplated under this Agreement, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing.

(b) So long as the Loan Parties have notified the Lender in writing, the applicable Loan Party or any of its Subsidiaries will not be required under this Section 8.7 to pay an amount referred to in clause (2) of Section 8.7(a) if (1) the applicable Loan Party is contesting that amount in good faith by appropriate proceedings diligently pursued; (2) the applicable Loan Party has established proper reserves as provided in GAAP with respect to that amount; and (3) no Lien (other than a Permitted Lien) results from non-payment of that amount.

(c) Except pursuant to any tax sharing agreement disclosed in Schedule II hereto or any other tax sharing arrangements among the Loan Parties acceptable to Lender in its Permitted Discretion, no Loan Party shall have any obligation under any tax sharing agreement.

8.8 Preservation of Existence. Each Loan Party shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such qualification would have or result in a Material Adverse Effect.

8.9 Loan Documents. Each Loan Party shall, at its sole expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Loan Documents, maintain the Loan Documents in full force and effect, enforce each Loan Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Lender and make upon any party to the Loan Documents such demands and requests for information and reports or for action as such Loan Party is entitled to make thereunder and as may be from time to time reasonably requested by the Lender. Each Loan Party shall not permit any waiver, modification, or amendment of any Loan Document, except as may be requested by the Lender.

8.10 Farmingdale Property (i) During the continuance of an Event of Default, or (ii) upon the execution or issuance of any settlement agreement, consent order or decree, stipulation or similar

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agreement or order, or any judgment, imposing any liability in excess of $1,000,000 on any Loan Party in connection with any investigations by the Office of Inspector General or any related Governmental Entity (unless with respect to this clause (ii), Loan Parties have cash on hand in operating deposit accounts that are being monitored by the Lender on-line and in real-time and subject to a Control Agreement in an amount in excess of the amount of the liability incurred or imposed in connection with such investigation and Loan Parties satisfy such liability with such cash without causing a Default or Event of Default under Section 8.1 hereof), at Lender’s request in its sole discretion, Loan Parties shall deliver to Lender a mortgage on the Farmingdale Property, in form and substance satisfactory to Lender in its Permitted Discretion, together with any insurance policies and endorsements, legal opinions, fixture filings, environmental reports and other related instruments or agreements as Lender may request in its Permitted Discretion.

8.11 Invoices. Each Loan Party shall take all reasonable steps to ensure that all invoices rendered or dispatched on or after the Closing Date contain only the remittance instructions required under Article 4 of this Agreement.

8.12 ERISA Compliance. Each Loan Party shall, and shall cause its ERISA Affiliates to, make all required contributions to each Plan and shall not, nor shall it permit any ERISA Affiliate to, cause or permit to occur: (1) an event that could result in the imposition of a lien under Section 412 of the IRC or Section 302 or 4068 of ERISA, (2) an ERISA Event that would have a Material Adverse Effect in the aggregate, (3) the adoption of a new Employee Plan or the amendment of an existing Employee Plan, or an agreement to contribute to any Multiemployer Plan if the increase in its obligations as a result thereof could reasonably be expected to have a Material Adverse Effect in the aggregate.

8.13 Equipment. Each Loan Party shall, in accordance with sound business practices, maintain all equipment and other Properties used by it in its business (other than obsolete or worn-out equipment) in good repair, working order and condition (normal wear and tear and immaterial impairments of value and damage by the elements excepted) and make all necessary repairs, renewals, replacements and improvements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved.

8.14 Insurance. Each Loan Party shall keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated, including without limitation, all Collateral, against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations conducting a similar business in similar locales. Each policy referred to in this Section 8.14 shall provide that it will not be canceled, amended, or reduced except after not less than 30 days’ prior notice to the Lender and shall also provide that the Lender (or its designees and assigns) shall be named as loss (or co-loss) payee and additional insured, as applicable and as its interests may appear, and such interests shall not be invalidated by any act or negligence of any Loan Party. The Loan Parties shall advise the Lender promptly of any notice of any policy cancellation, reduction, or amendment. Each insurance policy for property, casualty, liability and business interruption coverage for each Loan Party shall name the Lender as lender loss payee (as its interests may appear) or an additional insured, as appropriate.

8.15 Post Closing. Loan Parties shall deliver (i) within thirty (30) days of the Closing Date, a landlord waiver, in form and substance satisfactory to Lender in its Permitted Discretion, from the landlord of the property located at 5777 Hines Drive, Ann Arbor, Michigan 48108 pursuant to which, inter alia, such landlord waives or subordinates any contractual or statutory liens it has on any Collateral to the lien of Lender and agrees to provide Lender reasonable access to such premises and the Collateral, (ii) within ninety (90) days of the Closing Date, Borrowers shall close account number 4977160196 at

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Citibank, (iii) within ten (10) days of the Closing Date, deliver stock certificates evidencing all investment property and general intangibles, if applicable, pledged as Collateral hereunder and under the Pledge Agreements together with stock powers endorsed in blank, and (iv) within thirty (30) days of the Closing Date, deliver to Lender, Control Agreements, in form and substance satisfactory to Lender in its Permitted Discretion, for all deposit and other accounts maintained at Bank of America.

ARTICLE 9

NEGATIVE COVENANTS

UNTIL THE FULL PAYMENT OF ALL LENDER DEBT, THE TERMINATION OF THE REVOLVING COMMITMENT HEREUNDER, EACH LOAN PARTY AGREES TO PERFORM AND CAUSE EACH OF THE OTHER LOAN PARTIES, AND THEIR SUBSIDIARIES, IF APPLICABLE, TO PERFORM ALL COVENANTS IN THIS ARTICLE 9.

9.1 Corporate Documentation. No Loan Party shall modify, amend, or alter its organizational documents in any manner that is adverse to the interests of the Lender or in any other material manner.

9.2 Debt. No Loan Party, or any Subsidiary of any Loan Party, shall incur or assume any Debt following the Closing Date other than Permitted Debt.

9.3 Subordination. No Loan Party, or any Subsidiary of any Loan Party, shall, directly or indirectly (1) at any time pay any amount of principal or prepay, defease, purchase or redeem any Debt, during the continuance of an Event of Default, or (2) pay any amount of principal or cash interest on any Subordinated Debt, but nothing in this Section 9.3 prohibits payment of non-cash interest “in-kind” thereunder.

9.4 Liens. No Loan Party, or any Subsidiary of any Loan Party, shall create or suffer to exist any Liens upon or with respect to any of its Properties (including, without limitation, any Collateral and any general intangibles consisting of patents, trademarks, patent and trademark applications, copyrights, trade names and other intellectual property) or assign any right to receive income in respect thereof, except Permitted Liens.

9.5 Lease Obligations. No Loan Party, or any Subsidiary of any Loan Party, shall enter into, or suffer to exist, any lease of real or personal Property as lessee or sublessee (other than a Capital Lease and such Loan Party’s operating leases in existence on the Closing Date and listed on Schedule II hereto), if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) for the Loan Parties and their Subsidiaries on an aggregate basis in any fiscal year in respect of such lease and all other such leases would exceed $6,500,000. The term “Rentals” means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

9.6 Asset Sales; Sale/Leaseback Transaction; Etc. No Loan Party, or any Subsidiary of any Loan Party, shall sell, assign (by operation of law or otherwise), transfer, lease, sublease, liquidate or otherwise dispose of (including, without limitation, pursuant to any sale/leaseback transaction) any of its Properties (including, without limitation, the Farmingdale Property or any Collateral), or assign any right to receive income in respect thereof, other than:

(1)	sales of inventory in the ordinary course of its business; and

(2)	replacement and disposition of equipment in the ordinary course of business.
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9.7 Change in Business. No Loan Party, or any Subsidiary of any Loan Party, shall engage in any business other than the business engaged in by it on the Closing Date.

9.8 Change in Credit and Collection Policy. No Loan Party shall make any material change in the Credit and Collection Policy without the prior written consent of the Lender.

9.9 Change in Payment Instructions. No Loan Party shall terminate, or suffer or permit the termination of, any of the Lockboxes or the Lockbox Accounts, or make any change or replacement (1) in the instructions contained in any Notice or otherwise, (2) regarding payments with respect to Receivables to be made to the Lockboxes, the Lockbox Accounts or the other deposit accounts set forth on Schedule III and subject to Control Agreements, (3) in the Standing Revocable Instruction referred to in the Depositary Agreements or otherwise, or (4) regarding payments to be made to the Lender, except upon the prior and express written direction of the Lender.

9.10 Deviation from Terms of Receivable. Except in accordance with the Credit and Collection Policy, no Loan Party shall, without the prior written consent of the Lender:

(1)	compromise, adjust, extend, satisfy, subordinate, rescind, set off, waive, amend, or otherwise modify, or permit or agree to any deviation from, the terms and conditions of any Receivable or materially or adversely modify or waive any term or condition of any contract related thereto;

(2)	(A) amend, modify, supplement or delete in any way or to any extent any provision for uncollectible accounts and free care applicable to any Receivable, or (B) amend, modify or supplement in any way or to any extent any financial category or change in any way or to any extent the manner in which any financial category is treated or reflected in its records;

(3)	alter or modify its claims processing system or its third-party billing system, as applicable (except for technical changes of an immaterial nature); or

(4)	change, modify, or rescind any direction contained in any invoice or previously delivered Notice.

9.11 Mergers and Acquisitions; Dissolutions. No Loan Party or any Subsidiary shall consummate or enter into any transaction or agreement which results or is intended to result in a merger, acquisition, dissolution or wind-up, except any Borrower may merge with and into another Borrower.

9.12 No “Instruments”. No Borrower shall take any action which would allow, result in, or cause any Eligible Receivable to be evidenced by an “instrument” within the meaning of the UCC of the applicable jurisdiction.

9.13 Margin Loan Restrictions. No portion of the proceeds of any borrowing hereunder shall be used in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, T, or X of the Board of Governors of the Federal Reserve System or any other regulation of such.

9.14 Loans or Investments. Except with respect to loans and investments set forth on Schedule II and transactions permitted by Section 9.15 below, no Loan Party shall make, and no Loan Party shall enter into an agreement to make, any loans to or investments in any Person (other than a Borrower), other than loans and advances for reasonable travel, relocation and business expenses in the

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ordinary course of business, so long as (1) all such loans and advances comply with all applicable laws and regulations (including, without limitation, the Sarbanes Oxley Act of 2002 and any successor laws or regulations, as amended from time to time) and (2) the aggregate outstanding amount of all such loans and advances does not exceed $250,000 at any time outstanding during the term of this Agreement.

9.15 Transactions with Affiliates. No Loan Party shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any equity interest or indebtedness, or any Property, of any Affiliate, or become liable under any Guaranty for the obligations of any Affiliate. Notwithstanding the foregoing, the Borrowers may engage in transactions (including trade payable) with Affiliates in the ordinary course of business, in amounts and upon terms fully disclosed to the Lender, and materially no less favorable to the Borrowers than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate.

9.16 Distributions. (a) Subject to the other terms of this Section 9.16, no Loan Party shall make, or enter into any agreement to make, or enter into any transaction or agreement which results or is intended to result in, any dividends or other Distributions being paid to any Person, except as set forth in clauses (b) and (c) below.

(b) Loan Parties may make one Distribution per fiscal quarter so long as:

(i) (A) the Loan Parties and their Subsidiaries on a consolidated basis have positive net income (calculated before extraordinary items), for the most recently ended fiscal quarter, based on the most recent quarterly income statement filed in Enzo’s 10Q; (B) Lender has received a compliance certificate from the Borrower Representative, in form and substance satisfactory to the Lender in its Permitted Discretion, demonstrating and certifying that immediately prior to and after giving pro forma effect to such Distribution (I) no Default or Event of Default exists, is continuing or would occur, and (II) the making of such Distribution would not create a violation of the Maximum Cash Burn Covenant; (C) the aggregate amount of cash on hand in operating deposit accounts of the Loan Parties that are being monitored by the Lender on-line and in real-time and subject to a Control Agreement, plus the positive difference, if any, between the Adjusted Borrowing Limit and the sum of the then Outstanding Balance of the Revolving Loan, is greater than $4,000,000; (D) such Distribution is not being made within 12 months of the date of any exercise of the cure right set forth in Section 10.3 hereof, and (E) to the best of the Loan Parties’ knowledge, and based upon the Loan Parties’ projected financial information or forward looking statements, the Loan Parties do not anticipate a breach of the Minimum Liquidity Covenant or the Maximum Cash Burn covenant in the next 12 months; or

(ii) (A) Borrowers have received the cash proceeds of the Life Technologies Commercial Tort Claim or any other claim in an amount not less than an amount equal to the Revolving Commitment then in effect; (B) Lender has received a compliance certificate from the Borrower Representative, in form and substance satisfactory to the Lender in its Permitted Discretion, demonstrating and certifying that immediately prior to and after giving pro forma effect to such Distribution (I) no Default or Event of Default exists, is continuing or would occur, and (II) the making of such Distribution would not create a violation of the Maximum Cash Burn Covenant; (C) the aggregate amount of cash on hand in operating deposit accounts of the Loan Parties that are being monitored by the Lender on-line and in real-time and subject to a Control Agreement, plus the

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positive difference, if any, between the Adjusted Borrowing Limit and the sum of the then Outstanding Balance of the Revolving Loan, is greater than $4,000,000; (D) such Distribution is not being made within 12 months of the date of any exercise of the cure right set forth in Section 10.3 hereof, and (E) to the best of the Loan Parties’ knowledge, and based upon the Loan Parties’ projected financial information or forward looking statements, the Loan Parties do not anticipate a breach of the Minimum Liquidity Covenant or the Maximum Cash Burn covenant in the next 12 months.

(c) For any taxable year Axxora may pay cash dividends to Enzo in an aggregate amount equal to the actual federal and state income tax liability of Enzo for such taxable year (or portion thereof) attributable to Axxora’s income.

9.17 Reserved

9.18 Subsidiaries. No Loan Party shall maintain, suffer to exist, create or acquire any Subsidiaries other than those listed on Schedule II.

9.19 Foreign Deposit Accounts. No Borrower shall maintain or cause to be maintained any cash or cash equivalents in any Foreign Deposit Account unless such cash or cash equivalents were generated from operations in, or services provided in, the foreign jurisdiction(s) where such accounts are maintained, and Borrowers shall not transfer any cash or cash equivalents from any non-Foreign Deposit Account to any Foreign Deposit Account.

ARTICLE 10

FINANCIAL COVENANTS

UNTIL THE FULL PAYMENT OF ALL LENDER DEBT, THE TERMINATION OF THE REVOLVING COMMITMENT HEREUNDER, THE EACH BORROWER AGREES TO PERFORM AND CAUSE EACH OF THE OTHER LOAN PARTIES TO PERFORM ALL COVENANTS IN THIS ARTICLE 10.

10.1 Minimum Liquidity. The sum of (1) the aggregate amount of cash on hand in operating deposit accounts of the Loan Parties that are being monitored by the Lender on-line and in real-time and subject to a Control Agreement, plus (2) the positive difference, if any, between (A) the Adjusted Borrowing Limit and (B) the sum of the then Outstanding Balance of the Revolving Loan, shall at no time be less than $3,000,000;

provided however that commencing the month after any Specified Contribution is made pursuant to Section 10.3 and continuing until satisfaction of the conditions set forth in the last sentence of Section 10.3, the sum of (1) the aggregate amount of cash on hand in operating deposit accounts of the Loan Parties that are being monitored by the Lender on-line and in real-time and subject to a Control Agreement, plus (2) the positive difference, if any, between (A) the Adjusted Borrowing Limit and (B) the sum of the then Outstanding Balance of the Revolving Loan, shall at no time be less than the greater of $4,000,000; provided, further, that Lender may, in its Permitted Discretion, institute a reserve against the Borrowing Base in an amount, determined by Lender in its Permitted Discretion, that will ensure the Loan Parties will satisfy such Minimum Liquidity requirement.

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10.2 Maximum Cash Burn. The Maximum Cash Burn of Loan Parties and their Subsidiaries on a consolidated basis as of the end of each month, calculated on a trailing 3 month basis, shall not be greater than the amount set forth below for the corresponding month:

Month Ending:	Maximum Cash Burn:
May 31, 2013	($4,500,000)
June 30, 2013	($3,650,000)
July 31, 2013	($1,500,000)
August 30, 2013	($1,200,000)
September 30, 2013	($1,000,000)
October 31, 2013	($850,000)
November 30, 2013	($850,000)
December 31, 2013	($850,000)
January 31, 2014	($850,000)
February 28, 2014	($850,000)
March 31, 2014	($500,000)
April 30, 2014	($300,000)
May 31, 2014	($300,000)
June 30, 2014 and each month ending thereafter	$0

10.3 Equity Cure. Notwithstanding the forgoing, if an Event of Default occurs as a result of Loan Parties’ failure to comply with Section 10.2 (a “Curable Default”), proceeds (including Prior Equity Raise Proceeds) of equity contributions (in the form of common equity or other equity having terms acceptable to Lender in its reasonable discretion) or proceeds of the Life Technologies Commercial Tort Claim received by Enzo in an amount (the “Specified Contribution”) sufficient to, when added to EBITDA as more fully set forth below, cause Loan Parties to be in compliance with Section 10.2, which Specified Contribution is in turn paid directly to Lender after the last day of the month for which such Event of Default occurred but prior to the day that is thirty (30) days after the day on which financial statements are required to be delivered to Lender for such month pursuant to Section 9.5 (the “Required Contribution Date”), will, at the written request of Borrower Representative, be included in the calculations of EBITDA solely for the purposes of determining compliance with such financial covenant at the end of such month and any subsequent testing period that includes such month; provided further that (a) the minimum amount of any Specified Contribution and the use of proceeds therefrom will be no less than the greater of $500,000 and the amount required to cause Loan Parties to be in compliance with

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Section 10.2 (provided that only the portion required to cause Loan Parties to be in compliance with such section shall be added back to EBITDA); (b) all Specified Contributions and the use of proceeds therefrom will be disregarded for all other purposes under this Agreement; (c) there shall be no more than two Specified Contributions made in any twelve month period; (d) the proceeds of all Specified Contributions will be paid to Lender and applied to prepay the Outstanding Balance; and (e) from the date the Curable Default occurred until the date Borrowers pay the Specified Contribution to Lender pursuant to clause (d) above, Lender may institute a reserve under the Adjusted Borrowing Limit in an amount up to the Minimum Liquidity covenant amount then in effect as set forth in Section 10.1 hereof; provided however that Lender agrees that it shall not institute a reserve against the Borrowing Base pursuant to this clause (d) in an amount that would cause the Outstanding Balance to exceed the Adjusted Borrowing Limit at the time such reserve is implemented (provided further that Lender shall not be required to release any reserve to the extent the reserve would cause the Outstanding Balance to exceed the Adjusted Borrowing Limit at any time after implementation of such reserve). Borrower Representative shall deliver to Lender irrevocable written notice of its intent to cure any such Curable Default no later than the date the financial statements for such month are required to be delivered pursuant to Section 9.5, which cure notice shall set forth the calculation of the applicable amount of the Specified Contribution necessary to cure such Curable Default. Upon timely receipt by Lender in cash of the applicable Specified Contribution and application of the Specified Contribution to the Obligations, the applicable Curable Defaults shall be deemed waived. Upon such cure, the Minimum Liquidity covenant will be subject to a heightened compliance level as detailed in section 10.1 until such Maximum Cash Burn covenant set forth in Section 10.2 is met for (3) three consecutive months after the cure is made (but excluding the Specified Contribution from the calculation of EBITDA) in order for the Minimum Liquidity to revert back down to the original Minimum Liquidity covenant level.

ARTICLE 11

EVENTS OF DEFAULT

11.1 Events of Default. Each of the following will constitute an “Event of Default”:

(1)	Any Borrower fails to pay any principal or interest hereunder or under any of the other Loan Documents, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise.

(2)	Any Borrower shall default in the due and punctual payment of any other payment, fee or expense owing to the Lender pursuant to any of the Loan Documents, when and such amount of payment, fee or expense shall become due and payable, and such default shall continue unremedied for three Business Days.

(3)	Any material provision of this Agreement or any other Loan Document shall at any time fail for any reason to be in full force and effect, or this Agreement or any other Loan Document shall terminate, be terminated or become void or unenforceable by the Lender party thereto for any reason whatsoever without the prior written consent of the Lender.

(4)	This Agreement shall for any reason fail or cease to create or fail or cease to be a valid and perfected security interest in favor of the Lender in the Receivables, the Collections with respect thereto and the other Collateral, free and clear of all Liens other than Permitted Liens.

(5)	Any Loan Party shall default in the performance or observance of any covenant, agreement or provision contained in (A) Section 8.5, 8.6, 8.7, 8.8, 8.9, or 8.10 or Article 4, 5, 9, or 10; or (B) any other Section or Article of this Agreement or any other
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Loan Document or in any other instrument or document evidencing or creating any obligation, guaranty or Lien in favor of the Lender in connection with or pursuant to this Agreement or any Lender Debt, and, in the case of any default referred to in this clause (5), that default continues for a period of 15 days after the earlier of (i) the date on which notice of such default is sent to the Borrower Representative by the Lender, and (ii) the date on which any Loan Party discovers such default.

(6)	A Revocation Order (as defined in the Depositary Agreement) shall have been sent or any change or replacement shall have been made in the Standing Revocable Instruction (as defined in each of the Depositary Agreements) or any bank (including the Lockbox Bank) at which any deposit account, blocked account, or lockbox account (including the Lockbox Accounts) is maintained shall fail to comply with any of the terms of any deposit account, blocked account, lockbox account or similar agreement (including any Depositary Agreement) to which such bank is a party.

(7)	Any representation or warranty made or deemed made by any Loan Party (other than with respect to the eligibility of Receivables as Eligible Receivables hereunder) under or in connection with this Agreement or any other Loan Document or any information or report delivered by any Loan Party pursuant to this Agreement or any other Loan Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered.

(8)	Any Loan Party shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in an aggregate principal amount of at least $500,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

(9)	Any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property) shall occur; or any Loan Party shall take any action to institute, initiate or authorize any of the actions set forth above in this clause (9).
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(10)	As of any date of determination, any Loan Party is found to have been overpaid by Governmental Entities in an amount greater than $300,000 during any period covered by an audit or governmental investigation conducted by CMS or any other federal or state entity and such overpayment is not repaid within 30 days of its due date or reserved for in a manner reasonably acceptable to the Lender.

(11)	There shall have occurred any event, or any condition shall exist, which has had or resulted in, or could reasonably be expected to have or result in, a Material Adverse Effect.

(12)	Any Loan Party shall have entered into any transaction or agreement which could reasonably be expected to result in a Change of Control; or a Change of Control shall have occurred.

(13)	Judgments or orders for payment of money (other than judgments or orders in respect of which adequate insurance is maintained for the full payment thereof) in excess of $500,000 in the aggregate against the Loan Parties, or any of them, remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of 30 days or more.

(14)	Any of the following occurs: (A) any Borrower is enjoined, restrained or in any way prevented by the order of any court or any Governmental Entity from conducting all or any material part of its business; (B) any Borrower suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; (C) there is a cessation of any material part of the business of any Borrower; or (D) any Governmental Entity (including, without limitation, the Internal Revenue Service or the PBGC) files a notice of a Lien against any assets of any Loan Party.

(15)	Any Loan Party shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings against any of its Properties.

(16)	Any Loan Party shall fail to pay or discharge at or before maturity or before becoming delinquent all lawful claims in excess of $250,000 for labor, material, and supplies, which, if unpaid, might become a Lien upon any material portion of the Property.

(17)	An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have or result in a Material Adverse Effect.

(18)	Any Loan Party is unable to maintain the Transmission interface described in Exhibit V to the commercially reasonable satisfaction of the Lender, or the electronic information servicing capabilities of any Loan Party is not functioning, in either case, for a period of more than three consecutive Business Days; provided however, that in such event Loan Parties shall have the right, upon written notice to Lender, to provide data equivalent to that intended to be covered by the Transmission interface by a reasonable alternative delivery system acceptable to the Lender, including an explanation of the reasons for using alternate delivery.
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(19)	Except as permitted in clause (18) above, the Borrowers have sent multiple Transmissions to the Lender in a manner that is not in compliance with the specifications set forth in Exhibit V hereof.

11.2 Events of Default; Remedies. (a) If any Event of Default shall occur and be continuing, the Lender may, by notice to the Borrower Representative, take any of the following actions: (1) declare the Maturity Date to have occurred and all Lender Debt related thereto shall become immediately due and payable in full; (2) terminate all commitments and obligations of the Lender hereunder; and (3) without limiting any rights hereunder and subject to applicable law, replace the Borrowers in their performance of any or all of its Receivables servicing responsibilities. If an Event of Default under clause (9) of Section 11.1 occurs, the Maturity Date will be deemed to have occurred automatically and without notice and all Lender Debt shall automatically become immediately due and payable and all commitments and obligations of the Lender shall be terminated without any notice or demand of any kind. Upon any such declaration or designation, the Lender shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative. The Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any other Loan Document or to realize upon any Collateral for the Lender Debt, it being understood and agreed that such rights and remedies may be exercised only by the Lender in its discretion granted hereunder.

(b) Each Loan Party hereby irrevocably authorizes and instructs the Lender to set-off the full amount of any Lender Debt due and payable against any Collections, any other proceeds of Collateral, or the principal amount of any Revolving Advance requested on or after such due date. No further notification, act or consent of any nature whatsoever is required prior to the exercise by the Lender of such right of set off.

11.3 Attorney-in-Fact. Each Loan Party hereby irrevocably designates and appoints the Lender, to the extent permitted by applicable law and regulation, as that Loan Party’s attorney-in-fact, which irrevocable power of attorney is coupled with an interest, with authority, during the continuance of an Event of Default (and to the extent not prohibited under applicable law and regulations) to do any of the following: (1) endorse or sign such Loan Party’s name to remittances, invoices, assignments, checks (other than, absent a court order, payments from Governmental Entities), drafts or other instruments or documents in respect of the Receivables ; (2) notify Insurers to make payments on the Receivables directly to the Lender; and (3) bring suit in such Loan Party’s name and settle or compromise such Receivables as the Lender may, in its discretion, deem appropriate.

ARTICLE 12

MISCELLANEOUS

12.1 Amendments. (a) Subject to the other terms of this Section 12.1, no amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto will be effective unless in a writing signed by the Lender and the Borrowers, and then such amendment, waiver, or consent will be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Lender or the Loan Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(c) The parties hereto agree to make any reasonable change, modification or amendment to this Agreement as may be requested by Fitch, Inc., Moody’s Investors Service Inc., or any

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other rating agency then rating the receivables financing program of the Lender, so long as any such change, modification or amendment does not materially adversely affect the parties hereto.

12.2 Notices. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include email, facsimile and telephone calls followed by hard copy or facsimile communication and notices and other communications submitted through the HFG Web Portal) and shall be delivered to each applicable party, at the address set forth under its name on Schedule I hereto or at such other address as shall be designated by such party in a notice to the other parties hereto. All notices by the Borrowers to the Lender shall be delivered by an Authorized Officer. Notices and communications submitted through the HFG Web Portal or sent by email and facsimile shall be effective when sent (and shall be immediately followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received. Without in any way limiting the Borrowers’ obligation to confirm in writing any telephonic notice of a borrowing or any notice of a borrowing submitted through the HFG Web Portal, the Lender may act without liability upon the basis of telephonic notice or any notice or other communication submitted through the HFG Web Portal believed by the Lender in good faith to be from an Authorized Officer of the Borrowers prior to receipt of separate written confirmation.

12.3 Assignment; Participations. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; provided, that no Loan Party may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Lender.

(b) The Lender may assign, sell, or otherwise transfer to one or more assignees (including, without limitation, one or more investors) all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitments and the advances or loans at the time owing to it); provided however that so long as no Default or Event of Default has occurred and is continuing, any assignment to a Person other than a Permitted Assignee shall be subject to the consent of Borrowing Representative, such consent not to be unreasonably withheld, conditioned or delayed. In the event of any assignment by the Lender to an Affiliate of the Lender (an “Affiliate Assignee”), the Lender shall be deemed to act as administrative agent and collateral agent for the applicable Affiliate assignee, and the Lender will retain the sole rights to enforce this Agreement, to approve any amendment, modification, or waiver of any provision of this Agreement, and to receive or collect all payments with respect to the Lender Debt (including payments of interest on the Revolving Loan and payments of fees). By acceptance of any such assignment, each Affiliate Assignee irrevocably appoints the Lender as its administrative and collateral agent for the purposes of administrating the Loans and perfecting the Liens securing the Lender Debt, and authorizes the Lender to take such actions and to exercise such powers on behalf of such Affiliate Assignee as are reasonably necessary or advisable and incidental thereto, including the sole and exclusive authority to: act as disbursing and collecting agent; execute Loan Documents; and act as collateral agent and deal with Collateral and exercise any rights or remedies with respect to any Collateral, including the determination of whether any Receivables constitute Eligible Receivables, or whether to impose or release any reserve. Each Affiliate Assignee agrees that any action taken by the Lender in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Lender of its powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be authorized by and binding upon all of the Affiliate Assignees. The Lender’s exercise of its discretion in connection with the foregoing matters, if exercised in good faith, shall exonerate the Lender from liability to any Affiliate Assignee or other Person for any error in judgment. The Lender may perform any and all of its duties and exercise its rights and powers by or through any one or more agents appointed by the Lender. The Lender shall not be liable to any Affiliate Assignee for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by the Lender’s gross negligence or willful misconduct and the Lender does not assume

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any responsibility for any failure or delay in performance or any breach by any Loan Party of any obligations under the Loan Documents. In the event that a petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law is filed by or against Borrowers, or any of them, any Guarantor, or any other Person obligated under any Loan Document, the Lender is authorized, to the fullest extent permitted by applicable law, to file proofs of claim on behalf of itself and the Affiliate Assignees in such proceeding for the total amount of obligations owed by the Borrowers, or any of them, any Guarantor, or any other Person under any Loan Document.

BY ACCEPTANCE OF ANY SUCH ASSIGNMENT, EACH AFFILIATE ASSIGNEE AGREES TO INDEMNIFY AND HOLD HARMLESS THE LENDER AND ITS AFFILIATES, DIRECTORS, OFFICERS, AGENTS, REPRESENTATIVES, COUNSEL AND EMPLOYEES AND EACH OTHER PERSON, IF ANY, CONTROLLING THEM OR ANY OF THEIR RESPECTIVE AFFILIATES WITHIN THE MEANING OF EITHER SECTION 15 OF THE SECURITIES ACT OF 1933, AS AMENDED, OR SECTION 20(A) OF THE EXCHANGE ACT (COLLECTIVELY, “LENDER INDEMNITEES”), TO THE EXTENT NOT REIMBURSED BY LOAN PARTIES (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF THE LOAN PARTIES UNDER ANY DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY LENDER INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM A LENDER INDEMNITEE ACTING AS AN AGENT AS DESCRIBED IN THIS SECTION. In the Lender’s discretion, it may reserve for any such claims made against a Lender Indemnitee, and may satisfy any judgment, order, or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Affiliate Assignees. If the Lender is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by the Lender in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to the Lender by each Affiliate Assignee to the extent of its Pro Rata Share.

(c) The Lender may, without the consent of the Borrowers, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of the Lender’s rights and obligations under this Agreement (including, if applicable, all or a portion of its commitments and the loans and advances owing to it); provided that (A) the Lender’s obligations under this Agreement shall remain unchanged, (B) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers shall continue to deal solely and directly with the Lender in connection with all of the Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, or waiver of any provision of this Agreement, except that any such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification, or waiver described in Section 12.1 that affects such Participant. Each Borrower agrees, to the fullest extent permitted under applicable law, that each Participant shall be entitled to the benefits of Section 2.5 to the same extent as if it were the Lender. A Participant shall not be entitled to receive any greater payment under Section 2.5 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.

(d) The Lender may at any time pledge or assign a security interest in all or any portion of its rights (and the Collateral) under this Agreement to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.3 shall not apply to any such pledge or assignment of a security interest; provided that no such

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pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

12.4 Further Assurances; Financing Statements. Each Borrower shall, and shall cause its Subsidiaries to, at such Borrower’s expense, promptly execute and deliver all further instruments and documents, and take all further action that the Lender may request in its Permitted Discretion, from time to time, as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents, in order to perfect, protect or more fully evidence the assignment as security of the Receivables and the other Collateral, or to enable the Lender to exercise or enforce its rights hereunder and under the other Loan Documents. Without limiting the generality of the foregoing, each Borrower shall, upon the request of the Lender, execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other documents or notices, as may be, in the opinion of the Lender, necessary or appropriate. Each Borrower hereby authorizes the Lender to file one or more financing or continuation statements and amendments thereto and assignments thereof, relative to all or any of the Collateral now existing or hereafter arising without such Borrower’s signature where permitted by law. If any Borrower fails to perform any of its agreements or obligations under this Agreement, the Lender may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Lender incurred in connection therewith shall be payable by the Borrowers.

12.5 Costs and Expenses; Collection Costs. (a) Each Borrower agrees to pay on demand (1) all reasonable and documented non-legal costs and expenses of the Lender in connection with the preparation, execution, delivery, and administration of this Agreement and the Loan Documents; (2) all reasonable and documented costs and out-of-pocket expenses, if any (including reasonable counsel fees and expenses), of the Lender in connection with any waiver, modification, supplement, or amendment hereto, (3) all costs and out of pocket expenses of the Lender in connection with any action to collect, enforce, protect, maintain, preserve or foreclose its interests with respect to any Loan Document or Collateral and (4) any and all wire fees for each wire initiated by the Lender to or for the benefit of any Borrower.

(b) Each Borrower further agrees to pay on the Closing Date and thereafter on demand (1) subject to and in accordance with Section 8.4 hereof, all reasonable costs and expenses incurred by the Lender in connection with periodic audits of the Collateral (including the Receivables, books and records, accounting, financial and general business matters of each Borrower; (2) all reasonable costs and expenses incurred by the Lender to accommodate any significant coding or data system changes made by any Borrower that would affect the transmission or interpretation of data received through the interface; (3) all reasonable costs and expenses incurred by the Lender resulting from a lack of either cooperation or responsiveness of any Borrower to agreed-upon protocol and schedules; provided, that such Borrower has been informed of the alleged lack of cooperation or responsiveness and has been provided with a reasonable period of time to correct such problems; and (4) all successor and substitute servicing costs.

(c) Without limiting the generality of the foregoing, the expenses, costs, charges and fees referred to in this Section 12.5 may include the following: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants’ fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food.

12.6 Confidentiality. Each of the parties hereto hereby acknowledges that this Agreement and the other Loan Documents (including, without limitation, any information relating to the Borrowers or

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any member of the Lender Group) contain confidential and proprietary information. Unless otherwise required by applicable law, each of the parties hereto hereby agrees to maintain the confidentiality of this Agreement (and all drafts, memos and other documents delivered in connection herewith including, without limitation, any information relating to the Borrowers or any member of the Lender Group delivered hereunder) in communications with third parties and otherwise and to take all reasonable actions to prevent the unauthorized use or disclosure of and to protect the confidentiality of such confidential information, except that such confidential information may be disclosed (in accordance with applicable laws) to (1) the Borrowers’ legal counsel, accountants and investors; (2) each member of the Lender Group, investors in and creditors of the Lender, or the Lender, appropriate rating agencies with respect to such Persons, and each of their respective legal counsel and auditors; (3) any assignee or Participant or potential assignee or Participant that has agreed to comply with this Section 12.6 (and any such assignee or Participant or potential assignee or Participant may disclose such information to Persons employed or engaged by them as described in clause (2) above); (4) any Person, if such information otherwise becomes available to such Person or publicly available through no fault of any party governed by this Section 12.6; (5) any Governmental Entity requesting such information; and (6) any other Person with the written consent of each affected party, which consent shall not be unreasonably withheld except with the consent of the Lender. Each member of the Lender Group hereby agrees to, and shall take reasonable steps to cause each other member of the Lender Group to, comply with all applicable laws (including the provisions set forth in the Business Associate Agreement) regarding confidential patient information, if any, it receives in connection with the transactions described in this Agreement.

12.7 Term and Termination; Fees. (a) This Agreement shall have an initial term commencing on the Closing Date and expiring on the Scheduled Maturity Date (the “Initial Term”). Thereafter, the term of this Agreement with respect to the Revolving Loan and Revolving Commitment shall be automatically extended for annual successive terms (each a “Renewal Term”) commencing on the first day following the Initial Term or a Renewal Term, as the case may be, and expiring on the date twelve months thereafter, unless the Lender or the Borrowers provide notice not less than 30 days prior to the expiration of the Initial Term or a Renewal Term, as the case may be, that such Person does not intend to extend the term of this Agreement.

(b) The obligations of the Lender under this Agreement shall continue in full force and effect from the Closing Date until the Maturity Date.

(c) If the Revolving Commitment is reduced or terminated or the Revolving Loan becomes due and payable prior to the scheduled end of the Term (including by reason of an Event of Default), the Borrowers shall pay to the Lender the Early Termination Fee, if any; provided however that if the Revolving Commitment is reduced or terminated as a result of a Lender Default, then Borrowers shall not be required to pay the Early Termination Fee if the Lender Default is continuing at the time the Revolving Commitment is terminated and the Lender Debt is Fully Paid.

(d) The termination of this Agreement shall not affect any rights of the Lender or any obligations of the Borrowers arising on or prior to the effective date of such termination, and the Borrowers’ duties and obligations hereunder shall continue to be fully operative until the Full Payment of all Lender Debt (including, without limitation, all Lender Debt incurred on or prior to such termination).

(e) The Liens and rights granted to the Lender hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until the Full Payment of all Lender Debt. Upon the termination of all commitments and obligations of the Lender and the Full Payment of all Lender Debt in cash, the Lender shall, at the Borrowers’ sole cost and expense, execute and deliver such documents as the Borrower Representative shall reasonably request to evidence such termination.

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(f) All indemnities of each Borrower contained herein shall survive termination hereof unless otherwise provided. In furtherance and not in limitation of the foregoing, if after receipt of any payment of all or any part of the Lender Debt, the Lender is for any reason compelled to surrender such payment to any Person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force (except that the Revolving Commitment shall have been terminated), and each Borrower shall be liable to, and shall indemnify and hold the Lender harmless for the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full in cash. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender’s rights under this Agreement and will be deemed to have been conditioned upon such payment having become final and irrevocable.

12.8 No Liability. Neither this Agreement nor any document executed in connection herewith shall constitute an assumption by the Lender of any obligation to any Obligor or any patient or customer of any Borrower. Notwithstanding any other provision herein, no recourse under any obligation, covenant, agreement or instrument of the Lender contained herein or with respect hereto shall be had against any Related Person whether arising by breach of contract, or otherwise at law or in equity (including any claim in tort), whether express or implied, it being understood that the agreements and other obligations of the Lender herein and with respect hereto are solely its corporate obligations; provided, however, nothing herein shall operate as a release of any liability which may arise as a result of such Related Person’s gross negligence or willful misconduct.

12.9 Entire Agreement; Severability. This Agreement, including all exhibits and schedules hereto and the other Loan Documents, embody the entire agreement and understanding of the parties concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral. If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect.

12.10 Governing Law. THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS GRANTED HEREUNDER, OR REMEDIES RELATED THERETO, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

12.11 Waiver of Jury Trial, Jurisdiction, and Venue. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK CITY, NEW YORK COUNTY, NEW YORK, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ANY SUCH LITIGATION, EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE PARTIES HERETO AT THEIR ADDRESSES SET FORTH ON SCHEDULE I HERETO.

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12.12 Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same agreement.

12.13 No Proceedings. Each Loan Party hereby agrees that it will not institute against the Lender any proceeding of the type referred to in clause (9) of Section 11.1 so long as any senior indebtedness issued by the Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.

12.14 Confidentiality and Notices. Each Loan Party hereby grants the Lender the right to place one or more advertisements in newspapers and journals, on its website and in its other materials (all, at its own expense) that recites the transaction hereunder, the amount of such transaction and utilizes the corporate logo of the Loan Parties.

12.15 Accounting Information. Each Borrower hereby authorizes the Lender to discuss the financial condition of the Borrowers, or any of them, with their independent public accountants and agrees that such discussion or communication shall be without liability to such Person or the independent public accountants (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep all information on substantially the same terms as provided herein).

12.16 HFG Web Portal. The Lender may, but will not be required to, establish and make available to the Borrowers, and each Borrower hereby authorizes the Lender to establish make available to the Borrowers, a secure website, FTP site, or other Internet interface accessible only by the Lender and the Borrowers (and separate from the computer interface or FTP site used for Transmissions) through which Borrower may access certain account information relating to the Revolving Loan and this Agreement (that secure website, FTP site, or other Internet interface, the “HFG Web Portal”). The HFG Web Portal, if established and made available to the Borrowers, will be provided “as is” and “as available.” The Lender does not warrant the adequacy of the HFG Web Portal for any particular purpose and expressly disclaims liability for errors or omissions in any information provided through the HFG Web Portal. No warranty of any kind, express, implied, or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights, or freedom from viruses or other code defects, is made by the Lender in connection with the HFG Web Portal. In no event will the Lender or any of its Related Persons have any liability to any Borrower or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental, or consequential damages, losses, or expenses (whether in tort, contract, or otherwise) arising out of the Lender’s establishing the HFG Web Portal or making the HFG Web Portal available to the Borrowers or out of the Borrower’s use of the HFG Web Portal. All information provided through the HFG Web Portal, including, without limitation, all HFG Web Portal Communications, shall remain subject in all respects to the terms and conditions of this Agreement.

12.17 USA PATRIOT Act. Each Borrower acknowledges and consents that, in accordance with the reporting requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), the Lender may require, obtain, verify and record information that identifies such Borrower, which information includes the name and addresses of such Borrower and its principals, as well as any other information that will allow the Lender to identify such Borrower and its principals in accordance with, and otherwise comply with the requirements of, the Act.

12.18 Nature and Extent of Each Loan Party’s Liability.

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(a) Joint and Several Liability. Each Loan Party agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lender the prompt Full Payment of all Lender Debt and the prompt performance of all agreements under the Loan Documents. Each Loan Party agrees that its obligations hereunder constitute continuing obligations, that such obligations shall not be discharged until the Full Payment of all Lender Debt, and that such obligations are absolute and unconditional, irrespective of, and will not be discharged, impaired, or affected by: (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Lender Debt or Loan Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound, or the power or authority or lack thereof of any other Loan Party to incur its obligations; (ii) the absence of any action to enforce this Agreement (including this Section 12.18) or any other Loan Document, or any waiver, consent or indulgence of any kind by the Lender with respect thereto; (iii) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Lender Debt or any action, or the absence of any action, by the Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Loan Party; (v) the payment in full of all of the Lender Debt at any time or from time to time, except the Full Payment of all Lender Debt; (vi) the existence or non-existence of any Loan Party as a legal entity; (vii) any transfer by any Loan Party of all or any part of any Collateral; (viii) any statute of limitations affecting the liability of any other Loan Party hereunder or under any of the other Loan Documents or the ability of the Lender to enforce this Agreement, this Section 12.18, or any other provision of any Loan Document; (ix) any right of offset, counterclaim or defense of any Loan Party, including those that have been waived by the Loan Parties pursuant to this Section 12.18; (x) any election by the Lender in a bankruptcy proceeding for the application of Section 1111(b)(2) of Title 11 of the United States Code; (xi) any borrowing or grant of a Lien by any other Loan Party, as debtor-in-possession under Section 364 of Title 11 of the United States Code or otherwise; (xii) the disallowance of any claims of the Lender against any Loan Party for the repayment of any Lender Debt under Section 502 of Title 11 of the United States Code or otherwise; or (xiii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Lender Debt.

(b) Permitted Actions. Except as otherwise expressly provided by this Agreement, the Lender may from time to time, in its sole discretion and without notice to any Loan Party, take any or all of the following actions: (i) retain or obtain a Lien in any asset of any Loan Party or any other Person to secure any of the Lender Debt; (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Loan Parties, with respect to any of the Lender Debt; (iii) extend or renew for one or more periods (whether or not longer than the original period), or, with the agreement of the Borrowers, alter or exchange any of the Lender Debt; (iv) waive, ignore, or forbear from taking action or otherwise exercising any of its default rights or remedies with respect to any default by the Loan Parties under the Loan Documents; (v) release, waive, or compromise any obligation of the Loan Parties hereunder or any obligation of any nature of any other obligor primarily or secondarily obligated with respect to any of the Lender Debt; (vi) release Lender’s Liens in, or surrender, release or permit any substitution or exchange for, all or any part of the Collateral now or hereafter securing any of the Lender Debt or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, waive, compromise, alter or exchange any obligations of any nature of any Loan Party with respect to any such property; and (vii) demand payment or performance of any of the Lender Debt from any Loan Party at any time or from time to time, whether or not the Lender has exercised any of its rights or remedies with respect to any property securing any of the Lender Debt or any obligation hereunder or proceeded against any other Loan Party or other Person primarily or secondarily liable for payment or performance of any of the Lender Debt.

(c) Waivers.

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(i)	Each Loan Party expressly waives, to the extent not prohibited by applicable law, and except to the extent otherwise expressly required pursuant to this Agreement: (1) in the case of a Guarantor, all rights to revoke its guaranty pursuant to this Section 12.18 at any time; (2) notice of the acceptance by the Lender; (3) notice of the existence, creation, payment, nonpayment, performance or nonperformance of all or any of the Lender Debt; (4) presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever with respect to the payment or performance of the Lender Debt or the amount thereof or any payment or performance by the Loan Parties hereunder; (5) all diligence in collection or protection of or realization upon the Lender Debt or any thereof, any obligation hereunder or any security for or guaranty of any of the foregoing; (6) any right to direct or affect the manner or timing of the Lender’s enforcement of its rights or remedies; (7) any and all defenses that would otherwise arise upon the occurrence of any event or contingency described in Sections 12.18(a) or (b) or upon the taking of any action by the Lender permitted hereunder; and (8) all other principles or provisions of law, if any, that conflict with the terms of this Section 12.18, including the effect of any circumstances that may or might constitute a legal or equitable discharge of a guarantor or surety;

(ii)	Each Loan Party expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel the Lender to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Lender Debt before, or as a condition to, proceeding against such Loan Party.

(iii)	The Lender may, in its discretion, pursue such rights and remedies hereunder, under the other Loan Documents and under applicable law as it deems appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 12.18. If, in the exercise of any rights or remedies, the Lender forfeits any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Loan Party consents to such action by the Lender and waives any claim based upon such action, even if the action may result in loss of any rights of subrogation that any Loan Party might otherwise have had but for such action.

(iv)	If the Lender bids at any foreclosure or trustee’s sale or at any private sale, the Lender may bid all or a portion of the Lender Debt and the amount of such bid need not be paid by the Lender but shall be credited against the Lender Debt. The amount of the successful bid at any such sale, whether the Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Lender Debt shall be conclusively deemed to be the amount of the Lender Debt guaranteed under this Section 12.18, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which the Lender might otherwise be entitled but for such bidding at any such sale.

(v)	It is agreed among each Loan Party and the Lender that the provisions of this Section 12.18 are of the essence of the transaction contemplated by the Loan
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Documents and that, but for such provisions, the Lender would decline to make the Revolving Loan. Each Loan Party acknowledges that its waivers pursuant to this Section 12.18 are necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(d) Extent of Liability. Notwithstanding any provision herein contained to the contrary, each Loan Parties’ liability under this Section 12.18 shall be limited to an amount not to exceed as of any date of determination the greater of:

(i)	the net amount of all proceeds of the Revolving Loan directly or indirectly loaned or otherwise transferred to, or incurred for the benefit of, such Loan Party (including, without limitation, the net amount of all proceeds of the Revolving Advances directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, such Loan Party), plus interest and fees thereon at the applicable rate specified in this Agreement; or

(ii)	the amount that could be claimed by the Lender from such Loan Party under this Section 12.18 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of Title 11 of the United States Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Loan Parties’ right of contribution and indemnification from each other Loan Party hereunder.

(e) Rights of Contribution. To the extent that any Loan Party shall make a payment under this Section 12.18 of all or any of the Lender Debt (each a “Loan Party Payment”) which, taking into account all other Loan Party Payments then previously or concurrently made by the other Loan Parties, exceeds the amount which such Loan Party would otherwise have paid if each Loan Party had paid the aggregate guaranteed Lender Debt satisfied by such Loan Party Payment in the same proportion that such Loan Parties’ “Allocable Amount” (as defined below) (in effect immediately prior to such Loan Party Payment) bore to the aggregate Allocable Amounts of all of Loan Parties in effect immediately prior to the making of such Loan Party Payment, then, following the Full Payment of all Lender Debt, such Loan Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Loan Parties for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Loan Party Payment. As of any date of determination, the “Allocable Amount” of any Loan Party shall be equal to the maximum amount of the claim that could then be recovered from such Loan Party under this Section 12.18 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of Title 11 of the United States Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. This Section 12.18(e) is intended only to define the relative rights of the Loan Parties and nothing set forth in this Section 12.18 is intended to or shall impair the obligations of Loan Parties, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Section 12.18. The rights of the parties under this Section 12.18(e) shall only be exercisable upon the Full Payment of all Lender Debt. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Loan Party to which such contribution and indemnification is owing.

(f) Joint Enterprise. Each Loan Party has requested that the Lender make this credit facility available to the Loan Parties on a combined basis, in order to finance the Loan Parties’ business most efficiently and economically. The Loan Parties’ business is a mutual and collective enterprise.

55

(g) Subordination. Each Loan Party hereby irrevocably subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the Full Payment of all Lender Debt.

(h) Subrogation. No Loan Party will exercise any rights that such Loan Party may acquire by way of subrogation under this Section 12.18, by any payment hereunder or otherwise, until Full Payment of all Lender Debt and the Lender shall have no further obligations to the Loan Party under the Loan Documents or otherwise. If any amount shall be paid to any Loan Party on account of such subrogation rights at any other time, such amount shall be held in trust for the benefit of the Lender and shall be forthwith paid to the Lender to be credited and applied to the Lender Debt, whether matured or unmatured, in such manner as the Lender shall determine.

12.19 Inter-Borrower Provision. Each Loan Party acknowledges that it will enjoy significant benefits from the business conducted by the Borrowers (regardless of whether or not such Borrower actually receives any of the proceeds of the Revolving Loan) because of, inter alia, their combined ability to bargain with other Persons including, without limitation, their ability to receive the credit facility on favorable terms granted by this Agreement and the other Loan Documents which would not have been available to an individual Borrower acting alone. Each Loan Party has determined that it is in its best interest to procure the credit facility which each Borrower may utilize directly and which received the credit support of the other Borrower as contemplated by this Agreement and the other Loan Documents.

12.20 Appointment of Borrower Representative. (a) Each Borrower hereby designates Borrower Representative as its representative and agent on its behalf for the purposes of issuing Borrowing Base Reports, and giving instructions with respect to the disbursement of the proceeds of the Revolving Advances, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Notwithstanding anything to the contrary contained in this Agreement, no Borrower other than Borrower Representative shall be entitled to take any of the foregoing actions. The proceeds of each Revolving Advance made hereunder shall be advanced to or at the direction of Borrower Representative; provided, however, at no time shall Borrower Representative or any other Borrower permit the outstanding Revolving Advances actually advanced to a Borrower and used in its business exceed the Eligible Receivables of such Borrower.

(b) The Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or all Borrowers hereunder to Borrower Representative on behalf of such Borrower or all Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative will be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

56

The parties are signing this Revolving Loan and Security Agreement as of the date stated in the preamble.

BORROWERS:	ENZO BIOCHEM, INC.

By:
	Name:	Andrew R. Crescenzo
	Title:	Vice President

ENZO CLINICAL LABS, INC.

By:
	Name:	Andrew R. Crescenzo
	Title:	Vice President

ENZO LIFE SCIENCES, INC.

By:
	Name:	Andrew R. Crescenzo
	Title:	Vice President

AXXORA, LLC

By:
	Name:	Andrew R. Crescenzo
	Title:	Vice President

ENZO REALTY LLC

By:
	Name:	Andrew R. Crescenzo
	Title:	Vice President

GUARANTOR:	ENZO THERAPEUTICS, INC.

By:
	Name:	Andrew R. Crescenzo
	Title:	Vice President

Signature page to
Revolving Loan and Security Agreement

The parties are signing this Revolving Loan and Security Agreement as of the date stated in the preamble.

LENDER:

HEALTHCARE FINANCE GROUP, LLC,
as the Lender

By:
	Name:	Alan G. Regdos II
	Title:	Senior Vice President

Signature page to
Revolving Loan and Security Agreement

EXHIBIT I

ELIGIBILITY CRITERIA

EXHIBIT I

ELIGIBILITY CRITERIA

The following shall constitute the eligibility criteria for acceptance of Receivables for financing and inclusion in the Borrowing Base under the Agreement (the “Eligibility Criteria”):

I. General Eligibility Criteria for all Receivables:

(1)	The information provided by any Borrower with respect to each such Receivable is complete and correct and all documents, attestations, and agreements relating thereto that have been delivered to the Lender are true and correct.

(2)	All information set forth in the bill and supporting claim documents with respect to such Receivable is true, complete and correct in all material respects; if additional information is requested by the Obligor, the Borrowers have or will promptly provide the same, and if any error has been made with respect to such information, the Borrowers will promptly correct the same and, if necessary, rebill such Receivable.

(3)	Except with respect to Unbilled Receivables, Borrowers have billed the applicable Obligor within 30 days of the Last Service or shipment Date and has delivered to such Obligor all requested supporting claim documents with respect to such Receivable and no amounts with respect to such Receivable have been paid as of the date and time of the inclusion of such Receivable in the Borrowing Base. The Borrowers have, or have the right to use, valid identification numbers and licenses to generate valid Receivables.

(4)	As to Medicare and Medicaid, there is no basis for any Governmental Entity to assert an offset with respect to such Receivable against any or all Borrowers.

(5)	Each such Receivable (A) is payable in an amount not less than its Expected Net Value, by the Obligor or Obligors identified by a Borrower in its records as being obligated to do so, (B) is based on an actual and bona fide rendition of services or sale of goods to the patient by a Borrower in the ordinary course of business, (C) is denominated and payable only in U.S. dollars in the United States, (D) is an account or general intangible within the meaning of the UCC of the state in which such Borrower is incorporated or formed, and is not evidenced by any instrument or chattel paper, (E) is net of any contractual allowances, deductible limitations, commissions, fees, or other discounts, (F) does not cover any treatment for alcohol, drug or substance abuse, workers’ compensation claims or personal injury claims and (G) satisfies all applicable requirements of, and was originated and processed in accordance with, the billing and collection requirements of the applicable Obligor. There are no payors other than the Obligor or Obligors identified in the Borrowers’ records as the payors primarily liable on such Receivable.

(6)	Each such Receivable (A) is not the subject of any action, suit, proceeding or dispute (pending or threatened), setoff, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Obligor thereof (except for statutory rights of Governmental Entities that are not pending or threatened), (B) is not within 15 days of the statutory limit for collection applicable to the Obligor thereof, and (C) except as set forth below, is not aged more than, 120 days after the Last Service Date.

(7)	Each such Receivable is not due from any Governmental Entity based on any cost report settlement or expected settlement.
1

(8)	No Borrower has any Guaranty of, letter of credit providing credit support for, or collateral security for, such Receivable, other than any such guaranty, letter of credit or collateral security as has been assigned to the Lender, and any such guaranty, letter of credit or collateral security is not subject to any Lien in favor of any other Person.

(9)	To the Borrowers’ knowledge, the goods and services constituting the basis for such Receivable were medically necessary for the customer or patient, and the customer or patient has received such goods and services.

(10)	The fees charged for the goods and services constituting the basis for such Receivable are consistent with the usual, customary, and reasonable fees charged by other similar medical providers for the same or similar goods in the Borrowers’ community and in the community in which the patient resides.

(11)	The Obligor with respect to each such Receivable (A) is not currently the subject of any bankruptcy, insolvency or receivership proceeding, nor is it unable to make payments on its obligations when due, (B) is located in the United States of America and is not organized under the laws of any jurisdiction outside the United States, (C) is not a subsidiary, parent or other Person that is an Affiliate of any Borrower, (D) is not the Obligor of any Receivable that was a Defaulted Receivable in the past 12 months, and (E) is an Insurer with a credit quality acceptable to the Lender or a Governmental Entity. For purposes hereof, “Defaulted Receivable” means a Receivable as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in clause (9) of Section 11.1.

(12)	The financing of such Receivables hereunder is made in good faith and without actual intent to hinder, delay or defraud present or future creditors of any Borrower.

(13)	Any insurance policy, contract or other instrument obligating an Obligor to make payment with respect to such Receivable (A) does not contain any provision prohibiting the grant of a Lien in such payment obligation from the patient to the Borrowers, or from the Borrowers to the Lender, (B) has been duly authorized and, together with such Receivable, constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms, (C) together with such Receivable, does not contravene in any material respect any requirement of law applicable thereto, and (D) was in full force and effect and applicable to the customer or patient at the time the goods or services constituting the basis for such Receivable were sold or performed.

(14)	The insurance policy, contract or other instrument obligating a Governmental Entity to make payment with respect to such Receivable (A) has been duly authorized and, together with the applicable Receivable, constitutes the legal, valid and binding obligation of the Governmental Entity in accordance with its terms, (B) together with the applicable Receivable, does not contravene in any material respect any requirement of law applicable thereto, and (C) was in full force and effect and applicable to the customer or patient at the time the goods or services constituting the basis for such Receivable were sold or performed.

(15)	No consents by any third party to the grant of a security interest in such Receivable are required other than consents previously obtained in writing by the Borrowers, a copy of each such consent having been provided to the Lender.

(16)	The inclusion of such Receivable in the Borrowing Base would not increase the total aggregate gross value of all Receivables in the Borrowing Base for any Obligor (or group of Obligors) listed
2

below, as a percentage of the total aggregate gross value of Receivables of all Obligors in the Borrowing Base, above the corresponding percentages listed below:

Maximum
Obligor	Eligibility
Medicare	30%
Medicaid	5%
Blue Cross/Blue Shield	25%
All Commercial Insurance Obligors, HMOs, and PPOs	90%
any single AAA rated (non-governmental) Obligor	35%
any single AA rated (non-governmental) Obligor	35%
any single A rated (non-governmental) Obligor	25%
any single BBB rated (non-governmental) Obligor	15%
any single unrated (non-governmental) Obligor	10%

(17)	Unless specifically verified by the Borrowers and accepted by the Lender, the Expected Net Value of each Eligible Receivable is in an amount not in excess of $300,000.

(18)	No Lien which is still in effect on the applicable Funding Date has been made with respect to or granted in any such Receivable except for the Lien in favor of the Lender.

(19)	Each such Receivable, regardless of whether otherwise eligible, is not due from an Obligor if 50% or more of the total amount of Receivables due from such Obligor are not Eligible Receivables.

(20)	Such Receivables are not owing to Enzo Therapeutics.

II. Specific Eligibility Criteria for Enzo Labs Receivables:

(1)	Each such Receivable (a) is not aged more than 150 days after the Last Service Date and (b) with respect to Unbilled Receivables, not more than 30 days have elapsed since the Last Service Date.

(2)	If the percentage of Eligible Receivables aged over 120 days at any point in time is greater than 15% of the total Eligible Receivables, the dollar amount of Eligible Receivables over the aforementioned percentage will not be considered Eligible Receivables.

III. Specific Eligibility Criteria for Enzo Life Sciences and Axxora Receivables:

(1)	A Borrower has billed the applicable Obligor for such Enzo Life Sciences and Axxora Receivables.

(2)	Such Enzo Life Science and Axxora Receivable (i) is evidenced by an invoice, statement, or other electronic or documentary evidence reasonably satisfactory to Lender, (ii) is not aged more than 120 days from the date of shipment, (iii) has not been turned over or submitted to a third party for collection, and (iv) is stated at its Expected Net Value.
3

(3)	If the percentage of Enzo Life Sciences and Axxora Eligible Receivables aged over 90 days at any point in time is greater than 10% of the total Enzo Life Sciences and Axxora Eligible Receivables, the dollar amount of Enzo Life Sciences and Axxora Eligible Receivables over the aforementioned percentage will not be considered Enzo Life Sciences and Axxora Eligible Receivables.
4

EXHIBIT II

FORM OF BORROWING BASE REPORT

HEALTHCARE FINANCE GROUP, LLC

BORROWING BASE REPORT

Report submission date: [*]

As of date: [*]

I.	Gross Receivables Balance as of: [*]

II.	Deductions to Gross Receivables:
Ineligible Receivables
Cross-aged Balances
Other Ineligibles
Total Ineligible A/R

III.	Gross Eligible Receivables as of: [*]

IV.	Net Value Factor	%

V.	Expected Net Value

VI.	Additions to Expected Net Value
Expected Net Value of New Receivables
Adjustments

VII.	Deductions to Expected Net Value
Collections
Aged Claims
Deferred Revenue
Unapplied Cash
Credit Balances
Medicare/Medicaid Reserve
Other Adjustments/Reserves

VIII.	Adjusted Expected Net Value

IX.	Advance Rate	90%

X.	Borrowing Base

XI.	Revolving Commitment	8,000,000

XII.	Borrowing Limit (Lesser of Revolving Commitment and Borrowing Base)

XIII.	Less: Accrued Amounts

XV.	Outstanding Revolving Loan Balance Prior Report

XVI.	Less: Collections

XVII.	Total Interest, Fees, Charges, and Expenses

XVIII.	Revolving Advances Request This Report

XIX.	Revolving Loan Balance This Report

XX.	Net Availability

XXI.	Protective Advances

The undersigned desires to make a borrowing of a Revolving Advance on [*], 20[*], in the amount of $[*].

The undersigned represents and warrants that the foregoing information is true, complete and correct and that the collateral reflected herein complies with and conforms to the Eligibility Criteria set forth in Exhibit I to the Revolving Loan and Security Agreement between the Borrowers, the other Loan Parties and Healthcare Finance Group, LLC, a Delaware limited liability company (“Lender”), and any supplements and amendments, if any, thereto (the “Agreement”; capitalized terms used herein and not otherwise defined are as defined in the Agreement). The undersigned, on behalf of the Borrowers, promises to pay to Lender the new loan balances reflected above, plus interest, as set forth in the Agreement.

The undersigned represents and warrants as follows: (1) that as of the date hereof, (A) each Loan Party is in compliance with each of the terms, covenants, and conditions set forth in the Agreement and that no Default or Event of Default exists or is continuing under the Agreement, and (B) if this Borrowing Base is being delivered in connection with a request for a Revolving Advance, the representations, warranties and covenants contained in Articles 8, 9, 10, and 11 of the Agreement are and will be true, correct, and in compliance both before and after giving effect to the Revolving Advance requested herein and to the application of the proceeds thereof, as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made on a specified date shall be required to be true and correct only as of such specified date); (2) that within 90 days preceding and through the date hereof, no Borrower is aware of receiving any notice from any state or federal regulatory or law enforcement agency citing specific deficiencies that (x) pose immediate jeopardy to the health or safety of the patients in any of any Borrower’s facilities; or (y) would otherwise threaten any Borrower’s continued participation in the Medicare, Medicaid, and/or any other applicable government program; (3) that within 90 days preceding and through the date hereof, no Borrower is aware of being subject to any investigatory visits by or received any correspondence from any state or federal agency alleging possible improper billing or claims activity, except as previously disclosed to Lender in the disclosure schedules attached to the Agreement.

As of the date hereof, no Borrower has diverted or permitted to be diverted any such payments on Receivables from the Lockbox Accounts.

ENZO BIOCHEM INC.

By:
Name:
Title:

Date:

Exhibit III

COMPLIANCE CERTIFICATE

Dated: __________, 201_

Healthcare Finance Group, LLC, as Agent

199 Water Street, 31st Floor

New York, New York 10038

Attention: Chief Credit Officer

The undersigned, the [Chief Financial Officer / Senior Vice President of Finance, or other authorized officer acceptable to Lender in its Permitted Discretion] of ENZO BIOCHEM, INC., a New York corporation (“Enzo”), gives this certificate to Lender (defined below), in his or her capacity as an officer of Enzo in accordance with that certain Revolving Loan and Security Agreement, dated as of June 7, 2013 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), among Enzo, ENZO CLINICAL LABS, INC., a New York corporation (“Enzo Labs”), ENZO LIFE SCIENCES, INC., a New York corporation (“Enzo Life Sciences”), ENZO REALTY LLC, a New York limited liability company (“Enzo Realty”), AXXORA, LLC, a Delaware limited liability company (“Axxora”, together with Enzo, Enzo Labs, Enzo Realty and Enzo Life Sciences, collectively, the “Borrowers” and each a “Borrower”, and together with ENZO THERAPEUTICS, INC., a New York corporation, the “Loan Parties” and each a “Loan Party”), and HEALTHCARE FINANCE GROUP, LLC, a Delaware limited liability company, as lender (the “Lender”). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement. I hereby certify that:

1.	All representations and warranties set forth in the Loan Agreement are true and correct in all material respects (except any representation or warranty that expressly indicates that it is being made only as of a specific date, in which case such representation or warranty shall be true and correct on and as of such date);

2.	Based upon my review of the consolidated and consolidating financial statements of the Loan Parties and their Subsidiaries for the fiscal period ending __________________, copies of which are attached hereto, I hereby certify that:

(a) The sum of (1) the aggregate amount of cash on hand in operating deposit accounts of the Loan Parties that are being monitored by the Lender on-line and in real-time and subject to a Control Agreement, plus (2) the positive difference, if any, between (A) the Adjusted Borrowing Limit and (B) the sum of the Outstanding Balance of the Revolving Loan is $____________ (minimum required is $3,000,000; provided however that such minimum may be increased to $4,000,000 in accordance with Section 10.1 of the Loan Agreement);

(b) The Loan Parties and their Subsidairies’ Cash Burn, calculated for the trailing three months, is $____________ (maximum permitted is set forth in Section 10.2 of the Loan Agreement);

Attached as Schedule A are the details underlying such financial covenant calculations.

3.	No Default exists on the date hereof, other than: _________________________ [if none, so state]; and

4.	No Event of Default exists on the date hereof, other than: __________________ [if none, so state].

[SIGNATURES TO CONTINUE ON FOLLOWING PAGE]

Very truly yours,

By:
Name:
Title:

[COMPLIANCE CERTIFICATE]

Schedule A

Compliance Certificate Supporting Schedule

For Period Ending:

ARTICLE 10

FINANCIAL COVENANTS

10.1. Liquidity

Sum of:

(1)	the aggregate amount of cash on hand in operating deposit accounts of the Loan Parties that are being monitored by the Lender on-line and in real-time and subject to a Control Agreement, plus
(2)	the positive difference, if any, between (A) the Adjusted Borrowing Limit and (B) the sum of the then Outstanding Balance of the Revolving Loan
	Total Liquidity	$0

	Requirement	$3,000,000

	Status

	provided however that commencing the month after any Specified Contribution is made pursuant to Section 10.3 and continuing until satisfaction of the conditions set forth in the last sentence of Section 10.3,

Sum of:

(1)	the aggregate amount of cash on hand in operating deposit accounts of the Loan Parties that are being monitored by the Lender on-line and in real-time and subject to a Control Agreement, plus
(2)	the positive difference, if any, between (A) the Adjusted Borrowing Limit and (B) the sum of the then Outstanding Balance of the Revolving Loan
	Total Liquidity Covenant	$0

	Requirement	$4,000,000

	Status

Schedule A

Compliance Certificate Supporting Schedule

For Period Ending:

10.2 Maximum Cash Burn
EBITDA
Sum of (in each case with respect to Loan Parties and their Subsidiaries on a consolidated basis):
(1)	net income (or net loss) of such Person (calculated before extraordinary items) during such period plus
(2)	the result of the following, in each case (unless otherwise indicated) to the extent deducted in determining such net income (or net loss):
A	interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) during such period; plus
B	income taxes accruing, paid or payable during such period; plus
C	depreciation and amortization expense during such period; plus
D	unrealized losses on investments during such period; plus
E	non cash impairment charges for goodwill or general intangibles during such period, plus
F	losses on foreign exchange currency swaps or any other non-cash foreign exchange charges during such period, plus
G	stock based compensation expenses, including expenses in connection with matching contributions to 401(k) plans, during such period, plus
H	non-cash and/or non-recurring charges and expenses during such period in an amount not to exceed $400,000 in any trailing twelve month period, minus
I	gains from asset dispositions during such period outside of the normal course of business; minus
J	unrealized gains on investments during such period; minus
K	gains on foreign exchange currency swaps during such period; in each case determined in each case in accordance with GAAP.
Notwithstanding anything to the contrary herein, “EBITDA” shall not include any proceeds of the Life
Technologies Commercial Tort Claim.
	EBITDA for the applicable period	$0

minus the sum of the following items to the extent actually paid in cash during such period, determined in each case in accordance with GAAP:
(i)	the greater of (x) scheduled principal payments of long term Debt and Capital Leases to be made during such period and (y) actual principal payments of long term Debt and Capital Leases made during such period,
(ii)	Capital Expenditures made during such period (to the extent not funded by permitted purchase money loans or Capital Leases),	0
(iii)	interest expense during such period (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest),
(iv)	taxes during such period
(v)	the aggregate amount of Distributions, and other advances, and loans to officers, Affiliates, and shareholders made during such period, and
(vi)	any required minimum pension plan payments.

	Cash Burn	0.00

Requirement

Status

Month Ending:	Maximum Cash Burn:
May 31, 2013	($4,500,000)
June 30, 2013	($3,650,000)
July 31, 2013	($1,500,000)
August 30, 2013	($1,200,000)
September 30, 2013	($1,000,000)
October 31, 2013	($850,000)
November 30, 2013	($850,000)
December 31, 2013	($850,000)
January 31, 2014	($850,000)
February 28, 2014	($850,000)
March 31, 2014	($500,000)
April 30, 2014	($300,000)
May 31, 2014	($300,000)
June 30, 2014 and each month ending thereafter	$0

EXHIBIT IV
RECEIVABLE INFORMATION

Subject to compliance with and the limitations of applicable law in effect from time to time, including, without limitation, patient confidentiality restrictions which may limit or otherwise proscribe the providing of requested medical information, the following information shall, as appropriate, be provided by the Borrowers to the Lender with respect to the Receivables, together with such other information and in such form as may reasonably be requested from time to time by the Agent (the “Receivable Information”):

●	customer/patient information;

●	insured party and other policy-related information;

●	services and products classification information (i.e., D.R.G. and other like information established by the Borrowers from time to time to classify services rendered by the Borrowers or goods sold at or by the Borrowers’ institutions);

●	Obligor required information (i.e., information provided in the ordinary course of business to any specified Obligor or any other information required to be provided to an Obligor pursuant to any agreement, contract or other arrangement with such Obligor); and

●	billing information (i.e., all information provided by the Borrowers on invoices to Obligors and any other information required to be provided pursuant to the Credit and Collection Policy and, to the extent the Transmission will not be via computer interface, including a copy of the admitting face sheet, CMS Form and a detailed copy of the bill).

Ex. IV

EXHIBIT V

TRANSMISSION OF ELECTRONIC DATA FILES

(1)	The Lender will convey appropriate data requirements and guidelines to the Loan Parties in order for the Loan Parties to provide the necessary data files from their accounts receivable systems. The Lender will require data files of a format reasonably acceptable to the Lender that contains the Loan Parties’ accounts receivable information and summary reports. This will include, but not be limited to, detailed charges, payments, adjustments, write offs, aging summary information, insurance master detail and control totals. The above mentioned data files will be provided to the Lender via secure electronic transfer through the Lender’s secure FTP site. These files will be provided on an on-going basis according to an established schedule.

(2)	The Loan Parties shall give the Lender at least ten Business Days’ notice of any coding changes or electronic data processing system modifications made by the Loan Parties which could affect the Lender’s processing or interpretation of the data received.

(3)	The Lender shall have no responsibility to return to the Loan Parties any information which the Loan Parties provide via e-mails or through the secure FTP site.

(4)	The Loan Parties will prepare detail accounts receivable data files of all transaction types for all of its sites that are included in the program. The weekly or monthly cutoff, as applicable, will occur at a predetermined time in each such period, and such cutoff date for all of the sites must occur at exactly the same time. The cutoff date that will be selected will be at the end of business for a specific day of the week or month, as applicable, or in other words, at the end of the Loan Parties’ transaction posting process for that day. The Loan Parties will temporarily maintain a copy of the accounts data files in the event that the data is degraded or corrupted during transmission, and needs to be re-transmitted.

(5)	The Lender’s data analyst will receive the receivables data files, and confirm that the files have been passed without degradation or corruption of data by balancing the detailed items to the control totals that accompany the files. Any problems in this process will be reported to the Loan Parties so that the receivables data file can be re-transmitted, if necessary.

(6)	Once the receipt of the receivables data files has been confirmed, the Lender will perform certain tests and edits to determine which receivables meet the Eligibility Criteria. Compliance with concentration limits will be verified by the Lender.

(7)	The Loan Parties will create the necessary data files for each of the eligible sites. The data files will contain all detail transactions posted to the accounts receivable system for the specified period (and will indicate the site and the number of items and total dollars on each transaction report for control purposes). The data files will contain balances that reflect the transactions posted on the Loan Parties’ systems through the end of business of the specified period.

(8)	The Loan Parties will transmit the data files to the Lender according to the established schedule. The Loan Parties should, again, maintain the backup of each of these data files in the event that a re-transmission is necessary.

(9)	The Lender’s data analyst will confirm that the data files have been received, and will communicate any problems to the Loan Parties in order to initiate a re-transmission. The Lender will then post the transaction files and consequently update the affected balances. Upon completion of the posting process, the Lender will generate summary reports of the posting

Ex. IV

process that the Lender will use to complete various funding activities. The Lender summary reports will reference the Loan Parties’ transaction codes and activity to codes that are common to the funding program.

(10)	The Lender will then compare the updated accounts balances on the Lender’s system to the corresponding account balances reflected on the applicable receivable data file. The Lender expects that the balances for the funded receivables will be congruent, and any discrepancies will be immediately examined and resolved through the cooperative effort of the Lender and the Loan Parties. The Lender will produce discrepancy reports (e.g., “Roll-Forward” or “Out of Balance” reports) and the Loan Parties shall respond promptly to such reports.

(11)	Once the reconciliation process has been completed and any discrepancies between the Lender’s and the Loan Parties’ receivable data files resolved through the discrepancy report process described in clause (8) above, the Lender will then process the receivables file and advise the Revolving Lenders that they may make additional Revolving Advances with respect to any new receivable that has satisfied the Eligibility Criteria. The Lender will then proceed through exactly the same process described in clause (5) above.

The Lender will use commercially reasonable efforts to comply with all laws and regulations applicable to its duties hereunder, including patient confidentiality laws and regulations, including as set forth under HIPAA (as defined in the Business Associate Agreement).

Ex. IV

SCHEDULE I

ADDRESSES FOR NOTICES

Credit Party	Chief Executive Office
Enzo Biochem, Inc	527 Madison Avenue, New York, New York 10022

Enzo Clinical Labs, Inc.	60 Executive Boulevard, Farmingdale, New York 11735

Enzo Life Sciences, Inc.	10 Executive Boulevard, Farmingdale, New York 11735

Enzo Therapeutics, Inc.	60 Executive Boulevard, Farmingdale, New York 11735

Enzo Realty, LLC	60 Executive Boulevard, Farmingdale, New York 11735

Axxora, LLC	10 Executive Boulevard, Farmingdale, New York 11735

SCHEDULE II

SCHEDULE 7.1

ORGANIZATION

Name	State of Incorporation/Formation	Tax ID#	Organizational #
Enzo Biochem, Inc	New York	13-2866202	407440

Enzo Clinical Labs, Inc.	New York	13-3392802	1141800

Enzo Life Sciences, Inc.	New York	26-2459329	3658694

Enzo Therapeutics, Inc.	New York	13-3412476	1172823

Enzo Realty, LLC	New York	02-0779558	3377230

Axxora, LLC	Delaware	71-0870551	3497474

SCHEDULE A

PERMITTED LIENS

None.

SCHEDULE 7.10

CERTAIN REPORTS; CLAIMS; REVIEWS

Potential review pursuant to May 14, 2012 Subpoena from the Office of the Inspector General of the US Department of Health and Human Services requesting information regarding certain business operations of Enzo Biochem, Inc.

SCHEDULE 7.11

NOTICE OF RESCISSION OR NON-RENEWAL OF PERMITS AND LICENSES

None.

SCHEDULE 7.12

CAPITALIZATION

Issuer	Owner	Type of Security	Certificate #	% Ownership
Enzo Life Sciences, Inc.	Enzo Life Sciences U.S. Holding Corp.	Common Stock	1	100%

Enzo Clinical Labs, Inc.	Enzo Biochem Inc.	Common Stock	1	100%

Enzo Therapeutics, Inc.	Enzo Biochem Inc.	Common Stock	1	100%

Axxora, LLC	Enzo Life Sciences U.S. Holding Corp.	LLC Membership Interests	NA	100%

Enzo Realty, LLC	Enzo Biochem Inc.	Common Stock	1	100%

DEBT/CONVERTIBLE SECURITIES, WARRANTS/OPTIONS

None.

SUBSIDIARIES OF LOAN PARTIES

In addition to the above listed Loan Parties, Enzo Biochem Inc. has the following Subsidiaries:

Enzo Life Sciences Holding Company, Inc. (NY)

Enzo Life Sciences U.S. Holding Corp. (NY)

Enzo Life Sciences Overseas Holding Co. (DE)

Enzo Life Sciences Europe AG (Switzerland)

Axxora (UK) Ltd.

Enzo Life Sciences Limited (UK)

Enzo Life Sciences (UK) LTD (UK)

Enzo Life Sciences GmbH (Germany)

Enzo Life Sciences BVBA (Belgium)

Enzo Life Sciences (ELS) AG (Switzerland)

ELS France (Branch Office/France)

SCHEDULE 7.13

REAL PROPERTY

(a) OWNED REAL PROPERTY

Credit Party	Property Location (Address including zip code)	County	Mortgagee-Mortgagor	Nature and Use
Enzo Biochem, Inc. (through Enzo Realty, LLC)	10 Executive Blvd., Farmingdale, New York 11735	Nassau	N/A	Owned Building (through Enzo Realty, LLC) used for manufacturing, R&D and corporate office for Enzo Life Sciences, and corporate finance for Enzo Biochem, Inc. Maintains inventory and books and records.

(b) LEASED REAL PROPERTY

Credit Party	Property Location (Address including zip code)	County	Name and Address of Lessor	Term	Nature and Use
Enzo Clinical Labs, Inc.	60 Executive Blvd, Farmingdale, New York 11735	Nassau	Pari Management Corporation, 69 Fifth Ave, NY, NY a related party	4/1/2005 to 3/31/2017	Manufacturing, Research and Lab operations

Enzo Biochem, Inc.	527 Madison Ave, New York, NY 10022	New York	MFA 527 Madison Ave, c/o Mitsui Fudosan American, Inc. 1251 Avenue of the Americas	6/1/2010 to 5/31/2020	Office

Enzo Life Sciences	5777 Hines Drive, Ann Arbor, Michigan, 48108	Washtena w	Wicks Properties LLC, 1126 South Federal Hwy #176 Ft. Lauderdale, FL 33316	5/1/2006 to 4/2016	Office, manufacturing and R&D

(c) SUBLEASED REAL PROPERTY

NONE

**Enzo also leases several other non-material, small locations as previously disclosed to Lender.

SCHEDULE 6.1(2) AND SCHEDULE 7.15

FINANCIAL STATEMENTS AND OTHER INFORMATION

See Schedule 7.16

SCHEDULE 7.16

LITIGATION

Potential review pursuant to May 14, 2012 Subpoena from the Office of the Inspector General of the US Department of Health and Human Services requesting information regarding certain business operations of Enzo Biochem, Inc.

On June 7, 2004, the Company and Enzo Life Sciences, Inc., filed suit in the United States District Court for the District of Connecticut against Applera Corporation and its wholly-owned subsidiary Tropix, Inc., now Life Technologies, Inc. (NASDAQ:LIFE). The complaint alleged infringement of six patents relating to DNA sequencing systems, labeled nucleotide products, and other technology. Yale University is the owner of four of the patents and the Company is the exclusive licensee. These four patents are commonly referred to as the “Ward” patents. On November 12, 2012, a jury in New Haven found that one of these patents (United States Patent No. 5,449,667) was infringed and not proven invalid. The jury awarded $48.5 million for this infringement. Prejudgment interest should provide for additional recovery in the tens of millions of dollars. Life Technologies will likely appeal and there can be no assurance that the Company will be successful in this litigation. Even if the Company is not successful, management does not believe that there will be a significant adverse monetary impact on the Company.

The Company is party to other claims, legal actions, complaints, and contractual disputes that arise in the ordinary course of business. The Company believes that any liability that may ultimately result from the resolution of these matters will not, individually or in the aggregate, have a material adverse effect on its financial position or results of operations.

SCHEDULE 7.18

CHANGES IN IDENTITY OR CORPORATE STRUCTURE

Set forth below is each other legal name that each of the Credit Parties has had since its incorporation/formation, together with the date of the relevant change:

Names	Dates that names changed
Enzo Clinical Labs, Inc.

• Previously Enzolabs, Inc.	December 19, 1994

Enzo Life Sciences, Inc.

• Previously Biomol International, Inc.	January 26, 2009;
• Previously Enzo Life Sciences International, Inc.	August 1, 2011

Each of the other Loan Parties have not changed their legal names since Incorporation.

Except as set forth below, no Loan Party has changed its identity or corporate structure in any way within the past five years.

Name of Entity	State of Incorporation	Prior Location(s)
Enzo Life Sciences International Inc. (the “operating co.” and wholly owned subsidiary of Enzo Life Sciences, Inc.) changed its name to Enzo Life Sciences, Inc.	New York	N/A

Enzo Life Sciences Ann Arbor merged with Enzo Life Sciences, Inc ( after the name change)	New York	N/A

SCHEDULE 7.20

TAXES

NONE

SCHEDULE 7.23

ERISA MATTERS

Enzo Biochem, Inc. (the “Company”) has a qualified Salary Reduction Profit Sharing Plan (the “Plan”) for eligible U.S. employees under Section 401(k) of the Internal Revenue Code. The Plan provides for voluntary employee contributions through salary reduction and voluntary employer contributions at the discretion of the Company. For the fiscal years ended July 31, 2012 and 2011, the Company authorized employer matched contributions of 50% of the employees’ contribution up to 10% of the employees’ compensation, payable in Enzo Biochem, Inc. common stock. The share-based 401(k) employer matched contribution was approximately $649,000 and $690,000 in fiscal years 2012 and 2011, respectively.

SCHEDULE 8.7(c)

TAX SHARING AGREEMENTS

NONE

SCHEDULE 9.5

LEASES

[See attached Excel file]

Enzo Biochem and Subsidiaries

Operating Lease Commitments

As of 5/31/13

OPERATING LEASES

Segment	Type	7/31/14	7/31/15	7/31/16	7/31/17	7/31/18	Thereafter	Total	Source tab
Clinical Labs	Real estate	2,352,519	2,106,601	1,998,577	1,385,017	254,467	555,511	8,652,692	Clin Labs - PSCs
Life Sciences	Real estate	365,423	378,833	291,668	—	—	—	1,035,923	ELS Group
Biochem Corporate	Real estate	690,895	720,300	791,004	791,004	791,004	1,450,174	5,234,381	As computed
Totals	Real estate	3,408,837	3,205,734	3,081,249	2,176,021	1,045,471	2,005,685	14,922,996

Clinical Labs	Equip - operating	709,016	644,787	375,146	382,920	320,379	468,893	2,901,140	Clin Labs equip
Life Sciences	Equip - operating	27,089	—	—	—	—	—	27,089	ELS Group
Totals	Equip - operating	736,105	644,787	375,146	382,920	320,379	468,893	2,928,229

Totals - operating leases		4,144,941	3,850,520	3,456,394	2,558,941	1,365,850	2,474,578	17,851,225

CAPITAL LEASES & LOANS

Segment	Type	7/31/14	7/31/15	7/31/16	7/31/17	7/31/18	Thereafter	Total
Clinical Labs	Capital leases	143,657	151,760	160,321	169,364	29,142	—	654,244	Sysmex
Clinical Labs	Equipment loans	37,860	37,860	37,860	37,860	22,085	—	173,525	Clin Labs equip
Clinical Labs	Auto fleet loans	120,000	120,000	20,000	—	—	—	260,000	Clin Labs equip
Total- Capital leases and installment loans		301,517	309,620	218,181	207,224	51,227	—	1,087,769

Grand totals		$4,446,458	$4,160,141	$3,674,575	$2,766,165	$1,417,077	$2,474,578	$18,938,994

Enzo Clinical Labs

LEASE COMMITMENTS - Patient Service Centers

As of 5/31/2013

Lease Location/Address	Landlord	Term	Mo base rent	07/31/14	07/31/15	07/31/16	07/31/17	07/31/18	THEREAFTER	TOTAL

ASTORIA										—
30-16 30 Drive	Hellenic Realty									—
Astoria, N.Y.
		10/31/2013	2,000	24,630	6,210					30,840
		10/31/2014	2,070
			4,070							—
Bay Shore										—
16 Brentwood Rd	Brentwood LLC									—
Bayshor, N.Y		6/30/2014	3,224	35,464	—					35,464

										—
Bayonne										—
982 Broadway	Corner Square	2/28/2014	4,780	58,085	59,825	$61,615	63,475	37,660		280,660
Bayonne, N.J.		2/28/2015	4,925							—
		2/28/2016	5,070
		2/28/2017	5,225
		2/28/2018	5,380
			25,380							—
Brick Township										—
1140 Burnt Tavern Rd										—
Brick, N.J	V&P Realty LLC	10/31/2013	1,500	4,500						4,500
										—
										—
Bronx
3050 Corlear Ave	Sycamore Court	4/30/2014	2,100	25,326	25,833	26,352	26,880	20,457		124,848
Bronx N.Y.		4/30/2015	2,142							—
		4/30/2016	2,185							—
		4/30/2017	2,229
		4/30/2018	2,273							—
			10,929

Far Rockaway
25-24 Central ave	Perla Tate	11/30/2013	1,848	22,696	23,492	7,920				54,108
Far Rockaway N.Y		11/30/2014	1,913							—
		11/30/2015	1,980
			5,741
										—
										—
Great Neck										—
560 Northern Blvd	GHP Realty	6/30/2014	2,131	23,441						23,441
Great Neck N.Y										—
										—
HOLBROOK	Island Estates									—
233 Union Ave										—
Holbrook N.Y		7/31/2014	1,483	17,796	18,504					36,300
		7/31/2015	1,542							—
			3,025							—
				—						—
Landing										—
150 lakside blvd	Landing Realty	12/31/2013	1,691	8,455						8,455
Landing N.J										—
				—						—
										—
										—
										—
										—
Manhattan										—
44 E 67 ST	Harley 67st Group	5/31/2014	7,725	93,166	95,964	98,804	101,804	104,836	532,506	1,027,080
New York, N.Y		5/31/2015	7,958							—
		5/31/2016	8,192							—
		5/31/2017	8,442							—
		5/31/2018	8,692							—
		5/31/2019	8,958							—
		5/31/2020	9,225							—
		5/31/2021	9,500							—
		5/31/2022	9,783							—
		5/31/2023	10,083							—
			88,558							—
										—
Manhattan										—
351 East 33rd st	251East 33rd St Corp	4/30/2014	3,530	31,770						31,770
NEW York. N.Y.										—
										—

2

Enzo Clinical Labs

LEASE COMMITMENTS - Patient Service Centers

As of 5/31/2013

Lease Location/Address	Landlord	Term	Mo base rent	07/31/14	07/31/15	07/31/16	07/31/17	07/31/18	THEREAFTER	TOTAL
Manhattan										—
120 east 86st	Park Ave Physaicians	3/31/2014	1,400	17,080	17,936	12,352				47,368
New York N.Y.		3/31/2015	1,470							—
		3/31/2016	1,544							—
			4,414							—
Manhattan										—
210 Canal Street	Shang Chiang Realty	2/28/2014	2,850	34,770	20,748					55,518
New York, NY.		2/28/2015	2,964							—
			5,814							—
										—
Manhattan										—
401 East 55st	Jill Partners LLC	1/31/2014	1,803	21,960	22,620	23,298	11,820			79,698
New York NY		1/31/2015	1,857							—
		1/31/2016	1,913							—
		1/31/2017	1,970							—
			7,543							—
Manhattan										—
115 Centrak Pk West	115 CentraL Park West Corp	4/30/2014	3,650	44,127	45,447	46,812	48,216	36,972		221,574
New York, N.Y.		4/30/2015	3,759							—
		4/30/2016	3,872							—
		4/30/2017	3,988							—
		4/30/2018	4,108							—
			19,377							—
										—
Massapequa
596 Broadway	Joseph Aiello	3/31/2014	1,750	21,212	21,852	14,856				57,920
Massapequa NY.		3/31/2015	1,803							—
		3/31/2016	1,857							—
			5,410							—
										—
Mattawan	558LC	2/28/2014	1,600	19,440	11,536					30,976
558 Lloyd Road		2/28/2015	1,648							—
Mattawan N.J.			3,248							—
										—
Morristown										—
111 Madison Ave	DR. Iammatteo	9/30/2013	1,597	3,194						3,194
Morristown N.J.										—
										—
Paramus										—
611 route 46 West	611 Route 46 Partners	11/30/2013	4,278	52,360	53,936	55,556	18,700			180,552
Hasbrouck Heights N.J.		11/30/2014	4,406						—	—
		11/30/2015	4,539							—
		11/30/2016	4,675							—
			17,898							—
										—
Patchogue	119 North Ocean LLC	4/30/2014	1,300	11,700						11,700
119 North Ocean Ave										—
Patchogue N.Y.				—	—			—		—
										—
Peekskill										—
17 Hallow Road	Cedar Park	12/31/2013	955	4,775						4,775
Putnam NY.										—
										—
Piscataway										—
24 Shelton Rd	Shelton Rd LLC	1/31/2014	2,772	34,098	17,466					51,564
Piscaaway N.J		1/31/2015	2,911							—
			5,683							—
Plainview										—
740 Old Country Rd	Reservoir Associates	12/31/2013	4,337	52,044	52,044	52,044	52,954	54,542	23,005	286,633
Plainview N.Y		12/31/2014	4,337							—
		12/31/2015	4,337							—
		12/31/2016	4,337							—
		12/31/2017	4,467							—
		12/31/2018	4,601							—
			26,416							—
										—
										—
Port Jefferson										—
12 Medical Drive	DRP Realty	6/30/2014	1,970	21,670						21,670
Port Jefferson NY.										—
										—
										—
										—
3

Enzo Clinical Labs

LEASE COMMITMENTS - Patient Service Centers

As of 5/31/2013

Lease Location/Address	Landlord	Term	Mo base rent	07/31/14	07/31/15	07/31/16	07/31/17	07/31/18	THEREAFTER	TOTAL
Ridge										—
679 Whiskey Road	Kat Mat	3/31/2014	1,207	9,656						9,656
Ridge,N.Y										—
										—
Selden										—
243 Boyle Road	ADJ Holdong Corp.	1/31/2014	750	4,500						4,500
Selden NY.										—
										—
Smithtown										—
414 Main St	Smithhtown Equities	2/28/2014	2,094	14,658						14,658
Smithtown NY.										—
										—
Staten Island										—
1870 Richmond Ave	Moracco LLC	4/30/2014	1,654	14,886						14,886
Staten Island N.Y										—
										—
Westbury										—
311 Post Ave	311 Post Ave LLC	11/30/2013	1,700	20,808	21,436	7,216				49,460
Westbury NY.		11/30/2014	1,751							—
		11/30/2015	1,804							—
			5,255							—
										—
										—
Voohres										—
800 Cooper Ave	Cooper Medical Center	12/31/2013	2,500	12,500						12,500
Vooohres N.J										—

Total (30)				760,767	514,849	406,825	323,849	254,467	555,511	2,816,268

4

Enzo Clinical Labs

LEASE COMMITMENTS

As of 7/31/2013

Lease Location/Address	Landlord	Term	Mo base rent	07/31/14	07/31/15	07/31/16	07/31/17	07/31/18	THEREAFTER	TOTAL
ASTORIA										—
30-16 30 Drive	Hellenic Realty									—
Astoria, N.Y.
		10/31/2013	2,000	24,630	6,210					30,840
		10/31/2014	2,070
			4,070							—
Bay Shore										—
16 Brentwood Rd	Brentwood LLC									—
Bayshor, N.Y		6/30/2014	3,224	35,464	—					35,464
										—
Bayonne										—
982 Broadway	Corner Square	2/28/2014	4,780	58,085	59,825	$61,615	63,475	37,660		280,660
Bayonne, N.J.		2/28/2015	4,925							—
		2/28/2016	5,070
		2/28/2017	5,225
		2/28/2018	5,380
			25,380							—
Brick Township										—
1140 Burnt Tavern Rd										—
Brick, N.J	V&P Realty LLC	10/31/2013	1,500	4,500						4,500
										—
										—
Bronx
3050 Corlear Ave	Sycamore Court	4/30/2014	2,100	25,326	25,833	26,352	26,880	20,457		124,848
Bronx N.Y.		4/30/2015	2,142							—
		4/30/2016	2,185							—
		4/30/2017	2,229
		4/30/2018	2,273							—
			10,929
Far Rockaway
25-24 Central ave	Perla Tate	11/30/2013	1,848	22,696	23,492	7,920				54,108
Far Rockaway N.Y		11/30/2014	1,913							—
		11/30/2015	1,980
			5,741
										—
										—
Great Neck										—
560 Northern Blvd	GHP Realty	6/30/2014	2,131	23,441						23,441
Great Neck N.Y										—
										—
HOLBROOK	Island Estates									—
233 Union Ave										—
Holbrook N.Y		7/31/2014	1,483	17,796	18,504					36,300
		7/31/2015	1,542							—
			3,025							—
				—						—
Landing										—
150 lakside blvd	Landing Realty	12/31/2013	1,691	8,455						8,455
Landing N.J										—
				—						—
										—
										—
										—
										—
Manhattan										—
44 E 67 ST	Harley 67st Group	5/31/2014	7,725	93,166	95,964	98,804	101,804	104,836	532,506	1,027,080
New York, N.Y		5/31/2015	7,958							—
		5/31/2016	8,192							—
		5/31/2017	8,442							—
		5/31/2018	8,692							—
		5/31/2019	8,958							—
		5/31/2020	9,225							—
		5/31/2021	9,500							—
		5/31/2022	9,783							—
		5/31/2023	10,083							—
			88,558							—
										—
Manhattan										—
351 East 33rd st	251East 33rd St Corp	4/30/2014	3,530	31,770						31,770
NEW York. N.Y.										—
										—
Manhattan										—
120 east 86st	Park Ave Physaicians	3/31/2014	1,400	17,080	17,936	12,352				47,368
New York N.Y.		3/31/2015	1,470							—
		3/31/2016	1,544							—
			4,414							—
5

Enzo Clinical Labs

LEASE COMMITMENTS

As of 7/31/2013

Lease Location/Address	Landlord	Term	Mo base rent	07/31/14	07/31/15	07/31/16	07/31/17	07/31/18	THEREAFTER	TOTAL
Manhattan										—
210 Canal Street	Shang Chiang Realty	2/28/2014	2,850	34,770	20,748					55,518
New York, NY.		2/28/2015	2,964							—
			5,814							—
										—
Manhattan										—
401 East 55st	Jill Partners LLC	1/31/2014	1,803	21,960	22,620	23,298	11,820			79,698
New York NY		1/31/2015	1,857							—
		1/31/2016	1,913							—
		1/31/2017	1,970							—
			7,543							—
Manhattan										—
115 Centrak Pk West	115 CentraL Park West Corp	4/30/2014	3,650	44,127	45,447	46,812	48,216	36,972		221,574
New York, N.Y.		4/30/2015	3,759							—
		4/30/2016	3,872							—
		4/30/2017	3,988							—
		4/30/2018	4,108							—
Massapequa			19,377							—
										—
596 Broadway	Joseph Aiello	3/31/2014	1,750	21,212	21,852	14,856				57,920
Massapequa NY.		3/31/2015	1,803							—
		3/31/2016	1,857							—
			5,410							—
										—
Mattawan	558LC	2/28/2014	1,600	19,440	11,536					30,976
558 Lloyd Road		2/28/2015	1,648							—
Mattawan N.J.			3,248							—
										—
Morristown										—
111 Madison Ave	DR. Iammatteo	9/30/2013	1,597	3,194						3,194
Morristown N.J.										—
										—
Paramus										—
611 route 46 West	611 Route 46 Partners	11/30/2013	4,278	52,360	53,936	55,556	18,700			180,552
Hasbrouck Heights N.J.		11/30/2014	4,406						—	—
		11/30/2015	4,539							—
		11/30/2016	4,675							—
			17,898							—
										—
Patchogue	119 North Ocean LLC	4/30/2014	1,300	11,700						11,700
119 North Ocean Ave										—
Patchogue N.Y.				—	—			—		—
										—
Peekskill										—
17 Hallow Road	Cedar Park	12/31/2013	955	4,775						4,775
Putnam NY.										—
										—
Piscataway										—
24 Shelton Rd	Shelton Rd LLC	1/31/2014	2,772	34,098	17,466					51,564
Piscaaway N.J		1/31/2015	2,911							—
			5,683							—
Plainview										—
740 Old Country Rd	Reservoir Associates	12/31/2013	4,337	52,044	52,044	52,044	52,954	54,542	23,005	286,633
Plainview N.Y		12/31/2014	4,337							—
		12/31/2015	4,337							—
		12/31/2016	4,337							—
		12/31/2017	4,467							—
		12/31/2018	4,601							—
			26,416							—
										—
										—
Port Jefferson										—
12 Medical Drive	DRP Realty	6/30/2014	1,970	21,670						21,670
Port Jefferson NY.										—
										—
										—
										—
6

Enzo Clinical Labs

LEASE COMMITMENTS

As of 7/31/2013

Lease Location/Address	Landlord	Term	Mo base rent	07/31/14	07/31/15	07/31/16	07/31/17	07/31/18	THEREAFTER	TOTAL
Ridge										—
679 Whiskey Road	Kat Mat	3/31/2014	1,207	9,656						9,656
Ridge, N.Y										—
										—
Selden										—
243 Boyle Road	ADJ Holdong Corp.	1/31/2014	750	4,500						4,500
Selden NY.										—
										—
Smithtown										—
414 Main St	Smithhtown Equities	2/28/2014	2,094	14,658						14,658
Smithtown NY.										—
										—
Staten Island										—
1870 Richmond Ave	Moracco LLC	4/30/2014	1,654	14,886						14,886
Staten Island N.Y										—
										—
Westbury										—
311 Post Ave	311 Post Ave LLC	11/30/2013	1,700	20,808	21,436	7,216				49,460
Westbury NY.		11/30/2014	1,751							—
		11/30/2015	1,804							—
			5,255							—
										—
										—
Voohres										—
800 Cooper Ave	Cooper Medical Center	12/31/2013	2,500	12,500						12,500
Vooohres N.J										—
		Subtotal - PSC leases		760,767	514,849	406,825	323,849	254,467	555,511	2,816,268
Farmingdale	Pari Mgmt	3/31/2017	132,646	1,591,752	1,591,752	1,591,752	1,061,168	—	—	5,836,424
60 Executive Blvd, Farmingdale, NY
		Total - Clinical Labs segment		2,352,519	2,106,601	1,998,577	1,385,017	254,467	555,511	8,652,692
				To Summary	To Summary	To Summary	To Summary	To Summary	To Summary	To Summary
7

Enzo Clinical Labs

EQUIPMENT LEASE COMMITMENTS

As at 7/31/13

OPERATING LEASES

Ref	Vendor Name	Period Covered	Lease Type	Minimum Pymts	7/31/2014	7/31/2015	7/31/2016	7/31/2017	7/31/2018	Thereafter	Total
LAB	La Barrington(Bloodbanking system)	1/1/2010-1/1/2014	Operating	3,159	15,795						15,795
	Bio Rad (Reagent Billable)	6/1/2010-5/31/2015	Operating	27,700	332,400	277,000					609,400
130018 EVO	Bio Rad -Evolis (Instrument & Service)	2/1/2013-1/31/2018	Operating	$4,543	54,520	54,520	54,520	54,520	27,260		245,338
Iris	Iris (Instrument)	9/1/2012-8/31/2017	Operating	3,740	44,880	44,880	44,880	44,880	3,740		183,260
stat lab	Roche Hardware Stat Lab	9/1/2012-8/31/2019	Operating	2,001	24,012	24,012	24,012	24,012	24,012	26,013	146,073
Roche	Roche Hardware Main Lab (Equipment )	3/1/2013-2/28/2020	Operating	24,286	291,433	291,433	291,433	291,433	291,433	461,436	1,918,601
			sub totals	65,429	763,040	691,845	414,845	414,845	346,445	487,449	3,118,467
			Less interest		(54,024)	(47,058)	(39,699)	($31,925)	(26,065)	(18,555)	(217,326)	see “interest on Op leases”
			payments, net		709,016	644,787	375,146	382,920	320,379	468,893	2,901,140	to summary

CAPITAL LEASE AND EQUIPMENT LOANS

	Sysmex (Instrument) - principal & interest	9/1/2012-8/31/2018	Capital	14,671	176,052	176,052	176,052	176,052	14,671		718,879	includes interest, see Sysmex tab for principal only
1R0011-CL	Leica (Service & instrument)	3/31/2013-2/28/2018	Loan (0%)	3,155	37,860	37,860	37,860	37,860	22,085		173,525	to summary
	Toyota courier fleet	various		10,000	120,000	120,000	20,000	—	—	—	260,000	to summary
	Approx 25 autos
	Toyota courier fleet @ 4/30/13	at 4/30/13	at 7/31/13
	Current portion	136,555	$135,000
	long term portion	159,268	$125,000
		295,823	$260,000

Enzo Life Sciences NA

Lease Commitments

07/31/2013

LEASE

EXPIRATION	TYPE OF LEASE	DESCRIPTION	MONTHLY PAYMENTS	7/31/2014	7/31/2015	7/31/2016	TOTAL
04/30/2013	Facility	Rent building at 5777 Hines Dr, Ann Arbor, MI	30,173	365,423	378,833	291,668	1,035,923
07/30/2014	Equipment	Copiers - Konica Minolta	1,502	18,028	—	—	18,028
07/30/2014	Equipment	Copier - Konica Minolta	755	9,061	—	—	9,061
Totals				392,512	378,833	291,668	1,063,012
				To summary	To summary	To summary	To summary

Enzo Clinical Labs		Conclusion - Hermatology Analyzer should be classified as a capital lease
Sysmex Hematology Analyzer		because the PV of the minimum lease payments exceeds 90% of the
Lease accounting evaluation		fair value of the leased property at lease inception

mo pmt	14,671	Section 1 - Pricing summary totals
term	60	Five years, per page 1 of agreement
tot pmts	880,275
Interest Rate	5.50%	derived, based on insertion into amort table (see tab “PV of Lab Machine”)

PV of payments	775,354	as caculated based on payments and derived int rate
Less: Interface allowance	(7,000)	from Section 2 of Agreement
unlocated	(271)
PV of liability - net	768,083

FMV of property	774,778	from Section 2 of Agreement
Less allow, diff above	(7,271)	above
	767,507
FMV of property - use	768,083	use
NPV as % of FMV	100.0%

Pmt #	Pmt date	Pmt	Interest	Principal	Liability - end
					$768,083
1	9/1/2012	$14,671	3,520	11,151	756,932
2	10/1/2012	$14,671	3,469	11,202	745,730
3	11/1/2012	$14,671	3,418	11,253	734,477
4	12/1/2012	$14,671	3,366	11,305	723,172
5	1/1/2013	$14,671	3,315	11,357	711,815
6	2/1/2013	$14,671	3,262	11,409	700,406
7	3/1/2013	$14,671	3,210	11,461	688,945	through 4/30/13
8	4/1/2013	$14,671	3,158	11,514	677,432
9	5/1/2013	$14,671	3,105	11,566	665,865
10	6/1/2013	$14,671	3,052	11,619	654,246	through 7/31/13
11	7/1/2013	$14,671	2,999	11,673	642,573	1
12	8/1/2013	$14,671	2,945	11,726	630,847	2
13	9/1/2013	$14,671	2,891	11,780	619,067	3
14	10/1/2013	$14,671	2,837	11,834	607,233	4
15	11/1/2013	$14,671	2,783	11,888	595,345	5
16	12/1/2013	$14,671	2,729	11,943	583,403	6
17	1/1/2014	$14,671	2,674	11,997	571,405	7
18	2/1/2014	$14,671	2,619	12,052	559,353	8
19	3/1/2014	$14,671	2,564	12,108	547,245	9
20	4/1/2014	$14,671	2,508	12,163	535,082	10
21	5/1/2014	$14,671	2,452	12,219	522,864	11
22	6/1/2014	$14,671	2,396	12,275	510,589	12	F14
23	7/1/2014	$14,671	2,340	12,331	498,258	13
24	8/1/2014	$14,671	2,284	12,388	485,870	14
25	9/1/2014	$14,671	2,227	12,444	473,426	15		To Summary
26	10/1/2014	$14,671	2,170	12,501	460,924	16		Principal pmts
27	11/1/2014	$14,671	2,113	12,559	448,366	17		7/31/2014	143,657
28	12/1/2014	$14,671	2,055	12,616	435,750	18		7/31/2015	151,760
29	1/1/2015	$14,671	1,997	12,674	423,076	19		7/31/2016	160,321
30	2/1/2015	$14,671	1,939	12,732	410,343	20		7/31/2017	169,364
31	3/1/2015	$14,671	1,881	12,791	397,553	21		7/31/2018	29,142
32	4/1/2015	$14,671	1,822	12,849	384,704	22			654,244
33	5/1/2015	$14,671	1,763	12,908	371,796	23		remaining pmts	654,244
34	6/1/2015	$14,671	1,704	12,967	358,829	24	F15	diff - s/b 0	—
35	7/1/2015	$14,671	1,645	13,027	345,802	25
36	8/1/2015	$14,671	1,585	13,086	332,716	26
37	9/1/2015	$14,671	1,525	13,146	319,569	27
38	10/1/2015	$14,671	1,465	13,207	306,363	28
39	11/1/2015	$14,671	1,404	13,267	293,096	29
40	12/1/2015	$14,671	1,343	13,328	279,768	30
41	1/1/2016	$14,671	1,282	13,389	266,379	31
42	2/1/2016	$14,671	1,221	13,450	252,928	32
43	3/1/2016	$14,671	1,159	13,512	239,416	33
44	4/1/2016	$14,671	1,097	13,574	225,842	34
45	5/1/2016	$14,671	1,035	13,636	212,206	35
46	6/1/2016	$14,671	973	13,699	198,508	36	F16
47	7/1/2016	$14,671	910	13,761	184,746	37
48	8/1/2016	$14,671	847	13,824	170,922	38
49	9/1/2016	$14,671	783	13,888	157,034	39
50	10/1/2016	$14,671	720	13,952	143,082	40
51	11/1/2016	$14,671	656	14,015	129,067	41
52	12/1/2016	$14,671	592	14,080	114,987	42
53	1/1/2017	$14,671	527	14,144	100,843	43
54	2/1/2017	$14,671	462	14,209	86,634	44
55	3/1/2017	$14,671	397	14,274	72,360	45
56	4/1/2017	$14,671	332	14,340	58,020	46
57	5/1/2017	$14,671	266	14,405	43,615	47
58	6/1/2017	$14,671	200	14,471	29,144	48	F17
59	7/1/2017	$14,671	134	14,538	14,606	49
60	8/1/2017	$14,671	67	14,604	2	50	F18
		$880,275	$112,194	$768,081

Enzo Clinical Labs

Interest on Cobas operating leases

	Portion	25%	22%	18%	15%	12%	9%	100%
	Interest	7/31/14	7/31/15	7/31/16	7/31/17	7/31/18	thereafter	TOTAL
Cobas “6”	22,338	5,553	4,837	4,081	3,281	2,679	1,907	22,338
Cobas 5	22,338	5,553	4,837	4,081	3,281	2,679	1,907	22,338
Cobas 4	21,978	5,463	4,759	4,015	3,229	2,636	1,876	21,978
Cobas 3	65,934	16,390	14,277	12,044	9,686	7,908	5,629	65,934
Cobas 2	54,945	13,658	11,897	10,037	8,071	6,590	4,691	54,945
Cobas e411 Stat	15,279	3,798	3,308	2,791	2,244	1,833	1,305	15,279
Cobas 4000 stat	14,515	3,608	3,143	2,651	2,132	1,741	1,239	14,515
	217,326	54,024	47,058	39,699	31,925	26,065	18,555	217,326

	Enzo Clinical Lasbs
	EQUIPMENT LEASE COMMITMENTS (Pending)

Vendor Name	Period Covered	Lease Type	Minimum Pymts		Instrument
					Only
Sebia		Operating	4,117	Reagent Commitment
Beckman -ACL 500		Operating	3,020	Instrument and Service	1,833
Bi Rad Phd system		Operating	1,444	Instrument and Service	997

SCHEDULE 9.14

LOANS AND INVESTMENTS

See Schedule 7.12 for Investments (holding of Subsidiaries)

SCHEDULE III

LOCKBOX INFORMATION

Credit Party	Name of Bank	Type of Account	Account Numbers
	CITIBANK
Enzo Clinical Labs, Inc.		Checking – Internet (receipts only)	6319143

		Checking (customer receipts)	20047056

		Gov’t Receipts Account	4977160196

Enzo Life Sciences, Inc.		Checking (customer receipts)	9939526735

		Lockbox (customer receipts)	9993593867

Axxora, LLC		Checking (receipts)	9948588049

		Lockbox– (receipts only – lockbox)	4970619347

	WELLS FARGO
Enzo Clinical Labs, Inc.		Government Account	4974998072

SCHEDULE IV

CREDIT AND COLLECTION POLICY

See Attached

Private pay or Patient dunning process

The Private payer or Patient dunning cycle generates invoices on day 1, 30, and 55. The billing department utilizes a SLAR pre-collection file which is generated automatically by the SLAR system once the account ages to 55 days. This file is created on a weekly basis and is sent to the PSC Info Group. Once the patient invoice ages to 95 days the account automatically transfers to the new payer “Collections” and file will be generated and placed to be distributed to the outside collection agency.

Returned Mail

Bad address or returned mail is flagged by an Entry Clerk as bad address for each applicable open invoice. On SLAR, the returned mail will be placed on a bad address payer. The bad address payer is worked by a billing representative using Search America and other web based resources. In addition, a monthly missing data report is distributed to sales and the field for collection. Once the bad address has been corrected the invoice is rebilled to regular patient invoice. When the billing department has exhausted its process of obtaining corrected addresses, it is transferred to the “collection agency” payer category and then the file is forwarded to the outside collection agency

COLLECTION SERVICES AGREEMENT

This Agreement is entered into and effective this 20th day of March 2013 by and between Vengroff Williams, Inc., hereinafter called “AGENCY” and Enzo Clinical Labs, Inc. hereinafter called “CLIENT”.

It is mutually agreed, understood and promised as follows:

1.	AGENCY will use its best efforts to effect collections of accounts referred to it by the CLIENT. AGENCY will bear all costs associated with collecting CLIENT’s delinquent accounts placed with AGENCY, except as otherwise provided herein;

2.	AGENCY will fully comply with all applicable Federal and State laws, rules, statutes, acts, decisions, and orders regulating the collection of accounts specifically including, without limitation, the Federal Fair Debt Collection Practices Act, the Federal Fair Credit Reporting Act, HIPAA, the Gramm-Leach-Bliley Financial Services Modernization Act as the same may apply (collectively referred to as “applicable laws and regulations”).

3.	AGENCY will provide Internet access to the CLIENT for use of reviewing status on accounts placed with AGENCY. CLIENT agrees that the Internet access, processes and/or information whether written or verbal provided by AGENCY is to be used solely for servicing CLIENT accounts.

4.	The parties agree that any information provided by a party is to be used solely for collecting delinquent accounts. Further, the parties agree that the transactions contemplated by the agreement shall remain confidential, and that all information and materials furnished to or obtained by a party with respect to any customer or CLIENT of a party, whether in the form of documents or otherwise, shall be held strictly confidential. Such information and materials shall be used by a party solely for the purpose of performing the services required hereunder. Accordingly, the parties agree not to disclose to any person or entity any of the terms hereof or of transactions contemplated hereby, or any customer information (including any credit information) provided by, or obtained from, and CLIENT or customer, any non-public information relating to a party or any other confidential information referred to above, except for: (i) disclosure to a parties’ counsel or any agent or advisor acting on its behalf in connection with the negotiation, execution or performance of this agreement; (ii) disclosure as may be required or requested by any governmental agency or representative thereof or pursuant to legal process; (iii) disclosure of information to report to credit bureaus; and (iv) any other disclosure with prior written consent of the respective party. Prior to any disclosure by a party permitted under clause (ii), it shall, if permitted by applicable laws or judicial order, notify the respective party of such pending disclosure. The provisions of this section shall be enforceable during the term of this agreement and for a period of twenty four (24) months after said termination for any cause.

5.	AGENCY shall charge fees of 17% on monies collected for accounts placed for collection. AGENCY shall charge fees of 50% on all secondary accounts placed for collection. AGENCY shall charge a resolution fee of 7% for (a) all accounts researched and found to be paid prior to placement (b) product returned (if applicable) pursuant to actions of AGENCY and credited to account (c) any and all credits applied to debtor account as the result of AGENCY action, unless otherwise agreed by both parties. No account will be settled without the express permission of the CLIENT or outside of provided settlement authority.

6.	AGENCY shall not institute legal proceedings in the name of the CLIENT without the expressed written authorization of the CLIENT. Once the AGENCY receives written approval for litigation, the AGENCY will bill the CLIENT the necessary court costs and/or non-contingency suit fees and once received from the CLIENT forward said fees and file to its corresponding attorney. CLIENT shall be responsible to insure that said approval to litigate a claim is timely forwarded to AGENCY in order to avoid any Statute of Limitation issues. All matters referred for litigation will be charged a flat 35% referral contingency fee plus court costs plus approved litigation/discovery costs. No litigation/discovery costs will be charged without the express approval of the CLIENT. Upon successful recovery of funds by said attorney the 35% referral fee and approved costs (if not previously paid) will be deducted from the proceeds and the net amount of the recovery will be forwarded to the CLIENT as hereinabove setforth.

7.	AGENCY will provide to the CLIENT, by the 25th of the month, a monthly statement of gross amounts collected by AGENCY during the preceding month and remittances will be forwarded on or about said date based on fees due to the CLIENT. It is agreed by the CLIENT that upon notice they will remit to AGENCY timely any funds due for services rendered.

8.	The parties agree that all payments made direct to the CLIENT concerning any account assigned to AGENCY for collection shall be verified by the CLIENT within 30 days of receipt. Verification shall be in the form of an email or other writing sufficient to inform AGENCY of check or receipt number, amount paid and date received. Requests for verification from AGENCY to the CLIENT concerning any direct payment information received from the debtor shall be responded to in writing within 72 hours of notice of said request. CLIENT agrees to pay AGENCY fees as stated above for all payments received by the CLIENT directly from the debtor. Once verified and invoiced if the CLIENT fails to pay within 30 days, it is agreed by the Parties that AGENCY

CSA 10/12/11

shall be entitled to deduct verified direct payments from funds being held on behalf of CLIENT prior to remittance of the balance of any funds collected.

9.	CLIENT will pay AGENCY invoices for approved services rendered, direct pays and/or costs advanced within fifteen (15) days from the date of invoice. AGENCY will charge CLIENT late fees of 18% per annum on fees due after thirty (30) days if funds not available for netting.

10.	In the event CLIENT fails to timely remit approved costs and/or fees due on direct payments received by the CLIENT, it is agreed by the parties that after 90 days from the date of the invoice for said costs/fees, AGENCY shall deduct said costs/fees from current funds collected and remit net collections until costs/fees owed are paid in full. This provision notwithstanding, the balance due shall remain immediately due and owing and subject to interest accrual pursuant to the terms of this agreement. The application of this remedy does not preclude AGENCY from availing itself of other contractual remedies allowed by law including but not limited to legal action to collect the balance due.

11.	It is understood by the parties that some jurisdictions including but not necessarily limited to Hawaii, New Mexico, West Virginia, Connecticut, Pennsylvania, Washington, South Dakota, New York and Texas require the payment of sales and/or a service tax based on consumer/debtor collections form that state. AGENCY may upon the request of the CLIENT pay any sales or service taxes for and on behalf of the CLIENT in the jurisdictions which require payment of the same based on remittances received. Said taxes shall ultimately be the sole responsibility of the CLIENT and will be deducted from gross remittances received or invoiced directly to the CLIENT as appropriate with payment terms as setforth herein. CLIENT will advise AGENCY if said taxes are to be paid directly by the CLIENT and provide appropriate documentation to confirm the same to said AGENCY. If said taxes are paid directly by the CLIENT, the CLIENT will save and hold harmless the AGENCY from any liability and/or payment of the same. If CLIENT provides proof of tax exemption as outlined by the appropriate State statute AGENCY will not collect nor remit State tax.

12.	This Agreement may be terminated at the option of either party by written notice given at least thirty (30) days prior to the date of termination. CLIENT may withdraw collection accounts from AGENCY without payment of fees at any time with 24 hours’ notice except under the following terms and conditions, to-wit:
a.	Account has been referred for legal action with CLIENT approval;
b.	A promise to pay has been received by AGENCY and said payment is expected within the next 90 days;
c.	A payment has been received by the AGENCY within the last 60 days;
d.	CLIENT has received a direct payment within the last 3 months;

13.	AGENCY will not accept files involving a debtor bankruptcy. If CLIENT has knowledge of a pending bankruptcy it is requested that the file not be forwarded to the AGENCY for collection. In the event debtor files bankruptcy during the collection process the party receiving notice of said bankruptcy shall immediately notify the other respective party of said filing. In the event a bankruptcy is filed and CLIENT requests AGENCY to file a Proof of Claim and monitor the bankruptcy AGENCY will charge an additional fee of $150.00 for said service.

14.	AGENCY will not accept files involving a debtor cease and desist notice. If CLIENT has knowledge of a pending cease and desist notice it is requested that the file not be forwarded to the AGENCY for collection.

15.	AGENCY agrees to indemnify CLIENT, it affiliates, and their respective directors, officers, employees, agents, counsel and advisors (each an “Indemnified Person”) against and hold each of them harmless from any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including without limitation attorney’s fee), (collectively, “Claims”), which may be suffered by, or imposed on, incurred by or asserted against, any Indemnified Person, relating to or in respect of (a) any breach or non-compliance by AGENCY with any representation, warranty or other obligation of AGENCY under or with respect to this agreement (including and third party claim arising out of or resulting from such breach or non-compliance), or (b) any non-compliance in AGENCY’s collection policies or practices or with applicable laws and regulations. The sole maximum liability of the AGENCY shall be the sum of $5,000.00 of amounts collected on behalf of the CLIENT for the preceding 12 months whichever is the lesser.

16.	CLIENT agrees to indemnify AGENCY, its affiliates, and their respective directors, officers, employees, agents, counsel and advisors (each an “Indemnified Person”) against and hold each of them harmless from any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including without limitation attorney’s fees), (collectively, “Claims”), which may be suffered by, or imposed on, incurred by or asserted against, any Indemnified Person, relating to or in respect of (a) any breach or non-compliance by CLIENT with any representation, warranty or other obligation of CLIENT under or with respect to this agreement (including any third party claim arising out of or resulting from such breach or non-compliance), or (b) any non-compliance in CLIENT’s reporting of debtor and/or credit information used for collection purposes or reported to credit bureaus, or (c) any breach or non-compliance by CLIENT with applicable laws and regulations. The sole maximum liability of the CLIENT shall be the sum of $5,000.00 or amounts collected on behalf of the CLIENT for the preceding 12 months whichever is the lesser.

17.	CLIENT agrees to follow the guidelines of the Fair Debt Collections Practices Act (FDCPA) and the Fair Credit Reporting Act (FCRA) in regards to accurate and timely reporting of customer balances and payment history. CLIENT shall indemnify AGENCY for any erroneous or

CSA 10/11/11

untimely updating of customers account to the corresponding credit bureau. CLIENT shall instruct AGENCY, in writing, if they wish to have AGENCY report to a credit bureau.

18.	CLIENT agrees that it, its agents, subsidiaries, and employees will not solicit or attempt to solicit an employment agreement of any kind with persons associated with AGENCY. The term “Persons associated with AGENCY” includes, but is not limited to: collectors, managers, salespeople, customer service personnel, and support staff which have an existing employment relationship with AGENCY, and receive compensation based on that relationship. In the event that CLIENT hires an employee of AGENCY without prior written consent from the President of the AGENCY, CLIENT agrees to pay AGENCY a sum equivalent to three years annual salary for the employee at their pay rate on the date of hire with CLIENT. The parties to this agreement acknowledge that the actual damages attributable to this breach would be difficult to calculate exactly, and agree that this is a reasonable sum to approximate the actual losses suffered by AGENCY in the event that said employee is hired by CLIENT. It is agreed by the Parties that this agreement shall remain in full force until said time as this contract is terminated and then for a period of twelve (12) months thereafter.

19.	The relationship created by this Agreement is solely that of an independent contractor. This Agreement does not create any form of partnership, joint venture, or other similar business relationship between the parties. AGENCY will use its own name in all communications with CLIENT’S customers, debtors and/or third parties and will not hold itself out as doing business under the name of the CLIENT. AGENCY shall have no authority to bind CLIENT except as contained herein.

20.	If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court of law to be void or unenforceable in whole or in part, the adjudication shall not be deemed to affect the validity of the remainder of the Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph, and subparagraph of this Agreement is declared to be separable from every other provision, paragraph, and subparagraph and constitutes a separate and distinct covenant.

21.	All terms contained in this agreement shall continue in full force and effect for the term of this Agreement and for a period of twelve (12) months after said agreement is terminated for any cause. The longer terms as contained in paragraph 4 above shall extend this time requirement as it pertains to Confidentiality protection and/or issues.

22.	Notice pursuant to this agreement shall be sent to the signatories at the addresses as shown below.

23.	Neither party shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control including, but not limited to Acts of God, Government restrictions (including the denial or cancellation of any export or other necessary license), wars, insurrections and/or any other cause beyond the reasonable control of the party whose performance is affected.

24.	This represents the entire Agreement among the parties. There are no other agreements, promises, or undertakings between the parties except as specifically set forth herein. No alterations, changes, modifications, or amendments shall be made to this Agreement, except in writing and signed by the parties hereto.

In witness thereof, the parties have executed this Agreement in duplicate and stipulate that each has the authority to bind their respective companies to this agreement.

Dated: May 30, 2013	Dated: ____________

Vengroff Williams, Inc. By:	Enzo Clinical Labs, Inc. By:

Signature	Signature	Title
Kristy L. Carino
380 Townline Rd.	Printed Name
Hauppauge, NY 19788
Phone: 631-757-5100
Fax: 631-670-2280

CSA 10/11/11

SCHEDULE V

PERMITTED DEBT

NONE